                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  GO2NET, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value

   2) Aggregate number of securities to which transaction applies: 1,250,000 shares

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $29.625

   4) Proposed maximum aggregate value of transaction:  $37,031,250.00

   5) Total fee paid:  $7,406.25

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                  GO2NET, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The Special Meeting of the Stockholders of go2net, Inc. will be held on Monday, June 22, 1998, at 11:00 a.m., Local Time, at First Interstate Center, 999 Third Avenue, 40th Floor Conference Room, Seattle, Washington, for the following purposes:

     1. To consider and act upon a proposal to approve the merger of Silicon Acquisition Corp., a Delaware corporation and wholly owned subsidiary of go2net, Inc., with and into Silicon Investor, Inc., a Delaware corporation, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated April 22, 1998, as more fully described in the accompanying Proxy Statement. A copy of the Agreement and Plan of Merger is attached as Appendix A to the accompanying Proxy Statement.

     2. To consider and act upon a proposal to ratify, confirm and approve an amendment to the go2net, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of go2net Common Stock $.01 par value per share from 9,000,000 to 50,000,000.

     3. To consider and act upon a proposal to ratify, confirm and approve an amendment to the go2net, Inc. 1996 Stock Option Plan to increase the number of shares reserved for grant thereunder from 1,500,000 to 2,500,000.

     4. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on Friday, May 8, 1998 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          ETHAN CALDWELL
                                          Secretary

Seattle, Washington
May 26, 1998

                                  GO2NET, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of go2net, Inc., a Delaware corporation ("go2net" or the "Company") in connection with the solicitation of proxies by the Board of Directors of go2net for use at the Special Meeting of Stockholders to be held on Monday, June 22, 1998, at the time and place set forth in the notice of the meeting, and at any adjournments thereof (the "Special Meeting"). The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is May 26, 1998. At the Special Meeting, go2net stockholders will consider and vote upon proposals to approve the merger (the "Merger") of Silicon Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition") with and into Silicon Investor, Inc., a Delaware corporation ("SI" or "Silicon Investor"), in accordance with the terms of the Agreement and Plan of Merger, dated April 22, 1998 (the "Merger Agreement"), pursuant to which the Company will issue an aggregate of 1,250,000 shares of go2net Common Stock, $.01 par value per share (the "go2net Common Stock"), and options to purchase go2net Common Stock to the holders of the Common Stock of SI and the holders of options to acquire shares of SI (the "Stock Issuance"); to approve an amendment to the go2net Restated Certificate of Incorporation to increase the number of authorized shares; to approve an amendment to the go2net, Inc. 1996 Stock Option Plan to increase the number of shares reserved for grant thereunder; and such other business as may come before the meeting or any adjournments or postponements thereof.

     As a result of the Merger, if go2net stockholder approval is obtained, SI will become a wholly owned subsidiary of go2net, and the former stockholders of SI will hold approximately 21.5% of the issued and outstanding shares of go2net common stock.

                                PROXY STATEMENT
                            ------------------------

                             AVAILABLE INFORMATION

     go2net is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by go2net with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. go2net Common Stock is quoted on the Nasdaq SmallCap Market. Reports and other information concerning go2net can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GO2NET OR SI AT ANY TIME SUBSEQUENT TO THE DATE OF THIS PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
GENERAL INFORMATION.........................................
AVAILABLE INFORMATION.......................................       i
SUMMARY.....................................................       1
SPECIAL MEETING OF STOCKHOLDERS.............................       5
  Date, Time and Place of Meeting...........................       5
  Matters to be Considered at Special Meeting...............       5
  Outstanding Securities, Quorum and Vote Required..........       5
  Revocability of Proxies...................................       5
  Cost of Solicitation of Proxies...........................       6
  Record Date and Voting Securities.........................       6
  No Dissenters' Rights.....................................       6
RISK FACTORS................................................       7
SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION.....      17
  Selected go2net Historical Financial Data.................      17
  Selected SI Historical Financial Data.....................      18
  Unaudited Pro Forma Condensed Combined Financial
     Statements.............................................      19
COMPARATIVE PER SHARE DATA..................................      26
MARKET AND PRICE DATA.......................................      27
DIVIDEND POLICY.............................................      27
THE AGREEMENT AND PLAN OF MERGER............................      28
  General...................................................      28
  Filing Date of the Merger.................................      28
  Merger Consideration......................................      28
  Conversion and Exchange of Share Certificates.............      28
  Background of the Merger..................................      29
  go2net Financial Advisor..................................      29
  Reasons for the Merger; Recommendations of Board of
     Directors of go2net....................................      31
  Voting Agreements.........................................      32
  Interests of Certain Persons in the Merger................      32
  Registration and Quotation................................      33
  The Merger Agreement......................................      33
  Accounting Treatment......................................      35
  Certain Federal Income Tax Consequences...................      35
  Regulatory Approvals......................................      35
  Rights of Dissenting Stockholders.........................      35
APPROVAL OF AMENDMENT OF GO2NET, INC. 1996 STOCK OPTION
  PLAN......................................................      36
APPROVAL OF AMENDMENT OF GO2NET, INC. RESTATED CERTIFICATE
  OF INCORPORATION..........................................      39

                                                                PAGE
                                                                ----
INFORMATION CONCERNING GO2NET...............................      40
  Company Overview..........................................      40
  Industry Background.......................................      40
  Strategy..................................................      42
  Products..................................................      43
  Strategic Relationships...................................      43
  Revenue Sources...........................................      44
  Advertising Sales.........................................      44
  Marketing.................................................      45
  Research and Development..................................      46
  Competition...............................................      46
  Employees.................................................      47
  Intellectual Property.....................................      47
  MetaCrawler License Agreement.............................      48
  PlaySite Acquisition......................................      49
  Silicon Investor Acquisition..............................      49
  Government Regulations....................................      49
  Properties................................................      49
  Legal Proceedings.........................................      50
  go2net Management's Discussion and Analysis of Financial
     Condition and Results of Operations....................      51
  go2net Management.........................................      55
  Executive Officers........................................      55
  Executive Compensation....................................      56
  Security Ownership of Certain Beneficial Owners and
     Management.............................................      58
  Compensation Committee Interlocks and Insider
     Participation..........................................      61
  Description of go2net Capital Stock.......................      62
INFORMATION CONCERNING SI...................................      64
  SI Overview...............................................      64
  Technology................................................      64
  Strategy..................................................      64
  Strategic Relationships...................................      65
  Revenue Sources...........................................      65
  Competition...............................................      65
  Employees.................................................      65
  Intellectual Property.....................................      65
  Government Regulation.....................................      66
  SI Management's Discussion and Analysis of Financial
     Condition and Results of Operations....................      67
OTHER MATTERS...............................................      71
INDEX TO FINANCIAL STATEMENTS...............................     F-1
FINANCIAL STATEMENTS OF GO2NET, INC.........................     F-2
FINANCIAL STATEMENTS OF SI..................................    F-18
APPENDICES
  Appendix A Agreement and Plan of Merger...................     A-1
  Appendix B Fairness Option................................     B-1
  Appendix C Form of Amended Article Fourth of Restated
     Certificate of Incorporation...........................     C-1

                                    SUMMARY

THE COMPANIES

     go2net. go2net, Inc., a Delaware corporation, go2net <URL: http://www.go2net.com/> is an interactive technology company that operates a group of Web sites and develops software. MetaCrawler <URL: http://www.metacrawler.com/> is a search/index guide that combines various existing search/index guides into one guide (a "metasearch engine"); PlaySite
<URL: http://www.playsite.com/> is a Java-based multi-user games network; and
StockSite <URL: http://www.stocksite.com/>offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance. The Company focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings. The principal executive offices of go2net are located at 999 Third Avenue, Suite 4700, Seattle, Washington 98104, (206) 447-1595.

     Acquisition. Acquisition is a newly formed Delaware corporation and a wholly-owned subsidiary of go2net. The principal executive offices of Acquisition are located at 999 Third Avenue, Suite 4700, Seattle, Washington 98104, (206) 447-1595.

     Silicon Investor.  Silicon Investor, Inc., a Delaware corporation,
<URL:http://www.techstocks.com/>, operates a site on the Web focused on personal finance. SI's primary focus is its discussion community which currently has over 4,000,000 messages in its database. SI was co-founded by Brad and Jeff Dryer in August 1995 and has since attracted over 60,000 subscribers who have in certain cases paid a lifetime membership fee to participate in SI's financial discussions. In April 1997, SI established a subscription fee structure for charging an initial subscription fee for a lifetime membership. The initial subscription fee was originally set at $45 per user and was raised over the next 12 months to the current $125 subscription rate. The principal executive offices of SI are located at 7223 West 95th Street, Overland Park, Kansas 66212.

THE MEETING

     The Special Meeting will be held on Monday, June 22, 1998, at 11:00 a.m., Local Time, at First Interstate Center, 999 Third Avenue, 40th Floor Conference Room, Seattle, Washington for the purpose of considering and voting upon a proposal to approve the merger of Acquisition with and into Silicon Investor in accordance with the terms of the Merger Agreement pursuant to which the Company will issue 1,238,043 shares of go2net Common Stock to the holders of the Common Stock of SI and will assume options to purchase 11,957 shares of go2net Common Stock to the holders of options to acquire shares of SI Common Stock; to approve an amendment to the go2net Restated Certificate of Incorporation to increase the number of authorized shares; to approve an amendment to the go2net, Inc. 1996 Stock Option Plan to increase the number of shares reserved for grant thereunder; and to conduct such other business as may come before the meeting or any adjournments or postponements thereof. Only holders of record of go2net Common Stock at the close of business on May 8, 1998 will be entitled to vote at the Special Meeting. As of May 8, 1998, there were 4,513,550 shares of go2net Common Stock issued and outstanding, all of which are entitled to vote. Approval of the Merger, the amendment to the go2net Restated Certificate of Incorporation and the amendment to increase in the number of shares reserved for grant under the go2net, Inc. 1996 Stock Option Plan each require the affirmative vote of the holders of at least a majority of the outstanding shares of go2net Common Stock present, in person or by proxy, at the stockholders meeting, assuming a quorum is present at the Special Meeting. See "The Agreement and Plan of Merger."

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors of go2net, by the unanimous vote of the Directors present at the meeting at which the Merger Agreement was voted upon by the Board, has approved the Merger Agreement and has adopted resolutions recommending that the stockholders vote "FOR" approval of the Merger. The Directors believe that the Merger is in the best interests of go2net and its stockholders. The actions and recommendations of the Board of Directors in connection with the Merger are based upon a number of factors discussed in this Proxy Statement. See "The Agreement and Plan of Merger -- Background of the Merger."

FAIRNESS OPINION

     Tucker Anthony, Inc. has rendered its written opinion to go2net to the effect that the Exchange Ratio to be paid to the stockholders of SI pursuant to the Merger Agreement is fair, from a financial point of view, to go2net. A copy of such opinion is attached as Appendix B to this Proxy Statement. See "go2net Financial Advisor."

PRINCIPAL TERMS OF THE MERGER

  General

     On April 22, 1998, go2net and SI entered into the Merger Agreement, in which the parties set forth the terms and conditions of the merger of Acquisition with and into SI. A copy of the Merger Agreement is included in this Proxy Statement as Appendix A.

     By virtue of the Merger, and without any action on the part of the holders of such securities, all of the issued and outstanding shares of SI Common Stock and the shares issuable on the exercise of options to acquire Common Stock of SI (the "SI Securities") immediately prior to the date of the Merger automatically will be converted into and exchanged for the right to receive in the aggregate the Merger Consideration, consisting of shares of go2net Common Stock and options to purchase go2net Common Stock described below. Each holder of SI Common Stock will have the right to receive a percentage of such shares of go2net Common Stock equal to the percentage of SI Securities owned by such security holder immediately prior to the date on which the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Filing Date"). At the same time, Acquisition will be merged with and into SI, which will be the surviving corporation. See "The Agreement and Plan of Merger -- Merger Consideration."

  Merger Consideration

     As a result of the Merger, on the Filing Date the outstanding 10,353,992 shares of SI Common Stock (other than SI Dissenting Shares) and stock options to acquire 100,000 shares of SI Common Stock will be converted into and exchanged for the right to receive a pro rata share of the Merger Consideration.

     The Merger Consideration will consist of 1,238,043 shares of newly issued go2net Common Stock and 11,957 shares of go2net Common Stock issuable upon the exercise of assumed options to purchase go2net Common Stock.

     The shares of Acquisition Common Stock, $.01 par value, issued and outstanding immediately prior to the Filing Date, by virtue of the Merger and without any action on the part of the holder of such shares, shall be converted into and exchanged for all of the issued and outstanding fully paid and nonassessable shares of SI Common Stock.

  Options

     Options to purchase 100,000 shares of SI Common Stock will be assumed by go2net and will become options to purchase 11,957 shares of go2net Common Stock.

VOTING AGREEMENTS

     In connection with the execution of the Merger Agreement, the directors, executive officers and certain other affiliates of go2net, who together own approximately 44% of the go2net Common Stock, each agreed to vote all shares of go2net Common Stock held by such holders in favor of the Merger. In connection with the execution of the Merger Agreement, the directors of SI and certain other stockholders, who together own 94.7% of the SI Common Stock, each agreed to vote all shares of SI Common Stock held by such holders in favor of the Merger. Such agreements are not intended to prohibit any stockholder who is also a director from acting in accordance with the stockholder's respective fiduciary duty as a director of go2net. The voting agreements terminate upon the earliest to occur of the consummation of the Merger, the termination of the Merger Agreement in accordance with its terms or July 31, 1998.

REGISTRATION AND QUOTATION

     go2net has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") to permit the resale of the shares of go2net Common Stock issued in the Merger, and the Company will take all actions necessary to register or qualify such shares under state blue sky or securities laws in connection with the issuance of such shares pursuant to the Merger. go2net estimates that this Registration Statement will be filed within 90 days of the closing of the Merger. Additionally, go2net has granted piggyback registration rights to the holders of SI Securities for three years following the Filing Date. Such registration rights are subject to certain limitations set forth in the Merger Agreement.

     go2net has agreed to register the shares of go2net Common Stock issuable upon exercise of SI stock options assumed by the Company on a Registration Statement on Form S-8 to be filed with the Commission under the Securities Act.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     The obligations of go2net, Acquisition and SI are subject to the satisfaction or waiver of certain customary and other conditions, including but not limited to the following: (a) the accuracy of the representations and warranties contained in the Merger Agreement, (b) the performance of all obligations under the Merger Agreement, (c) the receipt of necessary corporate approval and (d) the receipt of all required approvals, authorizations and consents form governmental and regulatory authorities.

TERMINATION, WAIVER AND AMENDMENT

     The Merger Agreement may be terminated at any time prior to the Filing
Date:

          (a) by the mutual written consent of the Company and SI;

          (b) by either the Company or the SI

             (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated thereby and all appeals and means of appeal therefrom have been exhausted; or

             (ii) if the Filing Date does not occur on or before July 31, 1998;
        or

             (iii) if the stockholders of go2net fail to approve the Merger (unless the failure to obtain such approval results from any breach of the Merger Agreement by go2net or the breach of the go2net Voting Agreement).

          (c) by the Company or SI if any of the conditions precedent to the consummation of the Merger have not been met or waived prior to such time as such condition can no longer be satisfied.

FEES AND EXPENSES

     In the event the Filing Date does not occur on or before July 31, 1998, primarily as a result of the breach of the Merger Agreement or as a result of the failure of the stockholders of SI or go2net to approve the Merger, and either SI or go2net elects to terminate the Merger Agreement, the party who has breached the Merger Agreement or whose stockholders have not approved the Merger will pay to the other party a break-up fee of $500,000, without limiting any other rights of such party under the Merger Agreement or otherwise.

INDEMNIFICATION

     Under the Merger Agreement, the holders of SI Securities have agreed to indemnify, and hold the Company harmless from, losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of SI or the holders of SI Securities which is contained in the Merger Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of SI (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the holders of SI Securities which are contained in or made pursuant to the terms and conditions of the Merger Agreement or the Letter of Transmittal.

     To secure the Company against any losses sustained as set forth above, 7 1/2% of the shares constituting the Merger Consideration (the "Escrow Shares") will be delivered to U.S. Bank, as escrow agent (the "Escrow Agent") to be held for a period ending on the earlier of (i) the date go2net has received a signed opinion from its independent auditors certifying the financial statements for go2net and its subsidiaries for the fiscal year ending September 30, 1998 in connection with their completion of the audit of such financial statements or
(ii) December 31, 1998, except that Escrow Shares may be withheld after such date to satisfy claims for indemnification which are the subject to a claims notice delivered prior to that date.

ACCOUNTING TREATMENT

     It is intended that the Merger will be treated as a pooling-of-interests combination under generally accepted accounting principles. It is a condition to the obligation of go2net to consummate the Merger that go2net receive, on the closing date under the Merger Agreement, a letter from its independent auditors, Ernst & Young LLP, that such firm concurs with go2net's management and SI's management that, under generally accepted accounting principles, the Merger will qualify as a pooling-of-interests transaction. As a result of pooling-of-interests accounting, the consolidated financial statements of go2net after the Merger will combine the accounts of SI with those of go2net. See "go2net and SI Unaudited Pro Forma Condensed Combined Financial Statements" included on pages 19 to 26 hereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

REGULATORY APPROVALS

     Certain federal or state regulatory approvals are required and must be complied with, in order to effect the Merger including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

RIGHTS OF DISSENTING STOCKHOLDERS

     go2net Stockholders. Under the DGCL, the holders of go2net Common Stock are not entitled to demand appraisal of, or payment for their shares as a result of the Merger or the issuance of shares of go2net Common Stock in connection with the Merger.

     SI Stockholders. If the Merger is consummated, any holder of shares of SI Common Stock outstanding who does not vote such shares in favor of such Merger and fully complies with all applicable provisions of Section 262 of the DGCL in entitled to require go2net to purchase such shares (any and all of such shares being referred to in this Proxy Statement as the "SI Dissenting Shares") for cash.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF GO2NET

     The Board of Directors of the Company has approved the Merger Agreement and believes that the Merger is in the best interests of the Company and its stockholders. THE GO2NET BOARD HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE HOLDERS OF GO2NET COMMON STOCK VOTE "FOR" THE APPROVAL OF THE MERGER. For a discussion of the factors considered by the go2net Board in reaching its decision, see "The Agreement and Plan of Merger -- Reasons for the Merger; Recommendations of the Board of Directors of go2net."

                        SPECIAL MEETING OF STOCKHOLDERS

DATE, TIME AND PLACE OF MEETING

     This Proxy Statement is furnished to the stockholders of go2net, Inc., a Delaware corporation in connection with the solicitation of proxies by the Board of Directors of go2net for use at the Special Meeting of Stockholders to be held on Monday, June 22, 1998, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is May 26, 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, go2net stockholders will consider and vote upon a proposal to approve the merger of Silicon Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company with and into Silicon Investor, Inc., a Delaware corporation, in accordance with the terms of the Merger Agreement, pursuant to which the Company will issue 1,238,043 shares of go2net Common Stock to the holders of the Common Stock of SI and options to purchase 11,957 shares of go2net Common Stock to the holders of options to acquire shares of SI Common Stock; to approve an amendment to the go2net Restated Certificate of Incorporation to increase the number of authorized shares; to approve an amendment to the go2net, Inc. 1996 Stock Option Plan to increase the number of shares reserved for grant thereunder; and such other business as may come before the meeting or any adjournments or postponements thereof.

     As a result of the Merger, if go2net stockholder approval is obtained, SI will become a wholly owned subsidiary of go2net, and the former stockholders of SI will hold approximately 21.5% of the issued and outstanding shares of go2net common stock.

     The Stock Issuance is being submitted to the stockholders for approval in accordance with go2net's listing agreement with the Nasdaq SmallCap Market, Inc. ("Nasdaq") and the by-laws of the National Association of Securities Dealers, Inc.

     THE BOARD OF DIRECTORS OF GO2NET RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER, INCREASE OF AUTHORIZED SHARES OF COMMON STOCK AND INCREASE IN THE NUMBER OF SHARES RESERVED FOR GRANT UNDER THE GO2NET, INC. 1996 STOCK OPTION PLAN.

OUTSTANDING SECURITIES, QUORUM AND VOTE REQUIRED

     There were issued and outstanding 4,513,550 shares of go2net Common Stock on the Record Date. Each holder of go2net Common Stock will be entitled to one vote, in person or by proxy, for each share standing in his or her names on the books of the Company on the Record Date on any matter submitted to a vote of the stockholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Special Meeting. Approval of the Stock Issuance, the amendment to the go2net Restated Certificate of Incorporation and the amendment to increase in the number of shares reserved for grant under the go2net, Inc. 1996 Stock Option Plan each require the affirmative vote of the holders of at least a majority of the outstanding shares of go2net Common Stock present, in person or by proxy, at the stockholders meeting, provided a quorum is present at the Special Meeting. The directors, executive officers and certain other affiliates of the Company, owning approximately 44% of the outstanding shares of Common Stock, have agreed to vote all shares held by them in favor of the Merger.

REVOCABILITY OF PROXIES

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholders. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

COST OF SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on May 8, 1998 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 4,513,550 shares of go2net Common Stock. Each outstanding share of the go2net Common Stock entitles the record holder to one vote. All votes will be tabulated by employees of Continental Stock Transfer Corporation, the Company's transfer agent for the go2net Common Stock, who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

NO DISSENTERS' RIGHTS

     Holders of go2net Common Stock will not have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Special Meeting. Holders of SI Securities may, under certain circumstances and by following prescribed statutory procedures, exercise dissenters' rights to receive cash for their shares. See "The Agreement and Plan of Merger -- Rights of Dissenting Stockholders."

     The Company's principal executive offices are located at 999 Third Avenue, Suite 4700, Seattle, Washington 98104, (206) 447-1595.

                                  RISK FACTORS

     THE MATTERS DISCUSSED IN THIS PROXY STATEMENT CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THIS SECTION AND ELSEWHERE IN THIS PROXY STATEMENT.

     Extremely Limited Operating History; Accumulated Deficit; Anticipated Losses. The Company was incorporated in February 1996 and for the period from inception to March 31, 1998 generated only $1,188,925 in revenues. The Company has an extremely limited operating history upon which an evaluation of the Company and its prospects can be based. The Company anticipates that advertising revenues from the Company's Internet sites will constitute substantially all of the Company's revenues, if any, during the foreseeable future. Since the Company anticipates that its operations will incur significant operating losses for the foreseeable future, the Company believes that its success will depend upon its ability to obtain revenues from advertising on its Internet sites, which cannot be assured. The Company's ability to generate revenues is subject to substantial uncertainty. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by start-up companies in general, and specifically with respect to the new and rapidly evolving market for Internet-based products and services. To address these risks, the Company must, among other things, effectively establish, develop and maintain relationships with advertising customers, advertising agencies and other third parties, provide original and compelling products and services to Internet users, develop and upgrade its technology, effectively respond to competitive developments, attract new qualified personnel and retain existing qualified personnel. There can be no assurance that the Company will succeed in addressing such risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results. Additionally, the Company's lack of an extensive operating history makes prediction of future operating results difficult. Accordingly, there can be no assurance that the Company will be able to generate significant revenues or that the Company will achieve, or maintain, profitability or generate revenues from operations in the future. Since inception, the Company has incurred significant losses and, as of March 31,1998, had an accumulated deficit of $3,147,413. The Company currently intends to increase substantially its operating expenses in order to, among other things, expand and improve its Internet operations, fund increased advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, products and services. The Company expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future.

     Unpredictability of Future Revenues; Potential Fluctuations in Quarterly Operating Results. As a result of the Company's extremely limited operating history and the emerging nature of the Internet, including Internet-based advertising, subscription services and electronic commerce, the Company is unable to forecast its expenses and revenues accurately. The Company believes that due primarily to the relatively brief time the Internet has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of Internet-based product and/or service business. The Company's current and future estimated expense levels are based largely on its estimates of future revenues and may increase because many of its significant operating expenses are either fixed, such as rent for office space, or subject to likely increases. Few, if any, of the Company's operating expenses can be quickly or easily reduced, such as the laying off of personnel, in a manner which would not cause a material adverse effect to the Company's business, financial condition and operating results. In addition, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected expenditures; and a shortfall in actual revenues as compared to estimated revenues would have an immediate material adverse effect on the Company's business, financial condition and operating results.

     The Company's quarterly operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of the Company's control. For example, the Company believes that advertising sales in traditional media are generally lower in the first and third calendar quarters of each year than in the second and fourth quarters and that advertising expenditures fluctuate significantly with economic cycles. Depending on the extent to which the Internet is accepted as an advertising medium, seasonality and cyclicality in the level of advertising expenditures generally could become more pronounced for Internet-based advertising. Seasonality and cyclicality in advertising expenditures generally, or with respect to Internet-based advertising specifically, could have a material adverse effect on the Company's business, financial condition and operating results. Other factors that may adversely affect the Company's quarterly operating results include the level of use of the Internet, demand for advertising, seasonal trends in both Internet use and advertising placements, the addition or loss of advertisers, advertising budgeting cycles of individual advertisers, the level of use of the Company's Internet sites, the amount and timing of capital expenditures and other costs relating to the development, operation and expansion of the Company's Internet operations, the introduction of new Internet sites, products and services by the Company or its competitors, price competition or pricing changes in the industry, technical difficulties or system failures, general economic conditions and economic conditions specific to the Internet and Internet media. In seeking to effectively execute its operating strategy, the Company may elect from time to time to make certain advertising and marketing or acquisition decisions that could have a material adverse effect on the Company's business, financial condition and operating results. The Company believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarters, the Company's operating results may be below the expectations of public market analysts and stockholders. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

     Dependence on Advertising Revenues. The Company expects to derive substantially all of its revenues in the foreseeable future from the sale of advertising on its Internet sites. For the period from inception (February 1996) to March 31, 1998, the Company generated only $1,188,925 in revenues. Many of the Company's relationships with advertisers are terminable within a short period of time. Consequently, the Company's advertising customers may move their advertising to competing Internet sites, or from the Internet to traditional media, quickly and at relatively low costs, thereby increasing the Company's exposure to competing pressures and fluctuations in revenues and operating results. In selling Internet-based advertising, the Company will likely depend on advertising agencies, which exercise substantial control over the placement of advertising for their clients. The Company's success will depend on its ability to convince advertisers and advertising agencies of the benefits of advertising on the Company's Internet sites, and on its ability to retain, broaden and diversify its future base of advertising customers. In order to generate significant advertising revenues, the Company will depend on the development of a larger base of users of the Company's Internet sites possessing demographic characteristics attractive to advertisers. If the Company is unable to attract and retain paying advertising customers or is forced to offer lower than anticipated advertising rates in order to attract and/or retain advertising customers, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

     Uncertain Acceptance of the Internet as an Advertising Medium; Lack of Measurement Standards. Use of the Internet by consumers is at a very early stage of development and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. The Company believes that its success depends upon its ability to obtain significant revenues from its Internet operations, which will require the development and acceptance of the Internet as an advertising medium. The Company believes that most advertisers and advertising agencies have limited experience with the Internet as an advertising medium and neither advertisers nor advertising agencies have devoted a significant portion of their advertising budgets to Internet-related advertising to date. In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to the Company's Internet sites. There can be no assurance that advertisers or advertising agencies will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, or if so persuaded or able, that they will find Internet-based advertising to be more effective than advertising in traditional media such as television, print or radio, or in any event decide to advertise on the Company's Internet sites. Moreover, there can be no assurance that the Internet advertising market will develop as an attractive and sustainable medium, that the Company will achieve market acceptance of its products or that the Company will be able to execute its business strategy successfully.

     Acceptance of the Internet among advertisers and advertising agencies will also depend on the level of use of the Internet by consumers, which is highly uncertain, and on the acceptance of the alternative new model of conducting business and exchanging information presented by the Internet. Advertisers and advertising agencies that have invested resources in traditional methods of advertising may be reluctant to modify their media buying behavior or their systems and infrastructure to use Internet-based advertising. Furthermore, no standards to measure the effectiveness of Internet-based advertising have yet gained widespread acceptance, and there can be no assurance that such standards will be adopted or adopted broadly enough to support widespread acceptance of Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

     Uncertain Acceptance of the Company's Internet Products and Services. The Company's commercial viability depends in large part upon its ability to develop and provide on the Internet original and compelling products and services that will successfully attract and retain users with demographic characteristics valuable to the various advertisers and advertising agencies the Company is targeting and, in the future, to charge users a subscription fee for access to certain portions of such products and services. There can be no assurance that the Company's products and services will be attractive enough to a sufficient number of Internet users to generate advertising revenues or to allow the charging of a subscription fee for certain portions thereof. There also can be no assurance that the Company will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of users to its Internet sites within the demographics desirable to advertisers and advertising agencies or those users who are otherwise willing to pay to access certain portions of the Company's products and services. Internet users can freely navigate and instantly switch among a large number of Internet sites, many of which offer competitive products and services, making it difficult for the Company to distinguish its product offerings and attract users. In addition, many other Internet sites offer very specific, highly targeted products and services that may have greater appeal than the products and services offered on the Company's Internet sites. In addition, users of the Internet who do not use the most recent browser or operating platform software will have greater difficulty in accessing and navigating the Company's Internet sites than would users who use the most recent versions of such software. Such difficulty could cause Internet users to cease using the Company's Internet sites. If the Company is unable to develop original and compelling Internet-based products and services in a manner that allows it to attract, retain and expand a loyal user base desirable to advertisers and advertising agencies or Internet users who are willing to pay to access certain portions of such Internet-based products and services, then the Company will be unable to generate sufficient advertising or subscription revenues, and its business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

     Competition. The Company competes with other Internet sites for the time and attention of consumers and for advertising and subscription revenues. Competition among Internet sites is intense and is expected to increase significantly in the future. The Company's Internet sites compete against a variety of companies that provide similar offerings through one or more media, such as print, radio, television and the Internet. To compete successfully, the Company must develop and deliver popular, original, entertaining, informative and compelling product offerings to attract Internet users and to support advertising and, in the future, subscription fees. In the Company's areas of focus of search, games, and business and finance, in addition to competing with numerous newspapers, magazines, television programs and radio broadcasts that cover the same material, the Company competes with various companies and Internet sites, such as Starwave Corporation, Microsoft Corporation, c/net, Inc., America OnLine, Inc., MGM Interactive, Inc., CompuServe, Inc., Prodigy Services Co., Excite, Inc., Infoseek Corporation, Lycos, Inc., Netscape Communications Corporation, Time Warner, Inc., PointCast Incorporated, SOFTBANK Corporation, Yahoo! Inc., SportsLine USA, Inc. and Wired Ventures, Inc. Many, if not all, of these competitors also offer a wider range of products and services than does the Company, which products and services may be sufficiently attractive to Internet users to attract users to their services and, consequently, dissuade them from accessing the Company's Internet sites. If the Company is unable to continue to attract a significant number of Internet users to its Internet sites, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

     Low Barriers to Entry. The market for Internet-based products and services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at a relatively low cost within relatively short time periods. In addition, the Company competes for the time and attention of Internet users with thousands of non-profit Internet sites operated by, among other persons, individuals, government and educational institutions. Existing and potential competitors also include magazine and newspaper publishers, cable television companies and start-up ventures attracted to the Internet market. Accordingly, the Company expects competition to persist and intensify and the number of competitors to increase significantly in the future. Should the Company seek in the future to attempt to expand the scope of its Internet sites and product offerings, it will compete with a greater number of Internet sites and other companies. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for the Company to anticipate which companies are likely to offer competitive products and services in the future. There can be no assurance that the Company's Internet sites will compete successfully.

     Competitive Factors. The Company believes that the competitive factors attracting Internet users include, among others, the quality of presentation and the relevance, timeliness, depth and breadth of information and services offered by the Company. With respect to attracting advertisers and advertising agencies, the Company believes that the competitive factors include, among others, the number of users accessing the Company's Internet sites, the demographics of such user base, the Company's ability to deliver focused and compelling advertising and interactivity through its Internet sites and the overall cost-effectiveness and value of advertising offered by the Company. In addition, the success of the Company's business strategy depends on the sale of future Internet advertising at premium prices, based in part on the demographic characteristics of the Company's Internet users. With respect to attracting subscription-based users in the future, the Company believes that the competitive factors include, among others, the quality, uniqueness and usefulness of the products and services provided, the price charged for such products and services and the cost and accessibility of similar products and services through the Internet or competing media. Given the intense competition among Internet sites and other media, there can be no assurance that the Company will be able to compete successfully with respect to any of these factors.

     Strength of Competitors. Many, if not all, of the Company's current and potential competitors have significantly greater financial, editorial, technical and marketing resources, longer operating histories, greater name recognition, and greater experience than the Company; and also have established relationships with more advertisers and advertising agencies. Many, if not all, of such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive advertising and subscription price policies and devote substantially more resources to developing Internet-based products and services than the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect the Company's business, financial condition and operating results. In addition, in response to competitive pressures, the Company may make certain pricing, business development and/or marketing decisions, or enter into acquisitions or new ventures that could have a material adverse effect on the Company's business, financial condition and operating results.

     Uncertain Acceptance and Maintenance of the go2net Brand. The Company believes that establishing and maintaining the go2net brand is a critical aspect of its efforts to attract an Internet audience and that the importance of brand recognition will increase due to the anticipated increase in the number of Internet sites and the relatively low barriers to entry to providing Internet-based products and services. Promoting the go2net brand name will depend on the Company's ability to develop and deliver original and compelling Internet-based products and services, which it cannot assure. If Internet users do not perceive the Company's Internet sites to be of sufficient interest and usefulness, the Company will be unsuccessful in promoting and maintaining its brand. To the extent the Company chooses in the future to seek to expand the focus of its operations beyond providing its current Internet sites, the Company risks diluting its brand, confusing users and advertisers, and decreasing the attractiveness of its audience to advertisers. In order to attract and retain Internet users and to promote and maintain the go2net brand in response to competitive pressures, the Company may find it necessary to increase its budget for developing its products and services or otherwise to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among users. If the Company is unable to provide Internet-based products and services as described herein or otherwise fails to promote and maintain the go2net brand, or the Company incurs significant expenses in an attempt to improve its products and services or promote and maintain its brand, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

     Expansion of Operations and Managing Potential Growth. Since its inception, the Company has grown rapidly and as of March 31, 1998 had 43 full-time employees and 4 independent contractors. This growth has placed, and is expected to continue to place, a significant strain on the Company's management, physical and capital resources. It is expected that the Company will need to hire additional key personnel in order to fully implement its business strategy. No assurance can be given as to whether, when, if ever, and under what terms the Company will be able to attract such new personnel. In order to manage such growth successfully, the Company will be required to, among other things, implement and manage its operational and financial systems on a timely basis and to train, manage and expand its growing employee base. Further, the Company's management will be required to successfully maintain relationships with various advertising customers, advertising agencies, other Internet sites and services, Internet service providers and other third parties and to maintain control over the strategic direction of the Company in a rapidly changing marketplace. There can be no assurance that the Company's current personnel, systems, procedures and quality and accounting controls will be adequate to support the Company's future operations, that management will be able to identify, hire, train, motivate or manage needed and qualified personnel, or that management will be able to identify and exploit existing and potential opportunities. If the Company is unable to effectively manage growth, the Company's business, financial condition and operating results will be materially adversely affected.

     Need for Additional Capital to Finance Growth and Capital
Requirements. The Company expects to seek to enhance and expand its Internet sites in order to improve its competitive position and meet the increasing demands for quality Internet-based products and services and competitive advertising and subscription pricing. The Company's ability to grow will depend in part on the Company's ability to expand and improve its Internet operations, expand its advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, products and services. In connection therewith, the Company may need to raise additional capital in the foreseeable future from public or private equity or debt sources in order to finance such possible growth. In addition, the Company may need to raise additional funds in order to avail itself to unanticipated opportunities (such as more rapid expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties (such as the loss of key personnel or the rejection by Internet users or potential advertisers of the Company's Internet-based products and services) or to otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's then existing stockholders would be reduced, stockholders may experience additional and significant dilution and such equity securities may have rights, preferences or privileges senior to those of the holders of Common Stock. There can be no assurance that additional financing will be available on terms acceptable to the Company or at all. If adequate funds are not available or are not available on terms acceptable to the Company, the Company may be unable to implement its business, sales or marketing plan, respond to competitive forces or take advantage of perceived business opportunities, which could have a material adverse effect in the Company's business, financial condition and operating results.

     Dependence on Key Personnel. The Company's performance is substantially dependent on the continued services of Russell C. Horowitz, John Keister, Paul
S. Phillips and the other members of its management team, as well as on the Company's ability to retain and motivate its officers and key employees. Each of Messrs. Horowitz, Keister and Phillips has entered into employment agreements with the Company. The Company maintains a $2,000,000 "key man" life insurance policy on the lives of each of Messrs. Keister and Phillips and a $5,000,000 "key man" life insurance policy on the life of Mr. Horowitz. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. The development of technologies, products and services for the Company's Internet sites requires the services of highly skilled employees and independent contractors. The number of such personnel available is extremely limited and competition for such personnel among Internet and other companies is intense. There can be no assurance that the Company will be able to retain its existing employees and independent contractors or that it will be able to attract, assimilate or retain sufficiently qualified personnel in the future. The inability to attract and retain the necessary technical, managerial, design, editorial, sales and marketing personnel could have a material adverse effect on the Company's business, financial condition and operating results.

     Limited Experience in Sales and Marketing of Advertising. None of the Company's senior management team has any significant experience in selling advertising on the Internet or any other medium, and few members of the Company's senior management team have any significant experience in the Internet industry. Achieving acceptance by potential advertisers and advertising agencies of the Company's Internet sites as a viable marketing forum will require the Company to develop and maintain relationships with key advertisers and advertising agencies, and there can be no assurance that any such relationships will be developed, on a timely basis or at all.

     Dependence on Third Parties for Internet Operations and Content Development. The Company believes that the ability to advertise its Internet sites on other Internet sites and the willingness of the owners and operators of such sites to direct users to the Company's Internet sites through hypertext links are critical to the success of the Company's Internet operations. Other Internet sites, particularly search/index guides and other companies with strategic ability to direct user traffic, significantly affect traffic to the Company's Internet sites. The Company does not currently have any significant arrangements with these types of companies from which it expects to generate user visits to its Internet sites. There can be no assurance that the Company will establish or maintain such arrangements in the future. In addition, the Company relies on the cooperation of owners and operators of Internet sites and search/index guides in connection with the operation of the MetaCrawler Service. There can be no assurance that such cooperation will continue to be available on terms acceptable to the Company or at all. The inability of the Company to include third-party search/index guides in the MetaCrawler Service could result in the decrease in use of the MetaCrawler Service, which would have a material, adverse effect on the Company's business, financial condition and operating results. The Company's ability to develop original and compelling Internet-based products and services is also dependent on maintaining relationships with and using products provided by third party vendors. Developing and maintaining satisfactory relationships with third parties could become more difficult and more expensive as competition increases among Internet sites. If the Company is unable to develop and maintain satisfactory relationships with such third parties on terms acceptable to the Company, or if the Company's competitors are better able to leverage such relationships, the Company's business, financial condition and operating results will be materially adversely affected. In these efforts, the Company has relied, and will continue to rely substantially, on the product and service development efforts of third parties. For example, the Company relies on S&P Comstock, Dow Jones & Company. Inc., New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc., News Alert, Junglee, Edgar Online, Reuters and Market Guide, Inc. to provide a significant portion of the information included on the Company's Internet sites. There can be no assurance the Company will maintain these relationships in the future. Any failure of these third parties to provide this information to the Company could have a material adverse effect on the Company's business, financial condition and operating results.

     Dependence on Continued Growth in the Use of the Internet. Rapid growth in the use of and interest in the Internet is a recent phenomenon, and there can be no assurance that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support the Company's business. Revenues from the Company's Internet operations will depend largely on the widespread acceptance and use of the Internet as a source of information and entertainment and as a vehicle for commerce in goods and services. The Internet may not be accepted as a viable commercial medium for a number of reasons, including potentially inadequate development of the necessary infrastructure, lack of timely development of enabling technologies or lack of commercial support for Internet-based advertising. To the extent that the Internet continues to experience an increase in users, an increase in frequency of use or an increase in the bandwidth requirements of users, there can be no assurance that the Internet infrastructure will be able to support the demands placed upon it. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect use of the Internet generally and of the Company's Internet sites in particular. If use of the Internet does not continue to grow or grows more slowly than expected, or if the Internet infrastructure does not effectively support growth that may occur, the Company's business, financial condition and operating results would be materially adversely affected.

     Dependence on the MetaCrawler License. The Company and Netbot entered into a License Agreement (the "MetaCrawler License Agreement") pursuant to which Netbot, Inc. ("Netbot") has granted the Company an exclusive (subject to certain limited exceptions), worldwide license to provide the MetaCrawler Service. Netbot was recently acquired by Excite, Inc. As part of the MetaCrawler License Agreement, the Company has the exclusive right to operate, modify and reproduce the MetaCrawler Service (including, without limitation, the exclusive right to use, modify and reproduce the name "MetaCrawler" and the MetaCrawler URL in connection with the operation of the MetaCrawler Service). Netbot has licensed the MetaCrawler Service and the other intellectual property rights associated therewith from UW on an exclusive basis. The license has been granted to the Company by Netbot on an exclusive basis, but Netbot has reserved the right to use, modify, reproduce and license the MetaCrawler search engine for any purpose other than the provision of the MetaCrawler Service and the license is subject to the rights of UW to use, modify and reproduce the MetaCrawler search engine and derivatives of the MetaCrawler site to operate Internet sites for internal purposes within the UW domain and to use, modify and reproduce any of the licensed technologies for research, instructional and academic purposes. The search technology underlying the MetaCrawler Service and the MetaCrawler trademark is licensed to or owned by Netbot and sublicensed to the Company pursuant to the MetaCrawler License Agreement. A substantial portion of the traffic to the Company's Internet sites is currently derived from users of the MetaCrawler Service. Although the MetaCrawler License Agreement may be terminated by Netbot only upon a material default by the Company thereunder, the termination of the MetaCrawler License Agreement could have a material adverse effect on the Company's business, financial condition and operating results. Moreover, the termination of the License Agreement between UW and Netbot relating to Netbot's license of the MetaCrawler Service would result in the inability of the Company to continue to provide the MetaCrawler Service under the MetaCrawler License Agreement, which could have a material adverse effect on the Company's business, financial condition and operating results. In addition, any failure by the Company to continue to provide the MetaCrawler Service for any reason could have a material adverse effect on the Company's business, financial condition and operating results.

     Risks of New Business Areas. The long-term success of the Company's business strategy will depend to a significant extent on the Company's ability to expand operations beyond solely relying on Internet-based advertising revenues into areas such as subscription-based products and services and electronic commerce, in addition to successfully developing new Internet sites and enhancing existing ones. There can be no assurance that the Company will be able to expand into such areas, develop and launch any new Internet sites or enhance existing ones. In addition, expansion into new business areas and new Internet sites may bring the Company into direct competition with new competitors. Any expansion of product offerings or operations, or new Internet sites developed and launched by the Company that are not favorably received by Internet users could damage the Company's reputation or the go2net brand. Expansion into new business areas or the development and launching of new Internet sites will also require significant additional expenses and programming and other resources and will strain the Company's management, financial and operational resources. Furthermore, any expansion of business areas and the developing and launching of new Internet sites, as well as the enhancement of the Company's existing Internet sites, will necessarily rely on untested business models. To date, the Company has generated limited revenues from Internet-based advertising, and there can be no assurance that the Company will be able to generate revenues from These sources in the future. The Company's failure to expand its business operations or develop and launch new Internet sites in a cost effective and timely manner could have a material adverse effect on the Company's business, financial condition and operating results.

     From time to time, the Company may entertain new business opportunities and ventures in a broad range of areas. Although the Company has made no specific arrangements with respect to any such opportunities, other than the proposed acquisition of SI, it may in the future elect to pursue one or more such opportunities.

Typically, such opportunities require extended negotiations, the outcome of which cannot be predicted. If the Company were to enter into such a venture, the Company could be required to invest a substantial amount of capital, which could have a material adverse effect on the Company's financial condition and its ability to implement its existing business strategy. Such an investment could also result in large and prolonged operating losses for the Company. Further, such negotiations or ventures could place additional, substantial burdens on the Company's management personnel and its financial and operational systems. There can be no assurance that such a venture would ever achieve profitability, and a failure by the Company to recover the substantial investment required to launch and operate such a venture would have a material adverse effect on the Company's business, financial condition and operating results.

     Risks of Technological Change. The market for Internet-based products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that the Company continually improve the performance, features and reliability of its Internet-based products and services, particularly in response to competitive offerings. There can be no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by the Company to modify or adapt its Internet sites and services and could fundamentally affect the character, viability and frequency of Internet-based advertising, either of which could have a material adverse effect on the Company's business, financial condition and operating results. In addition, new Internet-based products, services or enhancements offered by the Company may contain design flaws or other defects that could require costly modifications or result in a loss of consumer confidence, either of which could have a material adverse effect on the Company's business, financial condition and operating results.

     Capacity Constraints and System Disruptions. The satisfactory performance, reliability and availability of the Company's Internet sites and its computer network infrastructure are critical to attracting Internet users and maintaining relationships with advertising customers. The Company's Internet-based advertising revenues will be directly related to the number of advertisement impressions delivered by the Company. System interruptions that result in the unavailability of the Company's Internet sites or slower response times for users would reduce the number of advertisements delivered and reduce the attractiveness of the Company's Internet sites to users and advertisers. The Company may experience periodic systems interruptions from time to time in the future. Additionally, any substantial increase in traffic on the Company's Internet sites may require the Company to expand and adapt its computer network infrastructure. The Company's inability to add additional computer software, hardware and bandwidth to accommodate increased use of its Internet sites may cause unanticipated system disruptions and result in slower response times. There can be no assurance that the Company will be able to expand its computer network infrastructure on a timely basis to meet increased use. Any system interruptions or slower response times resulting from the foregoing factors could have a material adverse effect on the Company's business, financial condition and operating results. The Company is dependent on third parties for uninterrupted Internet access. In addition, the Company is dependent on various third parties for substantially all of its news and information. Loss of such services from any one or more of such third parties may have a material adverse effect on the Company's business, financial condition and operating results. No assurance can be given as to whether, or on what terms, the Company would be able to obtain such services from other third parties in the event of the loss of any of such services.

     The Company's Internet operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond the Company's control. There can be no assurance that interruptions in service will not materially adversely affect the Company's operations in the future. While the Company carries business interruption insurance to compensate the Company for losses that may occur, there can be no assurance that such insurance will be sufficient to provide for all losses or damages incurred by the Company.

     Liability for Internet Content; Government Regulations. As a publisher and a distributor of content over the Internet, the Company faces potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that it publishes or distributes. In addition, the Company could be exposed to liability with respect to the content or unauthorized duplication of material indexed in its search services. Although the Company carries liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, financial condition and operating results.

     Although there are currently few laws and regulations directly applicable to the Internet, it is possible that new laws and regulations will be adopted covering issues such as, among other things, access, obscene or indecent communications and the pricing, characteristics and quality of Internet products and services. As a provider of Internet-based products and services, the Company is subject to the provisions of existing and future federal and local legislation that could be applied to the Company's operation. Such legislation could also dampen the growth of the Internet generally and decrease the acceptance of the Internet as an advertising medium, and could, thereby, have a material adverse effect on the Company's business, financial condition and operating results.

     Liability for Information Retrieved From the Internet. Materials may be printed from or downloaded into users' computers from the Internet-based services provided by the Company or from the Internet access or information providers with which the Company has a relationship. Given that materials may be subsequently distributed to third parties, without the Company's knowledge or consent, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. Such claims have been brought, and successfully pressed, against Internet-based services in the past. Although the Company carries liability insurance, the Company's insurance may not cover potential claims of this type, or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would have a material adverse effect on the Company's business, financial condition and operating results.

     Security Risks. The Company has instituted certain security measures designed to protect its Internet sites and other operations from unauthorized use and access. Such measures cannot guarantee complete security, however, and a party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's Internet operations. The Company may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. To the extent that activities of the Company or any third party contractors involve the storage and transmission of proprietary information, such as computer software or credit card numbers, security breaches could expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that contractual provisions attempting to limit the Company's liability in such areas will be successful or enforceable, or that parties will accept such contractual provisions as part of the Company's agreements.

     Dependence on Licensed Technology; Protection of Intellectual
Property. The Company is dependent upon obtaining existing technology related to its operations. To the extent new technological developments are unavailable to the Company on terms acceptable to it or if at all, the Company may be unable to continue to execute its business plan and its business, financial condition and operating results would be materially adversely affected.

     The success of the Company is dependent upon its ability to protect and leverage the value, if any, of its original Internet technologies, software, content and its trademarks, trade names, service marks, domain names and other proprietary rights it either currently has or may have in the future. The Company has filed service marks for its logo and name, as well as for the names of each of its sites. In addition, given the uncertain application of existing copyright and trademark laws to the Internet, there can be no assurance that existing laws will provide adequate protection for the Company's technologies, sites or domain names.

     Policing unauthorized use of the Company's technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do given, among other things, the global nature of the Internet.

     From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks and other intellectual property of third parties by the Company or its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's business, financial condition and operating results.

     Risks Associated with Potential Acquisitions and Investments. The Company has, and may in the future, pursue acquisitions of companies, technologies or assets that complement the Company's business. For example, the Company has entered into a definitive agreement to acquire Silicon Investor. There can be no assurance that the Company will be able to identify additional suitable acquisition candidates available for sale at reasonable prices, consummate any acquisition or successfully integrate any acquired business into the Company's operations. Acquisitions may result in the potentially dilutive issuance of equity securities, the incurrence of additional debt, the write-off of in-process research and development or software acquisition and development costs, and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. Acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management's attention from other business concerns along with the risks involved in entering markets in which the Company has little or no experience. Problems with an acquired business could have a material adverse effect on the performance of the Company as a whole. The Company has, and may in the future, make investments in companies involved in the development of technologies or services that are complementary or related to the Company's operations.

     The contemplated acquisition of SI involves a number of risks which could adversely affect the Company's business, results of operations and financial condition. For example, the assimilation of SI's and the Company's operations will require, among other things, the integration of Web sites and services, coordination of research and development and sales and marketing efforts of the sites and services. Also, the assumption of liabilities and costs associated with the relocation of SI employees, as well as the distraction of the Company's management from the day-to-day business of the Company could adversely affect the Company's business or results of operations. There can be no assurance that any future acquisition, if consummated, would not have a material adverse effect on the Company's business, results of operations and financial condition.

     Susceptibility to General Economic Conditions. The Company's business, financial condition and operating results will be subject to fluctuations based upon general economic conditions. If there were to be a general economic downturn or a recession, however slight, then the Company expects that business entities, including the Company's advertisers and potential advertisers, could substantially and immediately reduce their advertising and marketing budgets. In addition, the Company's ability to charge subscription fees for access to certain portions of its Internet sites or to engage in commerce via the Internet would be adversely affected, thereby resulting in a material adverse effect on the Company's business, financial condition and operating results.

     Volatility of Stock Price. The price of the Company's Common Stock has been and may continue to be subject to wide fluctuations in response to a number of events and factors such as quarterly variations in results of operations, announcements of new technological innovations or new products and media properties by the Company or its competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to the Company, and news relating to trends in the Company's markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of the Company's Common Stock, regardless of the Company's operating performance.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following tables present selected historical and pro forma combined financial information and comparative per share data for go2net and SI. The unaudited pro forma condensed combined information gives effect to the Merger using the pooling method of accounting. The historical and pro forma financial information are not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations. This information should be read in conjunction with the historical financial statements and notes thereto of the separate companies included elsewhere in this Proxy Statement. See "Index to Financial Statements."

                   SELECTED GO2NET HISTORICAL FINANCIAL DATA

     The following table sets forth financial data of go2net, Inc. The selected financial data presented in the table as of and for the periods ended September 30, 1997 and 1996, have been derived from the audited financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors, as indicated in their report included elsewhere in this Proxy Statement. The financial data as of and for the six months ended March 31, 1998 and 1997 have been derived from unaudited financial statements included herein which, in the opinion of management of the Company, reflect all adjustments, consisting of only normal recurring adjustments necessary to present fairly the financial data for such periods. The results for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for any other interim period or for the full year. The data should be read in conjunction with "go2net Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this Proxy Statement.

                                                              PERIOD
                                                          FROM INCEPTION         SIX MONTHS ENDED
                                         YEAR ENDED     (FEBRUARY 12, 1996)   -----------------------
                                        SEPTEMBER 30,    TO SEPTEMBER 30,      MARCH 31,    MARCH 31,
                                            1997               1996              1998         1997
                                        -------------   -------------------   -----------   ---------
                                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues..............................   $   254,389        $       --        $   934,536   $      --
Cost of revenues......................       226,839                --            626,908          --
Operating expenses:
  Advertising and marketing...........        88,491            10,150            364,228      26,088
  Product development.................       548,706           137,159            406,351     484,467
  General and administrative..........     1,379,105           283,832            827,260     273,524
                                         -----------        ----------        -----------   ---------
     Total operating expenses.........     2,106,302           431,141          1,597,839     784,079
                                         -----------        ----------        -----------   ---------
Loss from operations..................    (1,988,752)         (431,141)        (1,290,211)   (784,079)
Interest income.......................       270,272            13,383            279,035       8,200
                                         -----------        ----------        -----------   ---------
Net loss..............................   $(1,718,480)       $ (417,758)       $(1,011,176)  $(775,879)
                                         ===========        ==========        ===========   =========
Basic and diluted net loss per
  share...............................   $     (0.52)       $    (0.26)       $      (.23)  $    (.32)
Number of shares used in computing
  basic and diluted net loss per
  share(1)............................     3,284,955         1,619,100          4,493,477   2,393,274
                                        SEPTEMBER 30,      SEPTEMBER 30,       MARCH 31,    MARCH 31,
                                            1997               1996              1998         1997
                                         -----------        ----------        -----------   ---------
BALANCE SHEET DATA:
Cash and cash equivalents.............   $10,891,801        $  865,742        $ 2,225,664   $ 135,090
Short term investments................            --                --          7,400,000          --
Working capital.......................    10,910,984           828,860          9,811,314     (43,069)
Total assets..........................    12,619,714         1,066,241         11,857,263     702,390
Total liabilities.....................       185,393            45,098            346,103     199,588
Stockholders' equity..................    12,434,321         1,021,143         11,511,160     502,802

---------------
(1) Net loss per share is calculated using the weighted average number of shares of Common Stock outstanding during such period. See Note 1 to Financial Statements.

                     SELECTED SI HISTORICAL FINANCIAL DATA

     The following table sets for financial data of SI. The selected financial data presented in the table for the year ended December 31, 1997 have been derived from the financial statements of SI which have been audited by Ernst & Young LLP, independent auditors as indicated in their report included elsewhere in this Proxy Statement. The financial data for all other periods presented, have been derived from unaudited financial statements, which, in the opinion of the management of SI reflect all adjustments consisting only of normal recurring adjustments necessary to present the financial data for such periods. The results of the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for any other period or for the full year. The data should be read in conjunction with "SI Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this Proxy Statement.

                                                                PERIOD FROM
                                                                 INCEPTION
                                        YEAR ENDED              (APRIL 27,         THREE MONTHS ENDED
                                ---------------------------      1995) TO       -------------------------
                                DECEMBER 31,   DECEMBER 31,    DECEMBER 31,      MARCH 31,     MARCH 31,
                                    1997           1996            1995            1998          1997
                                ------------   ------------   ---------------   -----------   -----------
                                               (UNAUDITED)      (UNAUDITED)            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
REVENUES......................  $   558,091    $     8,000      $        --     $   326,355   $        --
Cost of revenues..............      144,343             --               --         140,537            --
Operating expenses:
  Product development.........       54,557         33,983            5,090              --        54,557
  General and
     administrative...........      143,262        101,495           25,002          49,987        17,580
                                -----------    -----------      -----------     -----------   -----------
     Total operating
       expenses...............      197,819        135,478           30,092          49,987        72,137
                                -----------    -----------      -----------     -----------   -----------
Income (loss) from
  operations..................      215,929       (127,478)         (30,092)        135,831       (72,137)
Interest and other income
  (expense)...................      (46,489)        (5,185)          (1,448)         (7,821)         (318)
                                -----------    -----------      -----------     -----------   -----------
Income (loss) before income
  taxes.......................      169,440       (132,663)         (31,540)        128,010       (72,455)
Income tax expense............           --             --               --          42,115            --
                                -----------    -----------      -----------     -----------   -----------
Net income (loss).............  $   169,440    $  (132,663)     $   (31,540)    $    85,895   $   (72,455)
                                ===========    ===========      ===========     ===========   ===========
Net income (loss) per share...  $       .02    $      (.01)     $      (.00)    $       .01   $      (.01)
Number of shares used in
  computing basic net income
  (loss) per share............   10,326,291     10,154,640       10,000,000      10,353,992    10,312,613
Number of shares used in
  computing diluted net income
  (loss) per share(1).........   10,385,804     10,154,640       10,000,000      10,422,992    10,343,663

                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,     MARCH 31
                                  1997           1996           1995          1998          1997
                              ------------   ------------   ------------   -----------   -----------
                                             (UNAUDITED)    (UNAUDITED)           (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...  $    55,107    $    36,847    $         0    $   127,710   $    12,872
Working capital.............        4,180       (126,934)        (3,437)        76,684      (208,351)
Total assets................      291,341        170,505         39,877        463,059       156,174
Total liabilities...........      112,940        163,781          3,437        198,763       221,904
Stockholders' equity........      178,401          6,724         36,440        264,296       (65,730)

---------------
(1) Net income (loss) per share is calculated using the weighed average number of shares of Common Stock outstanding during such period. See Note 4 to Financial Statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The historical financial statements of go2net for the year ended September 30, 1997, the period from inception (February 12, 1996) to September 30, 1996, and the six months ended March 31, 1998 have been combined with the historical financial statements of SI for the years ended December 31, 1997 and 1996, the period from inception (April 27, 1995) to December 31, 1995 and the six months ended March 31, 1998. This presentation has the effect of including SI's results of operations for the three months ended December 31, 1997 in the unaudited pro forma condensed combined statements of operations twice.

     The pro forma combined condensed balance sheets give effect to the Merger as if the Merger were effective March 31, 1998. The pro forma combined statements of operations give effect to the Merger as if the Merger were effective as of the beginning of the periods presented.

     The proforma combined balance sheets and statements of operations are provided for illustrative purposes only and should be read in conjunction with the accompanying notes thereto, the audited consolidated financial statements and notes thereto of go2net for the year ended September 30, 1997 and for the period from inception (February 12, 1996) to September 30, 1996, the unaudited consolidated financial statements and notes thereto for the six months ended March 31, 1998, and the audited financial statements and notes thereto of SI for the year ended December 31, 1997, all of which are included elsewhere in this Proxy Statement. The proforma data is not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results and financial condition.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                                               MARCH 31, 1998
                                            -----------------------------------------------------
                                                           SILICON      PRO FORMA      PRO FORMA
                                              GO2NET       INVESTOR    ADJUSTMENTS     COMBINED
                                            -----------    --------    -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents...............  $ 2,225,664    $127,710            --     $ 2,353,374
  Short-term investments..................    7,400,000          --            --       7,400,000
  Receivables.............................      433,762     147,452            --         581,214
  Prepaid expenses........................       97,991         285            --          98,276
                                            -----------    --------     ---------     -----------
     Total current assets.................   10,157,417     275,447            --      10,432,864
Property and equipment, net...............      835,518     184,262            --       1,019,780
Intangibles, net..........................      546,210          --            --         546,210
Deposits..................................      300,000          --            --         300,000
Other assets..............................       18,118       3,350            --          21,468
                                            -----------    --------     ---------     -----------
          Total assets....................  $11,857,263    $463,059     $      --     $12,320,322
                                            ===========    ========     =========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...  $   307,196    $ 62,726     $      --     $   369,922
  Income taxes payable....................           --      20,908            --          20,908
  Short term debt.........................          587          --            --             587
  Notes payable to stockholders...........           --      31,577            --          31,577
  Deferred revenue........................       38,320      62,345            --         100,665
  Deferred income taxes...................           --      21,207            --          21,207
  Accrued merger expenses.................           --          --       600,000         600,000
                                            -----------    --------     ---------     -----------
     Total current liabilities............      346,103     198,763       600,000       1,144,866
Shareholders' equity:
Common stock..............................   14,658,573     173,164                    14,831,737
  Retained earnings (deficit).............   (3,147,413)     91,132      (600,000)     (3,656,281)
                                            -----------    --------     ---------     -----------
     Total shareholders' equity...........   11,511,160     264,296      (600,000)     11,175,456
                                            -----------    --------     ---------     -----------
          Total liabilities and
            shareholders' equity..........  $11,857,263    $463,059     $      --     $12,320,322
                                            ===========    ========     =========     ===========

                            See accompanying notes.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                          YEAR ENDED       YEAR ENDED
                                         SEPTEMBER 30,    DECEMBER 31,
                                             1997             1997
                                         -------------    ------------
                                                            SILICON        PRO FORMA      PRO FORMA
                                            GO2NET          INVESTOR      ADJUSTMENTS     COMBINED
                                         -------------    ------------    -----------    -----------
Revenue................................   $   254,389     $   558,091         $--        $   812,480
Cost of revenue........................       226,839         144,343         --             371,182
                                          -----------     -----------         --         -----------
  Gross profit.........................        27,550         413,748         --             441,298
Operating expenses:
  Advertising and marketing............        88,491              --         --              88,491
  Product development..................       548,706          54,557         --             603,263
  General and administrative...........     1,379,105         143,262         --           1,522,367
                                          -----------     -----------         --         -----------
     Total operating expenses..........     2,016,302         197,819         --           2,214,121
                                          -----------     -----------         --         -----------
Income (loss) from operations..........    (1,988,752)        215,929         --          (1,772,823)
Other income (expense).................       270,272         (46,489)        --             223,783
                                          -----------     -----------         --         -----------
Net income (loss)......................   $(1,718,480)    $   169,440         --         $(1,549,040)
                                          ===========     ===========         ==         ===========
Basic and diluted net income (loss) per
  share................................   $     (0.52)    $       .02         --         $     (0.34)
Number of shares used in computing
  diluted net income(loss) per share...     3,284,995      10,385,804         --           4,526,826

                            See accompanying notes.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                              PERIOD
                                          FROM INCEPTION
                                          (FEBRUARY 12,
                                             1996) TO        YEAR ENDED
                                          SEPTEMBER 30,     DECEMBER 31,
                                               1996             1996
                                          --------------    ------------
                                                              SILICON        PRO FORMA     PRO FORMA
                                              GO2NET          INVESTOR      ADJUSTMENTS     COMBINED
                                          --------------    ------------    -----------    ----------
Revenue.................................    $       --      $     8,000         $--        $    8,000
Cost of revenue.........................            --               --         --                 --
                                            ----------      -----------         --         ----------
  Gross profit..........................            --            8,000         --              8,000
Operating expenses:
  Advertising and marketing.............        10,150               --         --             10,150
  Product development...................       137,159           33,983         --            171,142
  General and administrative............       283,832          101,367         --            385,199
                                            ----------      -----------         --         ----------
     Total operating expenses...........       431,141         (135,350)        --            566,491
                                            ----------      -----------         --         ----------
Loss from operations....................      (431,141)        (127,350)        --           (558,491)
Other income (expense)..................        13,383           (5,313)        --              8,070
                                            ----------      -----------         --         ----------
Net income loss.........................    $ (417,758)     $  (132,663)        --         $ (550,421)
                                            ==========      ===========         ==         ==========
Basic and diluted net loss per share....    $    (0.26)     $     (0.01)        --         $    (0.19)
Number of shares used in computing basic
  and diluted net loss per share........     1,619,100       10,154,640         --          2,833,305

                            See accompanying notes.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                          PERIOD FROM
                                                           INCEPTION
                                          FOR THE YEAR     (APRIL 27,
                                             ENDED          1995) TO
                                          DECEMBER 31,    DECEMBER 31,
                                              1995            1995
                                          ------------    ------------
                                                            SILICON        PRO FORMA      PRO FORMA
                                             GO2NET         INVESTOR      ADJUSTMENTS     COMBINED
                                          ------------    ------------    -----------    -----------
Revenue.................................      $--         $        --         $--        $        --
Cost of revenue.........................       --                  --         --                  --
                                              ---         -----------         --         -----------
  Gross profit..........................       --                  --         --                  --
Operating expenses:
  Advertising and marketing.............       --                  --         --                  --
  Product development...................       --               5,090         --               5,090
  General and administrative............       --              25,002         --              25,002
                                              ---         -----------         --         -----------
     Total operating expenses...........       --              30,092         --              30,092
                                              ---         -----------         --         -----------
Loss from operations....................      (--)            (30,092)        --             (30,092)
Other expense...........................       --              (1,448)        --              (1,448)
                                              ---         -----------         --         -----------
Net loss................................      $(--)       $   (31,540)        --         $   (31,450)
                                              ===         ===========         ==         ===========
Basic and diluted net loss per share....      $(--)       $      (.00)        --         $      (.03)
Number of shares used in computing basic
  and diluted net loss per share........       --          10,000,000         --           1,195,714

                            See accompanying notes.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                       SIX MONTHS ENDED MARCH 31, 1998
                                             ----------------------------------------------------
                                                             SILICON      PRO FORMA    PRO FORMA
                                               GO2NET       INVESTOR     ADJUSTMENTS    COMBINED
                                             -----------   -----------   -----------   ----------
Revenue....................................  $   934,536   $   610,239           --    $1,544,775
Cost of revenue............................      626,908       189,995           --       816,903
                                             -----------   -----------                 ----------
  Gross profit.............................      307,628       420,244           --       727,872
Operating expenses:
  Advertising and marketing................      364,228            --           --       364,228
  Product development......................      406,351            --           --       406,351
  General and administrative...............      827,260       127,128           --       954,388
                                             -----------   -----------   ----------    ----------
     Total operating expenses..............    1,597,839       127,128           --     1,724,967
                                             -----------   -----------   ----------    ----------
Income (loss) from operations..............   (1,290,211)      293,116           --      (997,095)
Other income expense.......................      279,035       (27,968)          --       251,067
                                             -----------   -----------   ----------    ----------
Income loss before taxes...................   (1,011,176)      265,148           --      (746,028)
Income tax expense.........................           --        42,115           --        42,115
                                             -----------   -----------   ----------    ----------
Net income (loss)..........................  $(1,011,176)  $   223,033           --    $ (788,143)
                                             ===========   ===========   ==========    ==========
Basic and diluted net income (loss) per
  share....................................  $      (.23)  $       .02           --    $     (.14)
                                             ===========   ===========   ==========    ==========
Number of shares used in computing basic
  net income (loss) per share..............    4,493,477    10,353,992           --     5,731,519

                            See accompanying notes.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  PERIODS COMBINED

     The historical financial statements of go2net for the year ended September 30, 1997, the period from inception (February 12, 1996) to September 30, 1996, and the six months ended March 31, 1998 have been combined with the historical financial statements of SI for the years ended December 31, 1997 and 1996, the period from inception (April 27, 1995) to December 31, 1995 and the six months ended March 31, 1998. This presentation has the effect of including SI's results of operations for the three months ended December 31, 1997 in the unaudited pro forma combined statements of operations twice.

     The pro forma combined condensed balance sheets give effect to the Merger as if the Merger were effective March 31, 1998. The pro forma combined statements of operations give effect to the Merger as if the Merger were effective as of the beginning of the periods presented.

2.  BASIS OF PRESENTATION

     The unaudited pro forma combined condensed financial statements reflect the issuance of 1,238,042 shares of go2net Common Stock for all of the outstanding shares of SI Common Stock in connection with the Merger at an exchange ratio of
0.1196 shares of go2net Common Stock for each share of SI Common Stock.

3.  MERGER TRANSACTION COSTS

     go2net and SI are expected to incur direct transaction costs of approximately $600,000 associated with the Merger, primarily for legal, accounting, other professional consulting fees and certain contractual termination payments, which will be charged to operations during the quarter ending June 30, 1998. The unaudited pro forma combined condensed balance sheet gives effect to such charges as if they had been incurred as of October 1, 1997, but the effect of these costs has not been reflected in the unaudited pro forma combined condensed statement of operations as they are nonrecurring in nature. It is expected that substantially all of the cash transactions and other charges will be paid out of the existing cash and cash equivalents of go2net within six to twelve months after the consummation of the merger. There can be no assurance that go2net will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in their efforts to integrate the operations of the two companies.

4.  PRO FORMA LOSS PER SHARE

     The pro forma combined basic and diluted net loss per share is based on the combined weighted average number of common shares of go2net Common Stock and SI Common Stock outstanding during the periods using the exchange ratio. All stock options and shares subject to repurchase rights have been excluded from the computation of pro forma combined basic and diluted net loss per share because all such securities are anti-dilutive for the period presented.

5.  CONFORMING AND PRO FORMA ADJUSTMENTS

     There were no adjustments required to conform the accounting policies of go2net and SI. Certain amounts for SI have been reclassified to conform with go2net's financial statement presentation.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for the go2net Common Stock and SI Common Stock selected historical per share data and the corresponding unaudited pro forma per share amounts for the periods indicated, giving effect to the Merger. The data presented are based upon the consolidated financial statements and related notes of each of go2net and SI, appearing elsewhere herein and the unaudited pro forma combined balance sheet and statements of operations, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with, and is qualified in its entirety by, the historical and unaudited pro forma combined financial statements and related notes thereto. The assumptions used in the preparation of this table appear under "Unaudited Pro Forma Condensed Combined Financial Statements." The comparative per share data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger had been consumed at the beginning of the periods indicated.

                                                   GO2NET          SI        PRO FORMA         SI
                                                 HISTORICAL    HISTORICAL    GO2NET(1)    EQUIVALENT(2)
                                                 ----------    ----------    ---------    -------------
Book Value per common share:
  March 31, 1998...............................    $2.55         $ .03         $1.94          $ .23
Basic and diluted net income (loss) per share:
  Year ended September 30, 1997................    $(.52)           --         $(.34)         $(.04)
  Year ended December 31, 1997.................       --         $ .02            --             --
  Year ended September 30, 1996................    $(.26)           --         $(.19)         $(.02)
  Year ended December 31, 1996.................       --         $(.01)           --             --
  Year ended December 31, 1995.................       --         $(.00)        $(.03)         $(.00)
  Six months ended March 31, 1998..............    $(.23)        $ .02         $(.14)         $(.02)

---------------
(1) See "Unaudited Pro Forma Financial Information."

(2) Represents Pro Forma equivalent SI amounts calculated by multiplying the go2net Pro Forma amounts per share by the exchange ratio so that the per share amount are equated to the respective amounts for one share of go2net Common Stock. The exchange ratio is determined by dividing the merger consideration consisting of 1,250,000 shares of go2net Common Stock by the sum of the outstanding 10,353,992 shares of SI Common Stock and stock options to acquire 100,000 shares of SI Common Stock.

                             MARKET AND PRICE DATA

     The go2net Common Stock has traded on the NASDAQ SmallCap Market under the symbol "GNET" and The Boston Stock Exchange under the symbol "GO" since the Company's initial public offering on April 23, 1997. Prior to that time, there was no public market for the go2net Common Stock. The following table sets forth the high and low last reported sales prices for the go2net Common Stock for the period indicated as reported by the NASDAQ SmallCap Market.

                                                              HIGH    LOW
                                                              ----    ---
Year Ended September 30, 1998
  Third Quarter (through May 7, 1998).......................   35      16 13/16
  Second Quarter............................................   17 3/4   7
  First Quarter.............................................   10 1/4   6 5/8
Year Ended September 30, 1997
  Fourth Quarter............................................    9 13/16   5 5/8
  Third Quarter (commencing April 23, 1997).................   11       5 1/4

     On April 22, 1998, the last trading day prior to the public announcement of the Merger, the closing sales price per share of go2net Common Stock as reported on the Nasdaq SmallCap Market was $26.625. On May 7, 1998, there were approximately 60 holders of record of go2net Common Stock and there were 4,513,550 shares of outstanding go2net Common Stock.

     The last reported sales price of the go2net Common Stock on the NASDAQ SmallCap market on May 7, 1998 was $29.625 per share.

     SI is a privately owned corporation, and, therefore, no market value information is available with respect to SI securities.

     Because the market price of go2net Common Stock is subject to fluctuation, the market value of the shares of go2net Common Stock may increase or decrease at any time. See "Risk Factors -- Volatility of Stock Price."

                                DIVIDEND POLICY

     No cash dividends have been paid on go2net Common Stock or SI Common Stock since the organization of the respective companies. go2net has no present plans to pay dividends to its stockholders and, for the foreseeable future, intends to retain all of its earnings for use in its business. The declaration of any future dividends by go2net is within the discretion of its Board of Directors and will be dependent on the earnings, financial condition and capital requirements of go2net, as well as any other factors deemed relevant by its Board of Directors.

                        THE AGREEMENT AND PLAN OF MERGER

     This section of the Proxy statement contains information furnished by the Board of Directors of go2net in connection with the Special Meeting for the purpose of obtaining stockholder approval of the Stock Issuance. A copy of the Agreement and Plan of Merger is attached hereto as Appendix A and incorporated herein by reference. The Merger Agreement contains certain representations and covenants of go2net, Acquisition and SI, certain conditions to the consummation of the Merger, and other terms and provisions respecting the Merger and related transactions.

     SUMMARIES OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT SET FORTH HEREIN DO NOT PURPORT TO BE COMPLETE STATEMENTS THEREOF AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE MERGER AGREEMENT ATTACHED THERETO AS APPENDIX A.

GENERAL

     On the Filing Date, Acquisition, a newly formed Delaware corporation and a wholly-owned subsidiary of go2net, will be merged with and into SI, the separate corporate existence of Acquisition will cease, and SI will continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation"). As the Surviving Corporation, SI will become a wholly-owned subsidiary of the Company. Without any other transfer or action, at the Filing Date, SI shall succeed to all of Acquisition's rights and properties and be subject to all of Acquisition's liabilities and obligations as more fully set forth in the Delaware General Corporation Law (the "DGCL"). All assets and liabilities of SI will remain with the Surviving Corporation.

FILING DATE OF THE MERGER

     The filing time and the filing date of the Merger shall be the time and date, respectively, when a copy of the Certificate of Merger has been filed with the Secretary of State of the State of Delaware in accordance with the DGCL.

     The Merger Agreement provides that the Merger and the other transactions contemplated by the Merger Agreement will be completed for the purposes of the DGCL upon the waiver or satisfaction of all of the conditions precedent to the obligations of the Company, Acquisition and SI to consummate the Merger. The Merger Agreement may be terminated by either the Company or SI if consummation of the Merger would violate a court or governmental agency order, decree or judgment or if the Filing Date has not occurred on or before July 31, 1998. See "-- The Agreement and Plan of Merger -- Termination, Waiver and Amendment."

MERGER CONSIDERATION

     As a result of the Merger, on the Filing Date the outstanding 10,353,992 shares of SI Common Stock (other than SI Dissenting Shares) and stock options to acquire 100,000 shares of SI Common Stock will be converted into and exchanged for the right to receive a pro rata share of the Merger Consideration.

     The Merger Consideration will consist of 1,238,043 shares of go2net Common Stock and 11,957 shares of go2net Common Stock issuable upon the exercise of assumed options to purchase SI Common Stock.

     The shares of Acquisition Common Stock, $.01 par value, issued and outstanding immediately prior to the Filing Date, by virtue of the Merger and without any action on the part of the holder of such shares, shall be converted into and exchanged for all of the issued and outstanding fully paid and nonassessable shares of SI Common Stock.

CONVERSION AND EXCHANGE OF SHARE CERTIFICATES

     Pursuant to the Merger Agreement, the SI Securities issued and outstanding immediately prior to the consummation of the Merger (other than SI Dissenting Shares) shall automatically, and without any action on the part of the holder thereof, be converted into the right to receive from the Company the Merger Consideration.

     At the Closing, certificates representing all of the issued and outstanding shares of SI Common Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for a certificate representing the number of whole shares of Company Common Stock (other than the Escrow Shares, as defined below) into which the SI Common Stock evidenced by the certificates so surrendered shall have been converted pursuant to the Merger Agreement.

     Until surrender as provided above, (i) each outstanding certificate which prior to the Merger represented shares of SI Securities (other than certificates for SI Dissenting Shares) shall be deemed for all corporate purposes to evidence the right to receive the number of shares of Company Common Stock to which such holder is entitled pursuant to the Merger Agreement, and (ii) each outstanding certificate evidencing SI Dissenting Shares shall evidence the right of the holders to pursue such holder's remedies as a dissenting stockholder as provided in Chapter 262 of the DGCL.

     Shares to be issued to SI stockholders in connection with the Merger will be issued from authorized but unissued go2net Common Stock.

BACKGROUND OF THE MERGER

     On April 13, 1998, go2net and SI executed a letter of intent with respect to a proposed business combination between SI and a wholly-owned subsidiary of go2net, in which a wholly-owned subsidiary of go2net would be merged into SI and the holders of SI Common Stock would be issued shares of go2net Common Stock in a transaction intended to qualify as a pooling-of-interests transaction. After execution of the letter of intent, representatives of go2net and SI commenced negotiations concerning the terms of a definitive merger agreement and other matters relevant to the proposed transaction. Such negotiations continued until April 22, 1998, at which time go2net, Acquisition, SI and certain stockholders of SI (the "Principal Stockholders") executed and delivered the Merger Agreement.

     The terms of the Merger, including the consideration to be received by the stockholders of SI in exchange for their shares of SI Common Stock and the consideration to be received by the holders of options to purchase shares of SI Common Stock for their options, were determined in arms-length negotiations between representatives of go2net and SI.

GO2NET FINANCIAL ADVISOR

     The Company retained Tucker Anthony, Inc. ("Tucker Anthony") to act as its financial advisor to assist go2net in negotiating the proposed acquisition of SI. The Company selected Tucker Anthony for a variety of reasons including its familiarity with the Company and its business and Tucker Anthony's experience and reputation in the area of valuation and financial advisory work generally. Tucker Anthony is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Tucker Anthony may actively trade the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. In connection with its services related to the acquisition of SI, go2net agreed to pay Tucker Anthony a fee of $125,000, of which amount $75,000 has been paid as of the date hereof with the balance payable at the closing of the Merger. The Company also has agreed to reimburse Tucker Anthony for its expenses up to a limit of $2,500 and to indemnify Tucker Anthony against certain liabilities arising out of its services.

     Tucker Anthony delivered a written fairness opinion (the "Opinion") in connection with the transaction to the Board of Directors of the Company on April 21, 1998. In rendering the Opinion, Tucker Anthony, among other things:
(i) reviewed the Merger Agreement; (ii) reviewed certain historical financial and other information concerning the Company for the period from inception through September 30, 1996, for the fiscal year ended September 30, 1997, for the Quarter ended December 31, 1997 and preliminary results for the Quarter ended March 31, 1998, including the Company's reports on Forms 10-K and 10-Q;
(iii) reviewed certain historical financial and other information concerning SI for the three fiscal years ended December 31,

1997 and for the Quarter ended March 31, 1998, including SI's unaudited financial statements for these periods; (iv) held discussions with the senior management of the Company with respect to the Company's and SI's past and current financial performance, financial condition and future prospects; Tucker Anthony did not hold discussions with the senior management of SI; (v) reviewed certain internal financial data, projections and other information of the Company and SI, including financial projections prepared by their respective managements; (vi) analyzed certain publicly available information of other companies that Tucker Anthony deemed comparable or otherwise relevant to its inquiry, and compared the Company and SI from a financial point of view with certain of these companies; (vii) reviewed the consideration paid by acquirors in other acquisitions of companies that Tucker Anthony deemed comparable or otherwise relevant to its inquiry; (viii) reviewed historical trading activity of the Company's Common Stock and considered the prospects for dividends and price movement; and (ix) conducted such other financial studies, analyses and investigations and reviewed such other information as Tucker Anthony deemed appropriate to enable it to render our opinion. In its review, Tucker Anthony has also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. No limitations were imposed by the Board of Directors of the Company upon Tucker Anthony with respect to the investigations made or procedures followed by Tucker Anthony in its review and analysis.

     Tucker Anthony considered a number of valuation analyses with respect to SI, which included principally the following analyses: (i) analysis of publicly traded reference companies, (ii) discounted cash flow analysis, (iii) analysis of reference transactions, and (iii) stock trading history.

     Analysis of Publicly Traded Reference Companies. Tucker Anthony compared selected financial data and financial ratios of the Company and SI to the corresponding data and ratios of certain publicly traded providers of Internet content. Specifically, the companies included in Tucker Anthony's review were:
Excite, Inc., Infoseek Corp., Lycos, Inc. and Yahoo Inc. (the "Media Content Reference Companies") and cnet, Inc., Infonautics, Inc., NewsEDGE Corp. and Sportsline, Inc. (the "Specialty Content Reference Companies"). Together, the Media Content Reference Companies and the Specialty Content Reference Companies are deemed the "Public Reference Companies".

     Tucker Anthony compared the Merger Consideration to the imputed value of SI derived from applying certain median trading multiples of the Public Reference Companies to the appropriate financial data of SI. In this portion of its analysis, since most of the Public Reference Companies were not yet profitable, Tucker Anthony focused on (i) enterprise value (value of equity plus net debt) as a multiple of latest twelve months ("LTM") revenue, (ii) enterprise value as a multiple of projected 1998 revenue and (iii) enterprise value as a multiple of projected 1999 revenue.

     The imputed values of SI derived from the Media Content Reference Companies exceeded the Merger Consideration in all cases except that of the LTM revenue multiple. The imputed values of SI derived from the LTM and forward revenue multiples of the Specialty Content Reference Companies were less than the Merger Consideration; however, the imputed value of SI derived from the value per monthly unique user of the Specialty Content Reference Companies exceeded the Merger Consideration. The imputed values of SI derived from the Public Reference Companies as a whole exceeded the Merger Consideration in all cases except that of the LTM revenue multiple.

     Discounted Cash Flow Analysis. Tucker Anthony developed a discounted cash flow analysis of SI, the Company and the combined entity resulting from the proposed transaction (the "Combined Entity") based on projected financial statements through the fiscal year ending December 31, 2002. For the purposes of this analysis, Tucker Anthony utilized three sets of projections. The "SI Standalone" projections were prepared by management of SI and represented the projected results of SI as an independent entity. The "Company Standalone" projections were prepared by management of the Company and represented the projected results of the Company as an independent entity. The "Combined Entity" projections were prepared by management of the Company and represented the projected results of the Combined Entity. Management of the Company anticipates realizing additional revenues and corresponding net income as a result of certain synergies arising from the proposed transaction. These anticipated synergies were reflected in the Combined Entity projections.

     The present value of the stream of projected cash flows was obtained by discounting the cash flows to June 30, 1998 using a range of weighted average costs of capital ("WACC"). In the SI Standalone case, the WACC's used to discount the projected cash flows ranged from 45% to 55%. A review of appropriate reference sources indicated that such a range reflects the returns expected by venture capitalists for early stage investments in companies having characteristics similar to those of SI. The foregoing analysis resulted in a range of estimated present values of SI on a standalone basis commensurate with the Merger Consideration. The projected cash flows resulting from the Company Standalone projections and the Combined Entity projections were discounted using a range of WACC's from 30% to 40%. The Company and SI have similar characteristics; however, this range of WACC's is reflective of the Company's lower cost of capital resulting from being a publicly traded company. The present values resulting from the Combined Entity projections were then compared to those resulting from the Company Standalone projections. Specifically, for each combination of WACC and terminal multiple, the present value of the Company on a standalone basis was subtracted from the present value of the Combined Entity. The resulting positive differential, which represents the value to the Company of acquiring SI and the anticipated synergies resulting therefrom, was then compared to the Merger Consideration. It was noted that this differential significantly exceeded the Merger Consideration in all cases.

     Analysis of Reference Transactions. Tucker Anthony conducted a review of merger and acquisition transactions announced since January 1, 1994 in which the target company was engaged in areas of business similar to those of the Company and SI; however, none of the transactions reviewed was deemed sufficiently relevant to be an important element in rendering the Opinion.

     Stock Trading History. Tucker Anthony examined the historical trading prices and volume of the Common Stock, and compared the historical trading prices of the Common Stock in relation to movements in certain stock indices, specifically an index of the Media Content Reference Companies, an index of the Specialty Content Reference Companies and the Nasdaq Composite Index. It was noted that during the twelve months ended April 21, 1998, the highest closing price for the Common Stock was $35.00, the lowest closing price was $5.50 and the average closing prices, weighted by volume of shares traded, for the prior 1-month, 3-month, 6-month and 12-month periods were $28.23, $23.28, $21.91 and $16.57, respectively.

     No company or transaction used in the comparable company or comparable transaction analyses is identical to SI or the Merger. Accordingly, any analysis involves complex considerations and judgments, as well as other factors that affect the transaction value or trading value of any enterprise to which SI is being compared.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF GO2NET

     The Company's Board believes that the combination of go2net and SI will combine, for the benefit of their stockholders, the complementary strengths of their respective organizations.

     The Board of Directors of the Company believes that the Merger is in the best interests of the Company and its stockholders. At an April 21, 1998 meeting, the go2net Board approved the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance. In assessing the Merger, the Board reviewed the Company's strategic positioning and plans, the past performance and future potential of SI, SI's lines of business and its existing and planned services. The Board reviewed the acquisition in light of its strategic importance to go2net as compared with go2net's internal product and technology development opportunities. The go2net Board authorized the Merger for the following reasons, in addition to other reasons:

          1. The acquisition positions StockSite, go2net's business and finance site, among the top ten most highly trafficked financial Web sites while solidifying SI's niche position as the premiere destination for stock analysis, discussion and information for investors.

          2. In merging Silicon Investor's reputation as a premiere financial discussion destination and StockSite's proprietary content and superior investment tools, the transaction would enable the Company to create a unique and powerful Web presence.

          3. Silicon Investor provides StockSite with a viable subscription revenue model that will complement the Company's advertising and electronic commerce sales.

          4. The acquisition presents significant opportunities to leverage the Company's existing sales efforts by adding SI's millions of weekly page impressions to available inventory. Furthermore, potential exists in leveraging the SI user base into other go2net properties, which will provide other revenue opportunities.

          5. The combination of StockSite and Silicon Investor will strengthen go2net's long term growth strategy of establishing a network of premiere Web sites.

     The Board considered the above in light of its knowledge of the business and operations of the Company and SI, information about SI presented by management, Tucker Anthony's presentation and opinion and its business judgement. In view of the number and complexity of factors considered, the Board did not assign a relative weight to any of the factors considered.

     THE GO2NET BOARD BELIEVES THAT THE MERGER AND THE STOCK ISSUANCE ARE IN THE BEST INTERESTS OF GO2NET AND ITS STOCKHOLDERS. ACCORDINGLY, THE GO2NET BOARD HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE HOLDERS OF GO2NET COMMON STOCK VOTE "FOR" THE APPROVAL OF THE MERGER.

VOTING AGREEMENTS

     In connection with the execution of the Merger Agreement, the directors, executive officers and certain other affiliates of go2net, who together own approximately 44% of the go2net Common Stock, each agreed to vote all shares of go2net Common Stock held by such holders in favor of the Merger. In connection with the execution of the Merger Agreement, the directors of SI and certain other stockholders, who together own 94.7% of the SI Common Stock each agreed to vote all shares of SI Common Stock held by such holders in favor of the Merger. Such agreements are not intended to prohibit any stockholder who is also a director from acting in accordance with the stockholder's respective fiduciary duty as a director of go2net. The voting agreements terminate upon the earliest to occur of the consummation of the Merger, the termination of the Merger Agreement in accordance with its terms or July 31, 1998.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Upon consummation of the Merger, each of the Principal Stockholders will own approximately 9.9% of the outstanding shares of go2net Common Stock. In addition, in light of the key role played by Brad Dryer, Jeffrey Dryer and Jill McKinney in the business of SI, both in terms of substantive knowledge and in terms of client relationships, go2net wished to assure itself of the continued services of such persons following the Merger. Accordingly, the obligations of go2net and Acquisition under the Merger Agreement are conditioned upon the execution of employment agreements by each of Brad Dryer, Jeffrey Dryer and Jill McKinney.

     Pursuant to such employment agreements, each of such persons will be employed by go2net in positions to be mutually agreed upon within 30 days of the Merger for a three year term ending on June 30, 2001.

     Pursuant to their employment agreements, Brad Dryer and Jeffrey Dryer will each receive a bonus of $75,000, options to purchase 125,000 shares of go2net Common Stock, base salary of $60,000 until June 30, 1999, $67,500 until June 30, 2000 and $75,000 until June 30, 2001, and such other bonuses as shall be determined from time to time. Pursuant to her employment agreement, Jill McKinney will receive options to purchase 50,000 shares of go2net Common Stock, base salary of $55,000 until June 30, 1999, $60,000 until June 30, 2000 and $65,000 until June 30, 2001, and such other bonuses as shall be determined from time to time.

     The employment agreements also contain covenants not to compete with go2net or SI for a period equal to the longer of the three year term of the agreement or one year from the expiration of each such agreement.

REGISTRATION AND QUOTATION

     go2net has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") to permit the resale of the shares of go2net Common Stock issued in the Merger, and the Company will take all actions necessary to register or qualify such shares under state blue sky or securities laws in connection with the issuance of such shares pursuant to the Merger. go2net estimates that the Registration Statement will be filed within 90 days of the closing of the Merger. Additionally, go2net has granted piggyback registration rights to the holders of SI Securities for three years following the Filing Date. Such registration rights are subject to certain limitations set forth in the Merger Agreement.

     go2net has agreed to register the shares of go2net Common Stock issuable upon exercise of SI stock options assumed by the Company on a Registration Statement on Form S-8 to be filed with the Commission under the Securities Act.

THE MERGER AGREEMENT

     Representations and Warranties. In the Merger Agreement, the Company, Acquisition, SI and the Principal Shareholders have made certain customary and other representations and warranties relating to, among other things, (a) their respective organization and similar corporate matters, (b) their respective authorization and enforceability of the Merger Agreement, (c) their respective capital structures, (d) the accuracy of the financial information disclosed to the other, (d) the absence of certain changes or events since March 31, 1998 and
(e) the absence of material litigation.

     In addition, SI and the Principal Shareholders made additional representations and warranties, regarding, among other things, the status of operations of SI, including its employees and principal customers, and the status of various assets of SI, including properties, contracts, intellectual property and accounts receivable.

     The representations and warranties of each of the parties to the Merger Agreement shall remain in full force and effect until the earlier of (i) the date go2net has received a signed opinion from its independent auditors certifying the financial statements for go2net and its subsidiaries for the fiscal year ending September 30, 1998 in connection with their completion of the audit of such financial statements and (ii) December 31, 1998

     THE FOREGOING IS INTENDED MERELY AS A SUMMARY OF CERTAIN REPRESENTATIONS AND WARRANTIES OF GO2NET, ACQUISITION, SI AND THE PRINCIPAL SHAREHOLDERS. REFERENCE IS MADE TO ARTICLES III AND IV OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A FOR A COMPLETE STATEMENT OF THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY.

     Covenants. During the period from April 22, 1998 until the Filing Date, except as permitted by the Merger Agreement or as otherwise consented to in writing by the other party, go2net, Acquisition and SI have agreed to certain covenants. SI has agreed, among other things, to conduct its business only in the ordinary course and consistent with past practice, to preserve intact its good will and present business organization. The Company has agreed, among other things to carry on its business only in the ordinary course consistent with past practice, subject to the fiduciary duties of the Board of Directors and to advise SI of any claim, action, suit, proceeding or investigation relating to the transactions contemplated by the Merger Agreement. Acquisition has agreed not to conduct any activities other than as provided in or contemplated by the Merger Agreement.

     THE FOREGOING IS INTENDED MERELY AS A SUMMARY OF CERTAIN COVENANTS OF GO2NET, ACQUISITION AND SI. REFERENCE IS MADE TO ARTICLE VI OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A FOR A COMPLETE STATEMENT OF THE COVENANTS OF EACH PARTY.

     Conditions Precedent to Consummation of the Merger. The obligations of go2net, Acquisition and SI are subject to the satisfaction or waiver of certain customary and other conditions, including but not limited to the following: (a) the accuracy of the representations and warranties contained in the Merger Agreement, (b) the performance of all obligations under the Merger Agreement,
(c) the receipt of necessary corporate approval and (d) the receipt of all required approvals, authorizations and consents form governmental and regulatory authorities.

     THE FOREGOING IS INTENDED MERELY AS A SUMMARY OF CERTAIN CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER. REFERENCE IS MADE TO ARTICLES VIII AND IX OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A FOR A COMPLETE STATEMENT OF THE COVENANTS OF EACH PARTY.

     Termination, Waiver and Amendment. The Merger Agreement may be terminated at any time prior to the Filing Date:

          (a) by the mutual written consent of the Company and SI;

          (b) by either the Company or the SI

             (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated thereby and all appeals and means of appeal therefrom have been exhausted; or

             (ii) if the Filing Date does not occur on or before July 31, 1998;
        or

             (iii) if the stockholders of the go2net fail to approve the Merger (unless the failure to obtain such approval results from any breach of this Agreement by go2net or the breach of the go2net Voting Agreement).

          (c) by the Company or SI if any of the conditions precedent to the consummation of the Merger have not been met or waived prior to such time as such condition can no longer be satisfied.

     Indemnification. Under the Merger Agreement, the holders of SI Securities will indemnify and hold the Company harmless from, and will reimburse go2net for, any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized or to be realized by go2net (collectively, "Losses") arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of SI or the holders of SI Securities which is contained in the Merger Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the SI (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the holders of SI Securities which are contained in or made pursuant to the terms and conditions of this Agreement or the Letter of Transmittal.

     To secure the Company against any losses sustained as set forth above, 7 1/2% of the Merger Consideration (the "Escrow Shares") will be delivered to U.S. Bank, as escrow agent (the "Escrow Agent ") to be held for a period ending on the earlier of (i) the date go2net has received a signed opinion from its independent auditors certifying the financial statements for go2net and its subsidiaries for the fiscal year ending September 30, 1998 in connection with their completion of the audit of such financial statements and (ii) December 31, 1998, except Escrow Shares may be withheld after this date to satisfy claims for indemnification which are the subject to a claims notice delivered prior to that date.

     Except with respect to claims based on fraud committed by SI or any holder of SI Securities which are not limited, after the Filing Date, the Company's sole and exclusive remedy and recourse against each of the holders of SI Securities under the Merger Agreement for Losses attributable to any inaccuracy or breach of any representation or warranty of SI or the holders of SI Securities which is contained in the Merger Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto or any breach or nonfulfillment of, or any failure to perform, any of the covenants or undertakings of SI or the holders of the SI Securities which are contained in or made pursuant to the Merger Agreement or the Letter of Transmittal shall be against such holder's pro rata share of the Merger Consideration held in escrow pursuant to the Escrow Agreement. Notwithstanding anything herein to the contrary, the holders shall have no liability for indemnification until the aggregate losses to go2net and the SI exceed $75,000, at which point each holder shall be liable only for his or its pro rata share of the amount of such losses in excess of $75,000.

     Fees and Expenses. The parties shall each bear its own costs and expenses in this transaction, except, to the extent fees, expenses and accounts payable exceed SI's cash balances, the excess shall be paid by the principal stockholders of SI.

     In the event the Filing Date does not occur on or before July 31, 1998, primarily as a result of the breach of the Merger Agreement or as a result of the failure of the stockholders of SI or go2net to approve the Merger, and either SI or go2net elects to terminate the Merger Agreement, the party who has breached the Merger Agreement or whose stockholders have not approved the Merger will pay to the other party a break-up fee of $500,000, without limiting any other rights of such under the Merger Agreement or otherwise.

     No Solicitation. SI has agreed not to take any action to solicit, initiate, seek, encourage or support any inquire, proposal or offer from, furnish any information to, or participate in any negotiations regarding any acquisition of SI, any merger or consolidation with or involving SI, or any acquisition of any material portion of the stock or assets of SI, or any equity or debt financing of SI or any material license of intellectual property rights or enter into an agreement with respect to the foregoing with any party other than go2net.

ACCOUNTING TREATMENT

     It is intended that the Merger will be treated as a pooling-of-interests combination under generally accepted accounting principles. It is a condition to the obligation of go2net to consummate the Merger that go2net receive, on the closing date under the Merger Agreement, a letter from its independent auditors, Ernst & Young LLP, that such firm concurs with go2net's management and SI's management that, under generally accepted accounting principles, the Merger will qualify as a pooling-of-interests transaction. As a result of pooling-of-interests accounting, the consolidated financial statements of go2net after the Merger will combine the accounts of SI with those of go2net. See "go2net and SI Unaudited Pro Forma Condensed Combined Financial Statements" included on pages 20 to 27 hereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

REGULATORY APPROVALS

     Certain federal or state regulatory approvals are required and must be complied with, in order to effect the Merger including the filing of the Articles of Merger with the Secretary of State of the State of Delaware.

RIGHTS OF DISSENTING STOCKHOLDERS

     go2net Stockholders. Under the DGCL, the holders of go2net Common Stock are not entitled to demand appraisal of, or payment for their shares as a result of the Merger or issuance of shares of go2net Common Stock in connection with the Merger.

     SI Stockholders. If the Merger is consummated, any holder of shares of SI Common Stock outstanding who does not vote such shares in favor sf such Merger and fully complies with all applicable provisions of Section 262 of the DGCL in entitled to require go2net to purchase such shares (any and all of such shares being referred to in this Proxy Statement as the "SI Dissenting Shares") for cash.

                          APPROVAL OF AMENDMENT OF THE
                      GO2NET, INC. 1996 STOCK OPTION PLAN

GENERAL

     The go2net, Inc. 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Company's stockholders in March 1996. The purpose of the 1996 Plan is to attract and retain key employees, directors and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 1996 Plan, incentive stock options may be granted to employees and officers of the Company or any subsidiary and non-qualified stock options may be granted to employees, officers, directors and consultants of the Company or any subsidiary.

                      PROPOSED AMENDMENT TO THE 1996 PLAN

     The Board of Directors has adopted an amendment to the 1996 Plan, subject to approval by the stockholders, to increase the aggregate number of shares that may be subject to grants thereunder from 1,500,000 to 2,500,000 in order to ensure that a sufficient number of shares are available for issuance in the future. The Board of Directors has adopted the amendment to the 1996 Plan to further the growth and financial success of the Company by aligning the personal interests of employees (through the ownership of Common Stock) with those of the stockholders of the Company. The Board of Directors believes that the increase in the number of shares that may be subject to option grants under the 1996 Plan will enhance the ability of the Company to attract, retain, compensate and motivate key employees, directors and consultants, and that the adoption of the amendment will be important to the future success of the Company.

     Set forth below is a summary of the principal provisions of the 1996 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the amendment to the 1996 Plan.

ADMINISTRATION

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. The members of the Compensation Committee are appointed by the Board of Directors and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The present members of the Compensation Committee are Messrs. Cline and Riccio.

ELIGIBILITY

     Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (v) the time, manner and form of payment upon exercise of an option.

     In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

TERMS OF OPTIONS

     Options granted under the 1996 Plan are exercisable at such times and during such period as is set forth in the option agreement, but cannot have a term in excess of ten years from the date of grant. The Compensation Committee is entitled to accelerate the date of exercise of any installment of any option, except that without the consent of the optionee, the Compensation Committee shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee. The option exercise price for options designated as non-qualified stock options granted under the 1996 Plan is determined by the Compensation Committee. The option exercise price for incentive stock options granted under the 1996 Plan shall be no less than fair market value of the Common Stock of the Company at the time the option is granted and no less than 110% of the fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company. Options granted under the 1996 Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any employee in any one calendar year cannot exceed 250,000 shares.

     An option is not transferable by the optionee except by will or by the laws of descent and distribution. Options are exercisable only while the optionee remains in the employ of the Company or for a limited period of time thereafter.

TERMINATION OR AMENDMENT OF THE 1996 PLAN

     Unless sooner terminated, the 1996 Plan shall terminate on March 10, 2006, ten years from the date on which the 1996 Plan was adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the 1996 Plan or make such modification or amendment as it deems advisable; provided, however, that the Board of Directors may not, without stockholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1996 Plan or make any other change in the 1996 Plan which requires stockholder approval under applicable law or regulations. The Compensation Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided however that, without the consent of the optionee, the Compensation Committee shall not change the number of shares subject to an option, or the exercise price or term thereof.

RECAPITALIZATION; REORGANIZATION; CHANGE OF CONTROL

     The 1996 plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise, the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the acquisition by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise, (ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof. Upon dissolution or liquidation of the Company, all options granted under the 1996 Plan shall terminate.

TAX EFFECTS OF PARTICIPATION IN THE 1996 PLAN

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the optionee upon exercise of the option and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will recognize ordinary income to the extent of the lesser of
(i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

     For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

     The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option.

     The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of new shares under Section 1036 of the Code, with the exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares representing the spread between the fair market value of all the new shares (including the exchanged shares and the additional new shares) and the aggregate option price therefor. The fair market value of the additional new shares will be taxable as ordinary income to the employee under Section 83 of the Code. The additional new shares will have a basis equal to the fair market value of the additional new shares.

     Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

NEW PLAN BENEFITS

     The Board of Directors has not granted any options from the additional pool of shares subject to the amendment to its Plan. Accordingly, it is not possible to state the persons who will receive stock options under the 1996 Plan in the future, nor the amount of options which will be granted thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                          APPROVAL OF AMENDMENT TO THE
             RESTATED CERTIFICATE OF INCORPORATION OF GO2NET, INC.

     The Board of Directors has adopted an amendment to the Restated Certificate of Incorporation, subject to approval by the stockholders, to increase the number of authorized shares of go2net Common Stock from 9,000,000 to 50,000,000. The full text of Article Fourth, as proposed to be amended in the Company's Restated Certificate of Incorporation, is attached as Appendix C to this Proxy Statement and is incorporated herein by reference.

     The Board of Directors believes that the adoption of the proposed amendment to the Restated Certificate of Incorporation is advantageous to the Company and its stockholders. It would provide additional authorized shares go2net of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or the rules of the Nasdaq SmallCap Market or other stock exchange on which the Company's securities may then be listed) and for other corporate purposes which the Board may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, stock options and employee benefit plans including the 1996 Stock Option Plan. In the event stockholder approval of this proposal is obtained, the Company would have a total of 45,486,450 authorized but unissued shares of go2net Common Stock remaining available pursuant to its Restated Certificate of Incorporation, of which 2,500,000 shares would be reserved for issuance under the Company's 1996 Stock Option Plan, if the amendment to the 1996 Stock Option Plan contained in this Proxy Statement is approved and 1,250,000 shares would be issued in connection with the acquisition of SI. These additional authorized shares of go2net Common Stock will restore the Company's flexibility to issue go2net Common Stock to a level the Board of Directors believes advisable.

     The additional shares of go2net Common stock for which authorization is sought would be identical to the shares of go2net Common Stock now authorized. Adoption of the proposed amendment and the issuance of go2net Common Stock would not affect the rights of holders of currently outstanding go2net Common Stock, except for effects incidental to increasing the number of shares of go2net Common Stock outstanding. Holders of go2net Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                         INFORMATION CONCERNING GO2NET

COMPANY OVERVIEW

     go2net <URL: http://www.go2net.com/> is an interactive technology company that operates a group of Web sites and develops software. MetaCrawler <URL: http://www.metacrawler.com/> is a search/index guide that combines various existing search/index guides into one guide (a "metasearch engine"); PlaySite
<URL: http://www.playsite.com/> is a Java-based multi-user games network; and
StockSite <URL: http://www.stocksite.com/> offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance. The Company focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings.

     Traffic on the Company's Internet sites has increased significantly since the commercial launch of the Company's first Web site on November 7, 1996 to over 65,000,000 page views and 12,000,000 visits during the month of April 1998.

     The Company's Internet sites seek to attract what the Company believes is the typical Internet user of today (18 to 39 years old, middle- to upper-middle class and college-educated) and the advertisers wishing to reach this target market. Since the Company's inception, substantially all of the Company's revenue have been derived from advertising sales.

     On January 31, 1997, the Company sublicensed from Netbot, Inc. ("Netbot") on an exclusive basis (with certain limited exceptions) MetaCrawler <URL: http://www.metacrawler.com/>, a metasearch engine developed by the University of Washington and Netbot, and associated intellectual property rights (the "MetaCrawler Service"). The MetaCrawler Service is a free World Wide Web search service which sends search queries to several Web search engines. The Company integrated the MetaCrawler Service into the Company's product offerings in March 1997.

     On July 22, 1997, the Company announced that it had formed a multi-user gaming network through its July 15, 1997 acquisition of PlaySite <URL: http://www.playsite.com>, a Java-based multi-user games site, and certain gaming infrastructure technology from Internet Games Corporation. PlaySite is based on a proprietary, 100% Java, multi-user communication system and game-building toolkit. Through PlaySite, the Company is focused on developing latency-tolerant multi-user board, card, trivia, party, adventure and simulation games, as well as chat, messaging and bulletin boards. The Company also plans to develop certain proprietary, original games based on the PlaySite technology.

     On April 23, 1998, the Company announced that it entered into an Agreement and Plan of Merger to acquire Silicon Investor in exchange for 1,250,000 shares of go2net Common Stock.

INDUSTRY BACKGROUND

     Growth of the Internet and the World Wide Web. The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information, and conduct business. Much of the growth to date in the use of the Internet by businesses and individuals is due to the emergence of the World Wide Web. The World Wide Web is a network medium that includes a wide range of content and activities. Within the World Wide Web there can be found content such as magazines, news and sports information, radio broadcasts, and corporate, product, educational, research and political information, as well as activities such as customer service, electronic commerce, hotel and airline reservations, banking, games and discussion groups. Electronic documents or "Web pages," which may contain textual, audio and video information, are published on the World Wide Web on what is referred to as a "Web site" in a common format. Users can view and move among these Web pages by using software called "Web browsers" such as Netscape Navigator or Microsoft Internet Explorer. Users specify which electronic documents they wish to view with their Web browser by entering a document's unique electronic Web address, or Universal Resource Locator ("URL").

     Jupiter Communications estimates that the Web views population will grow from approximately 49,000,000 views in 1997 to approximately 116,000,000 views by 2002. The Company believes that the growth in the number of Internet users has been fueled principally by significant investments by leading technology and computer software companies, public interest and the potential pervasive effect of the Internet on virtually every industry. In particular, the existing and increasing number of personal computers in the workplace and at home, improvements in the performance and speed of personal computers and modems, the development of easy-to-use graphical user interfaces, improvements in the network infrastructure, the enhanced ease of access to the Internet by Internet service providers, consumer-oriented Internet services and long-distance telephone companies, the emergence of standards for Internet navigation and information access and the declining costs of Internet service have all been contributing factors to the current growth in the use of the Internet and the World Wide Web by businesses and individuals.

     The Internet and Traditional Media. The World Wide Web provides the opportunity for Internet technology application and content providers to create products and services that are timely, interactive, and offer information in a manner not typically produced by traditional forms of media. While the print media can be comprehensive with respect to its subject matter and the television broadcast media is well-suited to conveying content with a high degree of audio and visual information, each generally lacks interactivity, and the information provided thereby cannot be personalized or customized. In addition, the print media lacks the ability to provide real-time information and the television broadcast media typically offers only a broad coverage of the subject matter. Web sites can offer the user archives, related stories and other tools to enhance the attractiveness and utility of the information received. The World Wide Web also makes it possible to deliver personalized, real-time information to the user through software applications that allow the user to customize and manipulate the information accessed. The delivery of Internet content may be used not only to address a user's preferences, but also to optimize, among other things, the utility thereof based on the user's computer hardware, software and bandwidth. The Company believes that many of the more prominent Web sites have been successful in creating "virtual communities" by offering the user opportunities to, among other things, congregate, trade information, make purchases and interact with the content and/or programs. The Company believes that Web sites that have been successful in building a "virtual community" among its users have been able to significantly increase the number of users accessing their particular Web site.

     Business Opportunities on the Internet. The Company believes that the leading Internet technology application and content providers will benefit from the increasing number of Internet users since advertisers will more likely advertise on Web sites that demonstrate a high volume of user traffic and provide advertising programs designed for specific demographic groups. As a result, the Company believes that a significant opportunity exists for companies providing unique, niche technologies, products and services on the Internet. The Company believes that a significant opportunity exists to exploit certain niches of the Internet user community by providing search technologies, Java-based games and gaming technologies, and business and finance content and technology tools, and commerce opportunities. The Company believes that the Internet market for advertising will continue to grow in the foreseeable future. Jupiter Communications estimates that the market for Internet-based advertising and sponsorships will grow from approximately $940 million in 1997 to approximately $7.7 billion in 2002.

     The Company believes that an important factor in the recognition of the World Wide Web as a legitimate advertising medium is the ability to direct advertising to specific user groups, directly distribute targeted information to users on an individualized basis and receive timely feedback from users. Current technology allows Web sites to monitor the demographics of their users and deliver specific information to the advertisers and advertising agencies. The Company believes that continued improvements in the tools and technologies used to measure user response to advertisements on the Internet and to track purchasing decisions should increase the effectiveness and attractiveness of Internet-based advertising. The emerging model for advertising rates is that advertisers pay a premium for a targeted audience. The Internet can also provide the user with direct access to the advertiser with "click-through" advertisements, where an electronic transaction is capable of occurring immediately if the advertiser has a Web site capable of conducting sales and purchases via the Internet. Another perceived advantage of Internet-based advertising is that such advertising can be evaluated and monitored daily, and in the future should be capable of being monitored in real-time. If an Internet-based advertisement is not delivering the anticipated results, an advertiser can remove the advertisement within a short period of time and replace it with an advertisement that may be more likely to deliver the desired results.

     In light of increased growth in the number of Internet users, certain Internet sites charge a subscription fee for users to access certain of their products and/or services as an additional revenue source. These subscription fees are charged to either supplement advertising revenues or as an entirely separate revenue model. Additionally, the Company believes that the growth of the Internet and its adaptation to commercial use presents a significant new opportunity for merchants to reach a wider customer base. However, before Internet commerce can experience significant growth, consumers, merchants and financial institutions must be satisfied that the electronic manifestations of existing payment methods are as safe, convenient and as secure as their current counterparts. No assurance can be given that such safe, convenient and secure Internet payments can be developed or, if developed, can be effectively used by, or be cost efficient for, most Internet users.

STRATEGY

     The inability of the Company to achieve any portion of its strategic goals may have a material adverse effect on its business, financial condition and operating results. There can be no assurances that the Company will be able to achieve any of such goals and, if not so achieved, that it will be able to develop and implement alternative strategic goals. Key elements in the Company's strategy include:

     Generate and Sustain a High Volume of Usage. The Company seeks to draw a large number of users to the Company's Internet sites by generally providing its products and services to users free of charge and making them as widely accessible as possible. The Company is also focused on building its brands and believes its brand building will be a significant contributor to usage growth in the future.

     Create Innovative Advertising Solutions. The Company believes that the traffic flow generated on its Web sites provides an attractive platform for measurable, targeted, cost-effective and interactive advertising on the Internet. The Company seeks to provide differentiated solutions to advertisers, helping them exploit the capabilities of the Internet as an advertising medium. The Company is actively and continually seeking to develop innovative ways for advertisers to reach their target audiences through the Internet. The Company designs and offers customized packages that include the ability to change advertisements quickly and frequently, to target certain demographic groups or user profiles, to link a specific search term to an advertisement, to sponsor specific areas, to conduct advertising campaigns with rapid result delivery and to track daily usage statistics.

     Enhance and Expand the Company's Product Offerings. The Company intends to enhance its product offerings with additional content, features and functionality to build and enhance its market position. The Company also plans to incorporate into its product offerings new technologies developed internally or licensed from other companies that it believes will further differentiate its product offerings and provide users with a unique, value-added experience. In order to expand the Company's product offerings, the Company intends to pursue acquisitions of businesses, technologies, content and services that are complementary or related to the Company's business such as the acquisition of SI. The Company plans to pursue integration of subscription and other commerce areas in its existing and new Web sites.

     Provide Original, Compelling and Targeted Sites. The Company's Web sites focus on what the Company believes are areas that are currently among the most popular areas of interest on the Internet: search, games, and business and finance. In addition, the Company believes that the building of a virtual community for the products and services found on its Internet sites is an important component in determining who chooses to access its sites.

     Establish Market Awareness and Brand Recognition. The Company believes that establishing and maintaining the go2net brand is a critical element of its strategy. In this regard, the Company has placed significant emphasis on establishing brand identity for its Internet sites and product offerings. The Company's brand and corporate identity seeks to reflect an Internet company that provides a unique, well-balanced array of Internet sites and technology applications. The Company seeks to build and reinforce its brand through advertising on the Internet; in trade magazines and in other traditional forms of media; editorial coverage; and a public relations strategy that includes frequent press releases. The Company believes that by successfully building its brands, there will be opportunities to expand into new offerings.

     Leverage Strategic Relationships. The Company seeks to leverage its current resources and infrastructure by entering into strategic relationships with third party developers of technologies and content. The Company believes that these relationships will enhance the Company's product offerings while leveraging the Company's development, sales and marketing resources. The Company has established relationships with a number of leading information providers and technology companies with respect to a significant portion of the information included on the Company's Internet sites. These relationships enable the Company to complement its proprietary offerings with information developed or compiled by third parties.

PRODUCTS

     The Company offers various Internet sites, products and services. Internet users access these sites, products and services directly through the go2net home page or through the individual home pages of the Company's Internet sites.

     MetaCrawler. Rated by InfoWorld magazine as the premier search service on the World Wide Web, MetaCrawler <URL: http://www.metacrawler.com/> continues to garner popularity and acclaim. In response to every user query, MetaCrawler incorporates results from the top search engines on the Web. It collates results, eliminates duplication, scores the results and provides the user with a single, comprehensive list of sites. MetaCrawler offers a low-bandwidth version, power-search options, and other customizable features. Additional value-added features include the MetaCrawler Marketplace, an online shopping center; The Ultimate Directory, a directory service; MiniCrawler, a small desktop version of MetaCrawler; and the unique MetaSpy feature, which allows users to view other users' queries-in-progress. In a December 1997 PC Magazine search engine review, MetaCrawler received Editor's Choice and Readers' Picks awards.

     PlaySite. PlaySite <URL: http://www.playsite.com/> offers 100% Java, latency-tolerant, multi-user games that incorporate chat, messaging, tournaments and player ratings. Currently in development are card games and other multi-user games to add to PlaySite, which has been recognized as one of the premier Java gaming sites on the World Wide Web. PlaySite has won editorial awards, and its technical advances have been recognized by the multi-user gaming industry and various media outlets, including CNBC, The Web magazine, Yahoo! Internet Life magazine, P.O.V. magazine, and PC Games magazine.

     StockSite. StockSite <URL: http://www.stocksite.com/> provides investors with the tools to track their assets -- and offers insights into the financial markets. The Stock Picks area of StockSite focuses on investment opportunities in small-cap and mid-cap companies. In addition to full research reports and the Stock Picks virtual portfolio, StockSite features regular commentary from industry professionals, such as The New York Observer's Christopher Byron and William Fleckenstein, a nationally-recognized money manager and frequent CNBC guest. StockSite also offers a customizable Java stock ticker and research tools: quotes, interactive Java graphs, historical data, portfolio creation, company news, company profiles, company-earnings estimates and company filings. StockSite has been the recipient of editorial awards. The Net magazine in October 1997 awarded StockSite the highest available marks in all of its review categories.

     Other. The Company also offers The Useless WWW Pages Web site <URL: http://www.go2net.com/ internet/useless>.

STRATEGIC RELATIONSHIPS

     The Company intends to leverage its current development resources and infrastructure by entering into strategic and licensing relationships with third party developers of content and technologies. The Company has established relationships with a number of leading information providers. The Company has agreements with information providers including S&P Comstock, Dow Jones & Company, Inc., New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc., News Alert, Junglee, Edgar Online, Reuters, and Market Guide Inc. The Company has also established a relationship with InterNAP Network Services, L.L.C., a Seattle-based private NAP (network access point). The InterNAP headquarters, where the Company's servers are located, maintains multiple DS-3 circuits with some of the largest Internet service providers. This relationship helps to maximize the speed and accessibility of the Company's Web sites for users.

     In January 1997, the Company licensed the MetaCrawler Service from Netbot. See "-- MetaCrawler License Agreement."

     The Company also has ongoing advertising barter relationships with various Internet companies and Web sites, which the Company believes help it enhance its brand recognition and potentially expand its user base.

REVENUE SOURCES

     Advertisers. As of March 31, 1998, the Company had relationships with approximately 100 advertisers, including CDnow, Robert Half International Incorporated, Patagonia, Cyberian Outpost and Datek. The typical advertiser being sought by the Company for its Internet sites is a large corporation or organization that currently advertises nationally in print, radio, television or electronic media, in addition to other types of corporations or organizations that currently advertise in electronic media. The Company seeks to establish advertising relationships with potential advertisers through its own advertising sales department and to supplement these efforts from time to time through national advertising agencies and independent advertising sales agencies. The pricing strategy is generally based on the number of impressions delivered or sponsorship of certain areas, with the goal of incentivizing advertisers to sign long-term agreements. No assurance, however, can be given that such strategy will result in significant advertising revenues to the Company.

     Subscriptions, Memberships, Licensing, Commerce, and Other
Transactions. The Company believes that there may be possibilities to segment certain areas on the Company's Internet sites as subscription areas. The Company is considering plans to offer subscription services in 1998, although there can be no assurance that the Company will be able to initiate or successfully operate any subscription areas. The Company also offers for sale products and services from certain of its advertisers, for which it, in certain cases, gets a percentage of any revenues generated. There can be no assurance that the Company will be able to maintain or successfully operate electronic commerce, for itself or its advertisers, through its Web sites. The Company also seeks to license certain internally developed technologies in use on the companies Internet sites to third parties. There can be no assurance that the Company will be able to successfully license any of such technologies to third parties.

ADVERTISING SALES

     As of March 31, 1998, the Company's advertising sales staff and advertising sales support staff consisted of 15 full-time employees located at the Company's executive offices in Seattle, Washington. In addition, the Company has relationships with two independent advertising sales agencies. The Company expects that its Internet-based advertising revenues will be derived from the sale of advertising and sponsorships by the Company's direct sales department supplemented by independent advertising sales agencies. As of March 31, 1998, the Company had relationships with approximately 100 advertisers. While the Company has developed and is implementing the advertising sales strategy described in this Proxy Statement, there can be no assurance that such strategy will be successful in achieving its objectives.

     The Company believes that the sponsorship of Internet-based products and services will play an increasingly important role in generating advertising revenues. The World Wide Web is relatively new to sponsorships, but this concept has been around for almost 50 years in traditional forms of media, originating back in the days of Kraft Television Theater (1947) and the Texaco Star Theater
(1948) and continuing today through corporate sponsorship of various forms of entertainment, such as sporting events and concerts. The Company believes that tasteful, authentic sponsorships will lead the user to believe that the sponsor is not being forced upon them, but rather is presenting a value-added product and/or service.

     The Company offers each of its advertisers the opportunity to access the number of times their advertisements are viewed on a daily basis through a private, dedicated URL located on the Company's Web servers. The Company believes that this process makes it easier for the advertiser to monitor the success of a particular advertisement on a daily basis, and gives the advertiser more confidence in the accuracy of the number of advertisement impressions delivered on the Company's Web site. In order to further serve the advertiser, the Company has from time to time established a page on its Web sites where users are asked to respond to a short survey in return for the opportunity to win prizes. The Company believes that the demographic information derived from such surveys may result in generating more interest in specific sites and attracting advertiser interest. No assurance, however, can be given that advertisers will find such surveys of use or value to them.

     Use of the Internet by consumers is at a very early stage of development, and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. The Company believes that its success depends upon its ability to obtain significant revenues from its Internet operations, which will require the development and acceptance of the Internet as an advertising medium. The Company believes that most advertisers and advertising agencies have limited experience with the Internet as an advertising medium and neither advertisers nor advertising agencies have devoted a significant portion of their advertising budgets to Internet-related advertising to date. In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to the Company's Internet sites. There can be no assurance that advertisers or advertising agencies will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, or if so persuaded or able, that they will find Internet-based advertising to be more effective than advertising in traditional media such as television, print or radio, or in any event decide to advertise on the Company's Internet sites. Moreover, there can be no assurance that the Internet advertising market will develop as an attractive and sustainable medium, that the Company will achieve market acceptance of its products and services or that the Company will be able to execute its business strategy successfully. Acceptance of the Internet among advertisers and advertising agencies will also depend on the level of use of the Internet by consumers, which is highly uncertain, and on the acceptance of the alternative new model of conducting business and exchanging information presented by the Internet. Advertisers and advertising agencies that have invested resources in traditional methods of advertising may be reluctant to modify their media buying behavior or their systems and infrastructure to use Internet-based advertising. Furthermore, no standards to measure the effectiveness of Internet-based advertising have yet gained widespread acceptance, and there can be no assurance that such standards will be adopted or adopted broadly enough to support widespread acceptance of Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

MARKETING

     The Company's marketing strategy is to enhance, promote and support a perception that the Company's Internet sites and product offerings are both original and compelling. The Company believes that it is necessary to provide Internet users with products and services that allow them a unique, value-added experience. To that end, the Company has focused on developing and offering Internet sites and technologies in areas where it believes it is positioned to offer unique, value-added products and services. This enhances the ability of the Company to provide Internet sites that it believes to be both original and compelling, as well as unique to the Internet medium.

     The Company currently is focusing on a marketing strategy to establish and maintain the go2net brand that includes informing search/index guides and information Web sites about the Company's Internet sites; periodic press releases promoting the Company's Internet sites and new products, services and technologies; important hires and other strategic relationships; and advertising on Web sites and in trade magazines. In addition, the Company's public relations strategy includes the development of relationships with various media to encourage editorial and press coverage.

     The Company believes that having a combination of a strong brand identity and unique product offerings is an approach that has been successful to date for certain of the prominent Internet sites. In order to implement its marketing plan and enhance its development efforts, the Company intends to routinely gather information regarding the types of products and services that Internet users seek. The Company intends to monitor users' needs and preferences primarily by periodically conducting focus groups and encouraging users to provide input in the form of electronic mail, or soliciting such opinions through surveys completed in conjunction with contests conducted by the Company.

     Each of these elements of the Company's marketing plan will depend upon the Company's ability to provide original and compelling products and services, which cannot be assured. If Internet users do not perceive the Company's Internet sites to be such, or if the Company introduces new products, services or Web sites, or enters into new business relationships or strategies that are not favorably received, the Company would likely be unsuccessful in promoting and implementing its marketing plan. Furthermore, in order to attract and retain users and to promote and implement its marketing plan, particularly in response to competitive pressures, the Company may find it necessary to commit greater financial and personnel resources to providing its Internet sites or creating or maintaining its brand recognition. If the Company is unable to provide the contemplated products and services or otherwise fail to establish and maintain brand recognition, or if the Company incurs excessive expenses in an attempt to improve its products and services or implement its marketing plan, the Company's business, financial condition and operating results would be materially adversely affected.

RESEARCH AND DEVELOPMENT

     A focus of the Company's research and development efforts is the enhancement of its technology applications and content through the use of Java-based software applications. The Company's programming staff devotes a portion of its time and efforts to the development of Java and other software applications, which are primarily used in connection with existing Company Internet sites and offerings. No assurance can be given that the Company will be able to develop enhancements to its product offerings or develop any new Java-based software applications, or if so developed, that such enhancements or applications will be commercially viable. Product development expenses for the year ended September 30, 1997 and the period from inception through the Company's year ended on September 30, 1996 were $548,706 and $137,159, respectively.

COMPETITION

     The market for Internet products and services is highly competitive. Furthermore, the Company expects the market for Internet advertising to become intensely competitive as there are no substantial barriers to entry. The Company believes the principal competitive factors in this market are name recognition, performance, ease of use, variety of value-added products and services, features and quality of support.

     The Company competes with other Internet sites for the time and attention of consumers and for advertising and subscription revenues. Competition among Internet sites is intense and is expected to increase significantly in the future. The Company's Internet sites compete against a variety of companies that provide similar offerings through one or more media, such as print, radio, television and the Internet. To compete successfully, the Company must develop and deliver popular, original, entertaining, informative and compelling product offerings to attract Internet users and to support advertising and, in the future, subscription fees. In the Company's areas of focus of search, games, and business and finance, in addition to competing with numerous newspapers, magazines, television programs and radio broadcasts that cover the same material, the Company competes with various companies and Internet sites, such as Starwave Corporation, Microsoft Corporation, c/net, Inc., America OnLine, Inc., MGM Interactive, Inc., CompuServe, Inc., Prodigy Services Co., Excite, Inc., Infoseek Corporation, Lycos, Inc., Netscape Communications Corporation, Time Warner, Inc., PointCast Incorporated, SOFTBANK Corporation, Yahoo! Inc., SportsLine USA, Inc. and Wired Ventures, Inc. Many, if not all, of these competitors also offer a wider range of products and services than does the Company, which products and services may be sufficiently attractive to Internet users to attract users to their services and, consequently, dissuade them from accessing the Company's Internet sites. If the Company is unable to continue to attract a significant number of Internet users to its Internet sites, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

     The market for Internet-based products and services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at relatively low cost within relatively short time periods. In addition, the Company competes for the time and attention of Internet users with thousands of non-profit Internet sites operated by, among other persons, individuals, government and educational institutions. Existing and potential competitors also include magazine and newspaper publishers, cable television companies and start-up ventures attracted to the Internet market. Accordingly, the Company expects competition to persist and intensify and the number of competitors to increase significantly in the future. Should the Company seek in the future to attempt to expand the scope of its product offerings, it will compete with a greater number of Internet sites and other companies. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for the Company to anticipate which companies are likely to offer competitive products and services in the future. There can be no assurance that the Company's Internet sites and product offerings will compete successfully.

     The Company believes that the competitive factors attracting Internet users include the quality of presentation and the relevance, timeliness, depth and breadth of information and services offered by the Company. With respect to attracting advertisers and advertising agencies, the Company believes that the competitive factors include, among others, the number of users accessing the Company's Internet sites, the demographics of such user base, the Company's ability to deliver focused and compelling advertising and interactivity through its Internet sites, and the overall cost-effectiveness and value of advertising offered by the Company. In addition, the success of the Company's business strategy depends on the sale of future Internet advertising at premium prices, based in part on the demographic characteristics of the Company's Internet users. With respect to attracting subscription-based users in the future, the Company believes that the competitive factors include, among others, the quality, uniqueness and usefulness of the product or service provided, the price charged for such product or service and the cost and accessibility of similar products and services through the Internet or competing media. Given the intense competition among Internet sites and other media, there can be no assurance that the Company will be able to compete successfully with respect to any of these factors.

     Many, if not all, of the Company's current and potential competitors have significantly greater financial, editorial, technical and marketing resources, longer operating histories, greater name recognition, and greater experience than the Company; and also have established relationships with more advertisers and advertising agencies. Many, if not all, of such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive advertising and subscription price policies and devote substantially more resources to developing Internet-based products and services than the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect the Company's business, financial condition and operating results. In addition, in response to competitive pressures, the Company may make certain pricing, business development and/or marketing decisions, or enter into acquisitions or new ventures that could have a material adverse effect on the Company's business, financial condition and operating results.

EMPLOYEES

     As of March 31, 1998, the Company had a total of 43 employees all of whom were based at the Company's executive offices in Seattle, Washington. Of the total of 43 employees, 17 were in sales and marketing, 3 were in providing and editing content for the Internet sites, 6 were in programming, 9 in design, quality assurance, technical support, documentation and product development, and 8 were in administrative and finance functions. In addition, as of March 31, 1998, the Company had agreements with 4 independent contractors to provide various services. None of the Company's employees is represented by a labor union, and the Company considers its employee relations to be good.

INTELLECTUAL PROPERTY

     The Company is dependent upon obtaining existing technology related to its operations. To the extent new technological developments are unavailable to the Company on terms acceptable to it or if at all, the

Company may be unable to continue to implement its business plan and its business, financial condition and operating results would be materially adversely affected.

     The success of the Company is dependent upon its ability to protect and leverage the value, if any, of its original Internet technologies, software, content and its trademarks, trade names, service marks, domain names and other proprietary rights it either currently has or may have in the future. The Company has filed service marks for its logo and name, as well as for the names of each of its Internet sites. In addition, given the uncertain application of existing copyright and trademark laws to the Internet, there can be no assurance that existing laws will provide adequate protection for the Company's technologies, Internet sites or domain names. Policing unauthorized use of the Company's technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do given, among other things, the global nature of the Internet.

METACRAWLER LICENSE AGREEMENT

     On January 31, 1997, The Company and Netbot entered into the MetaCrawler License Agreement pursuant to which Netbot granted the Company an exclusive (subject to certain limited exceptions), worldwide license to provide the MetaCrawler Service. Netbot has recently been acquired by Excite, Inc. As part of the MetaCrawler License Agreement, the Company has the exclusive right to operate, modify and reproduce the MetaCrawler Service (including, without limitation, the exclusive right to use, modify and reproduce the name "MetaCrawler" and the MetaCrawler URL in connection with the operation of the MetaCrawler Service). Netbot licensed the MetaCrawler Service and the other intellectual property rights associated therewith from the University of Washington ("UW") on an exclusive basis. The license has been granted to the Company by Netbot on an exclusive basis, but Netbot has reserved the right to use, modify, reproduce and license the MetaCrawler search engine for any purpose other than the provision of the MetaCrawler Service and the license is subject to the rights of UW to use, modify and reproduce the MetaCrawler search engine and derivatives of the MetaCrawler site to operate Internet sites for internal purposes within the UW domain and to use, modify and reproduce any of the licensed technologies for research, instructional and academic purposes. The search technology underlying the MetaCrawler Service and the MetaCrawler trademark is licensed to or owned by Netbot and sublicensed to the Company pursuant to the MetaCrawler License Agreement. A substantial portion of the traffic to the Company's Internet sites is currently derived from users of the MetaCrawler Service. Although the MetaCrawler License Agreement may be terminated by Netbot only upon a material default by the Company thereunder, the termination of the MetaCrawler License Agreement could have a material adverse effect on the Company's business, financial condition and operating results. Moreover, the termination of the License Agreement between UW and Netbot relating to Netbot's license of the MetaCrawler Service would result in the inability of the Company to continue to provide the MetaCrawler Service under the MetaCrawler License Agreement, which could have a material adverse effect on the Company's business, financial condition and operating results. In addition, any failure by the Company to continue the MetaCrawler Service for any reason could have a material adverse effect on the Company's business, financial condition and operating results.

     The MetaCrawler License Agreement provided for an initial license fee of $100,000 to be paid by the Company to Netbot. The Company is also required to pay Netbot up to $20,000 on a quarterly basis in 1997 if the average daily queries made through the MetaCrawler Service exceed certain targets. As of March 31, 1998, all such targets have been exceeded and all such payments have been made. In the event certain specified search engines remain available through the MetaCrawler Service after the first anniversary of the date of the MetaCrawler License Agreement, the Company is required to pay Netbot an additional fee of $50,000. In addition, commencing on January 1, 1999, the Company is required to pay to Netbot an annual fee of $25,000. The Company has agreed to pay Netbot annual royalties based on the Company's gross revenues received from the MetaCrawler Service, which royalties will be reduced by the $25,000 minimum annual payment.

PLAYSITE ACQUISITION

     On July 22, 1997, the Company announced that it had formed a multi-user gaming network through its July 15, 1997 acquisition of PlaySite <URL: http://www.playsite.com>, a Java-based multi-user games site, and certain gaming infrastructure technology from Internet Games Corporation for $500,000 in cash and 16,667 shares of the Company's common stock. PlaySite is based on a proprietary, 100% Java, multi-user communication system and game-building toolkit. Through PlaySite, the Company is focused on developing latency-tolerant multi-user board, card, trivia, party, adventure and simulation games, as well as chat, messaging and bulletin boards. The Company also plans to develop certain proprietary, original games based on the PlaySite technology.

SILICON INVESTOR ACQUISITION

     On April 22, 1998, the Company entered into an Agreement and Plan of Merger pursuant to which the Company agreed to acquire Silicon Investor through the merger of a wholly owned subsidiary of the Company into Silicon Investor in exchange for the issuance of go2net Common Stock. Silicon Investors is a discussion community on the Web.

GOVERNMENT REGULATIONS

     As a publisher and a distributor of content over the Internet, the Company faces potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that it publishes or distributes. Such claims have been brought, and sometimes successfully pressed, against Internet services. In addition, the Company could be exposed to liability with respect to the content or unauthorized duplication of material indexed in its search services. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, financial condition and operating results.

     As a provider of Internet content, the Company is subject to the provisions of existing and future United States federal legislation that can be applied to the Company's undertakings. Although there are currently few laws and regulations directly applicable to the Internet, it is possible that new laws and regulations will be adopted covering issues such as, among other things, privacy, copyrights, obscene or indecent communications and the pricing, characteristics and quality of Internet-based products and services. The adoption of restrictive laws and regulations could decrease the growth of the use of the Internet or expose the Company to significant liabilities associated with content available on or through the Company's Internet sites or otherwise cause a material adverse effect on the Company's business, financial condition and operating results. Application to the Internet of existing laws and regulations governing issues such as, among other things, property ownership, libel and personal privacy is also subject to substantial uncertainty.

     The adoption of such laws and regulations and the potential adoption of new and more restrictive laws and regulations may decrease the growth of the Internet, which in turn could decrease the attractiveness of the Company's Internet sites and reduce the demand for advertising thereon. In addition, the need to monitor and comply with existing and future laws and regulations will increase the Company's cost of doing business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain.

PROPERTIES

     The Company's executive offices are located in downtown Seattle, Washington in an office building in which the Company leases 13,481 square feet under a sublease that expires in September 2003. The Company is currently negotiating a lease with respect to the expansion of its office space.

     The Company's operations are dependent in part upon its ability to protect against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. The Company does not have a disaster recovery plan or sufficient business interruption insurance to compensate it for losses that may occur as a result of any of these events. The occurrence of any of these events could result in interruptions, delays or cessation in service to users of the Company's Internet sites, which could have a material adverse effect on the Company's business, financial condition and operating results.

LEGAL PROCEEDINGS

     The Company is not currently involved in any legal proceedings that it believes could have, either individually or in the aggregate, a material adverse effect on its business or financial condition.

                 GO2NET MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE MATTERS DISCUSSED IN THIS PROXY STATEMENT CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AS WELL AS THOSE DISCUSSED IN THIS SECTION AND ELSEWHERE IN THIS PROXY STATEMENT.

OVERVIEW

     The Company was incorporated on February 12, 1996 and is an interactive technology company that operates a group of Web sites and develops software. MetaCrawler <URL: http://www.metacrawler.com/> is a search/index guide that combines various existing search/index guides into one guide (a "metasearch engine"); PlaySite <URL: http://www.playsite.com/> is a Java-based multi-user games network; and StockSite <URL: http://www.stocksite.com/> offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance. The Company focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings.

     The Company has an extremely limited operating history upon which an evaluation of the Company and its prospects can be based. The Company anticipates that advertising revenues from the Company's Internet sites will constitute substantially all of the Company's revenues during the foreseeable future. Because the Company anticipates that its operations will incur significant operating losses for the foreseeable future, the Company believes that its success will depend upon its ability to obtain revenues from advertising on its Internet sites, which cannot be assured. The Company's ability to generate revenues is subject to substantial uncertainty. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by start-up companies in general, and specifically with respect to the new and rapidly evolving market for Internet-based products and services. To address these risks, the Company must, among other things, effectively establish, develop and maintain relationships with advertising customers, advertising agencies and other third parties, provide original and compelling products and services to Internet users, develop and upgrade its technology, respond to competitive developments, attract new qualified personnel and retain existing qualified personnel. There can be no assurance that the Company will succeed in addressing such risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results. Additionally, the Company's lack of an extensive operating history makes prediction of future operating results difficult. Accordingly, there can be no assurance that the Company will be able to generate significant revenues or that the Company will achieve, or maintain, profitability or generate revenues from operations in the future. Since inception, the Company has incurred significant losses and, as of March 31, 1998, had an accumulated deficit of $3,147,413. The Company currently intends to increase substantially its operating expenses in order to, among other things, expand and improve its Internet operations, fund increased advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, applications and other products and services. The Company expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future. To the extent such increases in operating expenses are not offset by revenues, the Company will incur greater losses than anticipated.

     The Company's quarterly operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of the Company's control. Factors that may adversely affect the Company's quarterly operating results include the level of use of the Internet, demand for advertising, seasonal trends in both Internet use and advertising placements, the addition or loss of advertisers, advertising budgeting cycles of individual advertisers, the level of use of the Company's Internet sites, the amount and timing of capital expenditures and other costs relating to the development, operation and expansion of the Company's Internet operations, the introduction of new sites and services by the Company or its competitors, price competition or pricing changes in the industry, technical difficulties or system failures, general economic conditions and economic conditions specific to the Internet and Internet media. In seeking to effectively execute its operating strategy, the Company may elect from time to time to make certain advertising and marketing or acquisition decisions that could have a material adverse effect on the Company's business, financial condition and operating results. The Company believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarters, the Company's operating results may be below the expectations of public market analysts and stockholders. In such event, the price of the go2net Common Stock would likely be materially adversely affected.

RESULTS OF OPERATIONS

  SIX MONTHS ENDED MARCH 31, 1998 COMPARED TO SIX MONTHS ENDED MARCH 31, 1997

     Revenue. For the three and six months ended March 31, 1998, the Company generated $609,143 and $934,536 in revenue, respectively. The Company did not generate any revenue for the three and six months ended March 31, 1997. The increase in revenue is the result of the development of the Company's Web sites over the last year and advertisers purchasing advertising banners on those sites.

     Costs of Revenue. Cost of revenue consists primarily of expenses associated with the production, enhancement, maintenance and support of the Company's online properties. These costs consist primarily of fees paid to third parties for content included in the online properties, Internet connection charges, equipment depreciation, and compensation. Costs of revenue also include, for all periods presented, expenses associated with the license agreements and royalties. For the three and six months ended March 31, 1998, costs of revenue was $329,290 and $626,908, respectively. The company did not incur any cost of revenue for the three and six months ended March 31, 1997, as it did not generate any revenue. The increase in absolute dollars is due primarily to royalties and amortization associated with technology licenses and increased costs relating to maintaining and supporting the Company's Web sites.

     Gross Margin. Gross margin as a percentage of revenue was 46% and 33% for the three and six month periods ended March 31, 1998, respectively. The Company did not have a gross margin for the three and six months ended March 31, 1997, respectively. The decrease in the gross margin as a percentage of revenue for the six months ended March 31, 1998 versus the three months ended March 31, 1998, is due primarily to the fact that most of the expenses within cost of revenue are fixed.

     In the future, the types of advertisements sold and revenue sharing provisions of content agreements may affect gross margins. Advertisements that target a specific audience typically have higher gross margins than advertisements which target a broader demographic. Furthermore, in certain circumstances, the Company shares advertising revenue with third party content providers based upon the number of consumers directed to specific areas within its sites. A decrease in targeted advertising sold, advertising rates or an increase in revenue sharing obligations could adversely affect gross margins.

     Operating Expenses. The Company's operating expenses have increased in absolute dollars since inception through March 31, 1998. This reflects the Company's investment in infrastructure and personnel costs to develop, market and sell its services. The Company believes that continued expansion of operations is essential to achieving and maintaining market share. As a result, the Company intends to continue to increase expenditures in all operating areas for the foreseeable future.

     Sales and Marketing. Sales and marketing expenses consist primarily of sales and marketing personnel costs, agency and consulting fees, travel, and promotional and advertising expenses. Sales and marketing expenses incurred by the Company for the three and six months ended March 31, 1998 were $235,291 and $364,228, respectively. Sales and marketing expenses for the comparable periods in 1997 were $10,735 and $26,088, respectively. The increase is primarily attributable to the hiring of additional marketing and sales staff. The Company intends to significantly increase its sales and marketing expenses in future periods.

     Product Development. Product development expenses consist of expenses incurred by the Company in its development and creation of its Internet sites. Product development expenses include compensation and related expenses, costs of computer hardware and software, and the cost of acquiring, designing and developing Internet technologies, products and services. All of the costs incurred to date in connection with the development of the Company's Internet sites have been expensed. Product development expenses incurred by the Company for the three and six months ended March 31, 1998 were $205,371 and $406,351, respectively. Product development expenses for the comparable periods in 1997 were $272,034 and $484,467, respectively. The Company believes that significant investments in enhancing its Internet sites will be necessary to be competitive. As a result, the Company may continue to incur, or increase the level of, product development expenses.

     General and Administrative. General and administrative expenses consist primarily of compensation not otherwise attributable to development expenses, rent expense, fees for professional services and other general corporate purposes. General and administrative expenses for the three and six months ended March 31, 1998 were $475,420 and $827,260, respectively. General and administrative expenses for the comparable periods in 1997 were $131,359 and $273,524, respectively. The increase was primarily attributable to an increase in personnel, professional service fees, relocation to new facilities, provision for doubtful accounts and depreciation on capital equipment. The Company expects general and administrative expenses to significantly increase in future periods as a result of, among other things, the additional costs of being a public company.

     Interest Income. Interest income for the three and six months ended March 31, 1998 was $130,593 and $279,035, respectively. Interest income for the comparable periods in 1997, was $921 and $8,200, respectively. Interest income was higher in 1998 as compared to 1997 as a result of interest earned on cash received from the Company's initial public offering.

     Income Taxes. The Company has not recorded an income tax benefit because it has incurred net operating losses since its inception.

  YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO THE PERIOD FROM INCEPTION (FEBRUARY 12, 1996) TO SEPTEMBER 30, 1996

     Revenues. For the year ended September 30, 1997, the Company generated revenues of $254,389, of which $90,999 represented cash revenues from advertising sales and $163,390 represented barter transaction revenues. The Company did not generate any revenues for the period from inception through September 30, 1996. The Company did not launch its initial Internet site until November 7, 1996 at which time it was still in the process of evaluating the technical features of the site.

     Cost of Revenues. For the year ended September 30, 1997, the Company incurred $226,839 in costs associated with barter transactions, production, enhancement, maintenance and support of the Company's online properties, of which $163,390 represented barter transaction expenses. There can be no assurance that the Company will be able to generate sufficient revenues, advertising or otherwise, to cover its costs of revenues. The failure to generate sufficient revenues in order to cover its costs of revenues will result in continued losses and will have a material adverse effect on the Company's business, financial condition and operating results.

     Operating Expenses Advertising and Marketing. Advertising and marketing expenses consist primarily of sales and marketing personnel, agency and consulting fees, public relations, travel and costs of marketing literature. Advertising and marketing expenses incurred by the Company for the year ended September 30, 1997 and the period from inception through September 30, 1996 were $88,491 and $10,150, respectively. The Company intends to significantly increase its advertising and marketing expenses in future periods.

     Product Development. Product development expenses consist of expenses incurred by the Company in the development and creation of its Internet sites and product offerings. Product development expenses include compensation and related expenses, costs of computer hardware and software, and the cost of acquiring, designing, and developing Internet technologies, products and services. All of the costs incurred to date in connection with the development of the Company's Internet sites have been expensed. Product development expenses incurred by the Company for the year ended September 30, 1997 and the period from inception through September 30, 1996 were $548,706 and $137,159, respectively. The Company believes that significant investments in enhancing its Internet sites and product offerings will be necessary to be competitive. As a result, the Company may continue to incur, or increase the level of, product development expenses.

     General and Administrative. General and administrative expenses consist primarily of compensation not otherwise attributable to development expenses, rent expense, fees for professional services and other general expenses. General and administrative expenses incurred by the Company for the year ended September 30, 1997 and the period from inception through September 30, 1996 were $1,379,105 and $283,832, respectively. The Company expects general and administrative expenses to significantly increase in future periods as a result of, among other things, the additional costs of being a public company.

     Interest Income. The increase in interest income is due to the funds available for investment as a result of the Company's initial public offering. Interest income for the year ended September 30, 1997 and the period of inception through September 30, 1996 was $270,272 and $13,383, respectively.

     Income Taxes. The Company has not recorded an income tax benefit because it has incurred net operating losses since its inception. As of September 30, 1997, the Company had Federal net operating loss carry forwards of approximately $2,130,000. The Federal net operating loss carry forwards will expire beginning in 2011 if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided in the Internal Revenue Code of 1986, as amended, and similar state provisions. See Note 3 of Notes to Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     At March 31, 1998, the Company's principal source of liquidity was $2,225,664 in cash and cash equivalents, along with $7,400,000 in short-term investments, derived primarily from the sale of the Company's equity securities. The Company also has a $1,000,000 revolving line of credit with a commercial bank that expires on December 13, 1998. All borrowings under such line of credit accrue interest at such bank's prime annual lending rate. As of March 31, 1998, no amounts were outstanding under this line of credit.

     Capital expenditures were approximately $477,509 and $100,765 for the six months ended March 31, 1998 and March 31, 1997, respectively. The Company has no material commitments for capital expenditures other than approximately $100,000 relating to the purchase of computer hardware and software. The Company anticipates a substantial increase in its capital expenditures through the remainder of fiscal 1998 consistent with its anticipated growth.

     The Company currently believes that available funds, cash flows expected to be generated from operations, if any, and the existing line of credit will be sufficient to fund its working capital and capital expenditures requirements for at least the next twelve months. Thereafter, the Company may need to raise additional funds. The Company's ability to grow will depend in part on the Company's ability to expand and improve its Internet operations, expand its advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet-based products and services. In connection therewith, the Company may need to raise additional capital in the foreseeable future from public or private equity or debt sources in order to finance such possible growth. In addition, the Company may need to raise additional funds in order to avail itself to unanticipated opportunities (such as more rapid expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties (such as the loss of key personnel or the rejection by Internet users or potential advertisers of the Company's Internet-based products and services) or to otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, then the percentage ownership of the Company's then existing stockholders will be reduced, stockholders may experience additional and significant dilution and such equity securities may have rights, preferences or privileges senior to those of the Company's Common Stock. There can be no assurance that additional financing will be available on terms acceptable to the Company or at all. If adequate funds are not available or are not available on terms acceptable to the Company, the Company may be unable to implement its business, sales or marketing plan, respond to competitive forces or take advantage of perceived business opportunities, which could have a material adverse effect in the Company's business, financial condition and operating results.

                               GO2NET MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

THE EXECUTIVE OFFICERS OF THE COMPANY ARE:

            NAME              AGE                         POSITION
            ----              ---                         --------
Russell C. Horowitz.........  32    President, Chief Executive Officer, Chief Financial
                                    Officer, and Chairman of the Board
John Keister................  31    Chief Operating Officer, Director
Paul S. Phillips............  25    Chief Technology Officer

     RUSSELL C. HOROWITZ is a founder of the Company and has served as its President, Chief Executive Officer, Chief Financial Officer and a director since its inception in February 1996. In March 1996, Mr. Horowitz founded Xanthus Capital, L.P., a Seattle, Washington-based merchant bank that focuses primarily on developing companies in emerging growth industries or special situations. Mr. Horowitz serves as the Chief Executive Officer and a director of Xanthus Management, L.L.C., the general partner of Xanthus Capital, L.P., and of DMR Investments, L.L.C., the investment advisor to Xanthus Capital, L.P. In July 1992, Mr. Horowitz was a founder of Active Apparel Group, Inc., a New York, New York-based apparel supplier. From 1992 until April 1994, Mr. Horowitz served as its Chief Financial Officer; and from May 1994 until May 1997, Mr. Horowitz served as its Director of Corporate Development and Investor Relations. Prior to July 1992, Mr. Horowitz served as a financial advisor to start-up and developing companies. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University in 1988.

     JOHN KEISTER is a founder of the Company and has served as the Company's Chief Operating Officer since its inception in February 1996 and since September 1997 as a director. From 1994 to February 1996, Mr. Keister served as the President, Chief Operating Officer and a director of ViewCom Technology International, Inc., a Seattle, Washington-based computer software developer. From 1992 to 1994, Mr. Keister managed European marketing operations for Dorian International, Inc., a White Plains, New York-based export management company. Mr. Keister received a B.A. in International Affairs and Philosophy from Occidental College in 1989.

     PAUL S. PHILLIPS has served as the Company's Vice President -- Technology since July 1996 and since July 1997 as Chief Technology Officer. Mr. Phillips is a contributing author of the Internet Security Professional Reference. In addition, Mr. Phillips has written for Internet Advisor magazine and is a frequent contributor in numerous technical forums. From September 1990 to May 1996, Mr. Phillips was a student at the University of California at San Diego. While at the University of California at San Diego, Mr. Phillips served as lead Web developer and Internet security consultant at Primus Consulting from July 1994 to August 1995 and as systems administrator of CERFNet and systems administrator and Webmaster of InterNIC from October 1993 to October 1994. Mr. Phillips received a B.S. in Computer Science from the University of California at San Diego in 1996.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and Chief Operating Officer for all services rendered in all capacities to the Company for the Company's fiscal year ended September 30, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                     ANNUAL            COMPENSATION
                                                  COMPENSATION     ---------------------
                                                 ---------------   SECURITIES UNDERLYING      ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY    BONUS         OPTIONS#          COMPENSATION($)
      ---------------------------         ----   -------   -----   ---------------------   ---------------
Russell C. Horowitz.....................  1997   $36,000    $0            150,000              $17,791
President and Chief Executive Officer     1996   $21,000    $0                  0              $ 5,292
John Keister............................  1997   $45,000    $0            150,000              $ 9,459
Chief Operating Officer                   1996   $26,250    $0                  0              $ 4,549

GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended September 30, 1997.

                             1997 OPTION GRANTS(1)

                                                                                   POTENTIAL REALIZATION
                           INDIVIDUAL                                                 VALUE AT ASSUMED
                             GRANTS                                                   ANNUAL RATES OF
                           ----------     % OF TOTAL                              STOCK PRICE APPRECIATION
                                        OPTIONS GRANTED                               FOR OPTION TERM
                             OPTION      TO EMPLOYEES     EXERCISE   EXPIRATION   ------------------------
          NAME               GRANTS         IN 1997        PRICE        DATE          5%           10%
          ----             ----------   ---------------   --------   ----------   ----------    ----------
Russell C. Horowitz......   150,000           29%          $8.00     11/15/2001    $331,538      $732,612
John Keister.............   150,000           29%          $8.00     11/15/2001    $331,538      $732,612

---------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

STOCK OPTION EXERCISES AND SEPTEMBER 30, 1997 STOCK OPTION VALUES

     Set forth in the table below is information concerning the value of stock options held at September 30, 1997 by the Named Executive Officers of the Company. None of the Named Executive Officers exercised any stock options during the year ended September 30, 1997.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                YEAR AND OPTION VALUES AS OF SEPTEMBER 30, 1997

                                                                                           VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT SEPTEMBER 30, 1997        SEPTEMBER 30, 1997(1)
                        SHARES ACQUIRED    VALUE     ------------------------------    ----------------------------
         NAME             ON EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
         ----           ---------------   --------   ------------    --------------    -----------    -------------
Russell C. Horowitz...          --            --       112,500           37,500         $112,500         $37,500
John Keister..........          --            --       112,500           37,500         $112,500         $37,500

---------------
(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at September 30, 1997 ($9 per share) and the exercise price of the options, multiplied by the applicable number of options.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Russell C. Horowitz and John Keister pursuant to which they serve as President and Chief Executive Officer and Chief Operating Officer, respectively, of the Company.

     Mr. Horowitz's employment agreement with the Company provides for a four-year term commencing March 1, 1996. Under this agreement, Mr. Horowitz receives an annual salary of $36,000. Mr. Keister's employment agreement with the Company provides for a four-year term commencing March 1, 1996. Under this agreement, Mr. Keister receives an annual salary of $45,000, which was increased to an annual salary of $72,000 starting October 1, 1997. While Mr. Horowitz's employment agreement provides that he may be engaged in other non-competing business activities, Mr. Horowitz has devoted substantially all of his time and effort to performing his duties as an executive officer of the Company. Mr. Horowitz will continue to devote substantially all of his time and effort to serving as an executive officer of the Company until, if ever, replacements or successors to his duties are employed by the Company.

     Each of the employment agreements described above provides for certain employee benefits, including, without limitation, participation in the Company's stock option plan or any other incentive or bonus plan which the Company may institute in the future, as well as health insurance. Each of the employment agreements provides for a one-year non-competition period following termination of the employment agreement. Each of such employment agreements provides for termination upon a change of control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 8, 1998 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each executive officer of the Company, and (iv) by all directors and executive officers who served as directors or executive officers at May 8, 1998 as a group.

                                                             AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
           ------------------------------------             -----------------------    ----------------
Russell C. Horowitz(2)(3).................................         1,733,650                37.48%
  c/o go2net, Inc.
  999 Third Avenue
  Seattle, Washington 98104
Xanthus Capital, L.P.(3)..................................           516,150                11.43%
  999 Third Avenue
  Seattle, Washington 98104
John Keister(4)...........................................           237,500                 5.13%
  c/o go2net, Inc.
  999 Third Avenue
  Seattle, Washington 98104
Paul S. Phillips..........................................            75,000                 1.67%
  c/o go2net, Inc.
  999 Third Avenue
  Seattle, Washington 98104
Dennis Cline(5)...........................................            85,000                 1.88%
  47 Harrowgate Drive
  Cherry Hill, New Jersey 08003
Michael J. Riccio, Jr.(5).................................            25,000                  .55%
  101 Federal Street
  Boston, Massachusetts 02110
Martin L. Schoffstall(6)..................................            60,000                 1.33%
  5790 Devonshire Road
  Harrisburg, Pennsylvania 17112
All executive officers and directors as a group (6
  persons)(3).............................................         2,216,150                46.57%

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 4,513,550 shares of Common Stock outstanding as of May 8, 1998.

(2) Includes 450,000 shares of Common Stock held by The Porpoise Corporation, a Washington corporation wholly owned by Mr. Horowitz. Also includes options to purchase 112,500 shares of Common Stock that are currently exercisable.

(3) Includes 516,150 shares of Common Stock held by Xanthus Capital, L.P. Mr. Horowitz may be deemed to be the beneficial owner of the shares of Common Stock held by Xanthus Capital, L.P. by virtue of his role as a director, executive officer and interest holder of Xanthus Management, L.L.C., the general partner of Xanthus Capital, L.P. Mr. Horowitz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Xanthus Capital, L.P.

(4) Includes options to purchase 112,500 shares of Common Stock that are currently exercisable.

(5) Includes options to purchase 10,000 shares of Common Stock that are currently exercisable.

(6) Includes 37,500 shares of Common Stock held by MLS-I, L.L.C., a limited liability company of which Mr. Schoffstall is an executive officer.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

     The Company's executive compensation program is administered by the Committee. The Committee, which is composed of two independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation.

COMPENSATION PHILOSOPHY

     The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The Compensation policies are designed to achieve the following objectives:

     Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

     Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of stockholder value.

     Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

COMPENSATION PROGRAM

     The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

     Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are below competitive salary levels for similar positions in these Internet companies.

     Annual Incentive Awards. The Company's executive officers may be eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. For 1997, there was no formal bonus program established for executives.

     Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1996 Stock Option Plan, the purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments generally over one to four years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Horowitz's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Horowitz's current annual base salary is $36,000 subject to annual review and increase by the Board of Directors of the Company. During fiscal 1997, Mr. Horowitz was granted options to purchase 150,000 shares of Common Stock at an exercise price of $8.00 per share, the initial public offering price of the Company's Common Stock. The options have a 60-month term and provide that one-half of the options vest on the 90th day following completion of the initial public offering (July 27, 1997), and one-quarter of the options vest on the one year and 18th month anniversary of the option grants.

SECTION 162(m) LIMITATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's 1996 Stock Option Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its stockholders.

                                          COMPENSATION COMMITTEE

                                          DENNIS CLINE, MICHAEL J. RICCIO, JR.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

GENERAL

     Messrs. Cline and Riccio serve as members of the Compensation Committee. Neither Mr. Cline nor Mr. Riccio was an officer or employee of the Company or any of its subsidiaries during fiscal 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1996, the Company sold an aggregate of 350,000 shares of its Preferred Stock in a private placement for an aggregate purchase price of $350,000 ($1.00 per share). John Keister, Chief Operating Officer of the Company, purchased 5,000 shares of Preferred Stock in the private placement, which was subsequently gifted to members of his immediate family. In addition, certain members of Russell Horowitz's immediate family purchased an aggregate of 93,000 shares of Common Stock in the private placement.

     In June 1996, the Company sold an aggregate of 500,000 shares of its Preferred Stock in a private placement for an aggregate purchase price of $1,000,000 ($2.00 per share). The sole purchaser of such shares was Xanthus Capital, L.P., a Seattle, Washington based merchant bank. Russell C. Horowitz serves as the Chief Executive Officer and a director of Xanthus Management, L.L.C., the general partner of Xanthus Capital, L.P., and of DMR Investments, L.L.C., the investment advisor to Xanthus Capital, L.P. In addition, Mr. Horowitz is also a limited partner of Xanthus Capital, L.P.

     In August 1996, the Company sold an aggregate of 37,500 shares of Preferred Stock to MLS-I, L.L.C., a limited liability company of which Martin L. Schoffstall is an executive officer, for an aggregate purchase price of $75,000 ($2.00 per share). The Company has also entered into an agreement with Mr. Schoffstall pursuant to which Mr. Schoffstall contributes articles to be included on the Company's Web site. The agreement commenced on September 1, 1996 and will expire on September 1, 1998, subject to extensions by the parties thereto. In consideration of providing such articles, Mr. Schoffstall received a one-time grant of 12,500 shares of Common Stock (subject to repurchase by the Company depending on the length of time Mr. Schoffstall continues to provide such articles to the Company).

     In September 1996, the Company sold 25,000 shares of Preferred Stock to an immediate family member of John Keister for an aggregate purchase price of $50,000 ($2.00 per share).

     Between November 8, 1996 and November 20, 1996, all of the Company's 927,500 shares of Preferred Stock issued and outstanding were converted, at a conversion rate of one share of Preferred Stock for one share of go2net Common Stock, into an aggregate of 927,500 shares of go2net Common Stock.

     In December 1996, the Company sold an aggregate of 75,000 shares of go2net Common Stock to Dennis Cline for an aggregate purchase price of $150,000 ($2.00 per share).

     Mr. Riccio, a director of the Company and a member of the Compensation Committee, is a stockholder of the law firm Hutchins, Wheeler & Dittmar, which is general counsel to the Company.

                      DESCRIPTION OF GO2NET CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is:

     The authorized capital stock of go2net consists of 10,000,000 shares, consisting of 9,000,000 shares of common stock with $.01 par value per share and 1,000,000 shares of Preferred Stock with $.01 par value per share (the "Preferred Stock"). As of May 7, 1998, there were 4,513,550 shares of go2net Common Stock outstanding held by approximately 60 holders of record and no outstanding shares of Preferred Stock. The following summary is qualifies in its entirety by reference to the Company's Restated Certificate of Incorporation, which is filed as an exhibit to this Proxy Statement.

COMMON STOCK

     Holders of go2net Common Stock are entitled to receive dividends declared and paid on the go2net Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. See "Dividend Policy" for information regarding the Company's dividend policy. Except as otherwise required by law or the Restated Certificate of Incorporation, each holder of go2net Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. There is no cumulative voting meaning that the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The voting, dividend and liquidation rights of the holders of the go2net Common Stock are subject to and qualified by the rights of holders of the Preferred Stock. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of go2net Common Stock are entitled to receive an equal portion of the net assets of the Corporation available for distribution to holders of go2net Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

PREFERRED STOCK

     The Board of Directors is authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the DGCL. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any;
(v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

CERTAIN CORPORATE GOVERNANCE MATTERS

     General. Certain provisions of the Restated Certificate of Incorporation, the Bylaws and the DGCL may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the Board.

     The provisions of the Restated Certificate of Incorporation, the Bylaws and the DGCL described below are designed to reduce, or have the effect of reducing, the vulnerability of the Company to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of the Company or an unsolicited takeover attempt that is unfair to the Company stockholders. The summary of such provisions set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation, Bylaws and the DGCL.

     Business Combinations. Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include
(i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to,
(iv) certain transactions which would result in increasing the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (i) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time such person became an interested stockholder, (ii) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are officers and also directors and shares owned by certain employee sock plans) or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute. The Restated Certificate of Incorporation does not contain a provision electing to "opt-out" of Section 203.

LIMITATION OF LIABILITY

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Restated Certificate of Incorporation of go2net limits the liability of directors of go2net to go2net or its stockholders (in their capacity as directors but not their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, directors of go2net will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability (i) for any breach of director's duty of loyalty to go2net or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited go2net and its stockholders. The go2net Bylaws also provide indemnification to go2net's officers and directors and certain other persons with respect to certain matters.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company is Continental Stock Transfer Corporation.

                           INFORMATION CONCERNING SI

SI OVERVIEW

     Silicon Investor, Inc. <URL:http://www.techstocks.com> operates a site on the Web focused on personal finance. SI's primary focus is its discussion community, which has over 4,000,000 messages currently in its database. SI was co-founded by Brad and Jeff Dryer in August 1995 and has since attracted over 60,000 subscribers who have in certain cases paid a lifetime membership fee to participate in SI's financial discussions. In April 1997, SI established a subscription fee structure for charging an initial subscription fee for a lifetime membership. The initial subscription fee was originally set at $45 per user and was raised over the next 12 months to the current $125 subscription rate. More than 100,000 unique users visit Silicon Investor each day to discuss their stock holdings, conduct stock research, and review new investment ideas. With a current usage rate of over 100,000,000 page views per month and approximately 75,000 postings per week, SI is one of the most highly trafficked financial sites on the Web, as well as the premiere destination for investor discussions focused on technology companies. The site has successfully attracted a loyal and sophisticated user community. SI believes that this targeted demographic group is attractive to advertisers and has provided SI with the opportunity to establish meaningful advertising relationships.

     SI takes pride in offering a site defined by the interests of its users. Investors desire the ability to interact online, and SI has capitalized on this demand and leveraged this concept into a unique site where the users actually create the content. The management of SI makes every effort to implement features and create message boards that promote discussion on various topics of interest.

TECHNOLOGY

     SI primarily uses Pentium II and Pentium Pro based servers running Windows NT and SQL software. This highly scalable and efficient configuration handles more than 100,000,000 page views per month. The 4,000,000 messages contained within SI's databases are archived and fully searchable. SI believes that the site's speed and usability differentiate it from other related financial discussion Web sites.

     SI's Internet technology consists of proprietary software which allows for interconnectivity of the various applications within SI's Web site. This interconnectivity creates a dynamic environment that allows the applications to share information with each other and offer performance and usability that is competitive with other financial discussion Web sites.

     SI's relational and efficient technology is based upon a highly scalable architecture that offers the capacity to service a growing user base.

STRATEGY

     Key elements in SI's strategy include:

     Additional features. SI seeks to provide additional content-based features on the site to increase the utility to its users. SI plans to develop services within the site that will allow users to customize and tailor the products and services to their needs. SI also plans to offer additional communication features to its subscribers including features designed to raise switching costs for SI users relative to using competing message boards.

     Greater options. SI seeks to expand upon its existing areas, which include the technology area, by extending its forums to other investment areas. SI believes that multiple niches exist within the investment community and that a properly executed strategy will provide these various communities with an avenue to communicate ideas and research companies, information and trends through its Web site.

     The inability of SI to achieve any portion of its strategic goals may have a material adverse effect on its business, financial condition and operating results. There can be no assurances that SI will be able to achieve any of such goals and, if not so achieved, that it will be able to develop and implement alternative strategic goals. SI's ability to achieve any of such goals will depend in part on SI's ability to expand and improve its Internet operations, expand its advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet-based products and services.

STRATEGIC RELATIONSHIPS

     SI intends to leverage its position as a popular Web site in the personal finance area to enter into strategic and licensing relationships with third party developers and providers of content and technologies.

REVENUE SOURCES

     Advertisers. As of March 31, 1998, SI had relationships with approximately 10 cash paying advertisers, including Telescan, CBS MarketWatch, TheStreet.com, SureTrade and InvesTools. The typical advertiser for SI's Web site is a company that provides financial news and information, or offers online investing services. SI seeks to expand its advertising relationships through the use of sales representative agencies, in addition to its own sales and marketing efforts.

     Memberships. As of March 31, 1998, SI had approximately 60,000 registered members. While the level of activity varies among the user base, SI has continued to experience sequential growth in the number of subscribing members. SI currently offers a lifetime membership for a one-time fee of $125. While SI will honor existing memberships, SI anticipates changing its subscription model in the future.

     Transaction based revenues. Currently, SI does not have any revenue sharing agreements in existence. However, given SI's highly specific and sought after demographic, SI plans to pursue strategic relationships with companies seeking to promote the sale of their products and services through SI's site. These relationships could include revenue sharing arrangements in which SI receives a percentage of online sales made through its site.

COMPETITION

     The market for financial discussion is highly competitive. SI believes the principal competitive factors in the market are brand recognition, content quality, features, performance and ease of use. Some of SI's competitors offer similar features and services to SI's Web site. SI believes that the quality of the content and the sophistication of its user community make SI's Web site a superior site.

     SI competes with various companies and Internet sites, such as Yahoo!, Motley Fool, Wall Street Journal Online, CBS MarketWatch, TheStreet.com, Microsoft, and the RedHerring Direct. Many, if not all, of these competitors offer a wider range of features and services than SI and many of these competitors have significantly greater resources than SI. If SI is unable to attract and retain a significant number of users, SI's business, financial condition and operating results will be materially adversely affected.

EMPLOYEES

     As of March 31, 1998, SI had a total of 3 employees of which 2 were based at SI's executive offices in Overland Park, Kansas and 1 was based in San Francisco, California. Of the total of 3 employees, 1 was in sales and marketing and 2 were in design, quality assurance, technical support, documentation and product development functions. None of SI's employees is represented by a labor union, and SI considers its employee relations to be good.

INTELLECTUAL PROPERTY

     SI is dependent upon obtaining existing technology related to its operations. To the extent new technological developments are unavailable to SI on terms acceptable to it or not at all, SI may be unable to continue to implement its business plan and its business, financial condition and operating results would be materially adversely affected.

     The success of SI is dependent upon its ability to protect and leverage the value, if any, of its original Internet technologies, software, content and its trademarks, trade names, service marks, domain names and other proprietary rights it either currently has or may have in the future. SI has filed a service mark application for its logo and name. In addition, given the uncertain application of existing copyright and trademark laws to the Internet, there can be no assurance that existing laws will provide adequate protection for SI's technologies, Internet sites or domain names. Policing unauthorized use of SI's technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do given, among other things, the global nature of the Internet.

GOVERNMENT REGULATIONS

     As a publisher and a distributor of content over the Internet, SI faces potential liability for defamation, negligence, copyright, parent or trademark infringement and other claims based on the nature and content of the materials that it publishes or distributes. Such claims have been brought, and sometimes successfully pressed, against Internet service providers. In addition, SI could be exposed to liability with respect to the content or unauthorized duplication of material indexed in its search services. Although SI carries general liability insurance, SI's insurance may not cover potential claims of this type or may not be adequate to indemnify SI for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on SI's business, financial condition and operating results.

     As a provider of Internet content, SI is subject to the provisions of existing and future United States federal legislation that can be applied to SI's undertakings. Although there are currently few laws and regulations directly applicable to the Internet, it is possible that new laws and regulations will be adopted covering issues such as, among other things, privacy, copyrights, obscene or indecent communications and the pricing, characteristics and quality of Internet-based products and services. The adoption of restrictive laws and regulations could decrease the growth of the use of the Internet or expose SI to significant liabilities associated with content available on or through SI's Internet sites or otherwise cause a material adverse effect on SI's business, financial condition and operating results. Application to the Internet of existing laws and regulations governing issues such as, among other things, property ownership, libel and personal privacy is also subject to substantial uncertainty.

     The adoption of such laws and regulations and the potential adoption of new and more restrictive laws and regulations may decrease the growth of the Internet, which in turn could decrease the attractiveness of the SI's Internet sites and reduce the demand for advertising thereon. In addition, the need to monitor and comply with existing and future laws and regulations will increase SI's cost of doing business.

                   SI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE MATTERS DISCUSSED IN THIS PROXY STATEMENT CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SI'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW IN "ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS" AS WELL AS THOSE DISCUSSED IN THIS SECTION AND ELSEWHERE IN THIS PROXY STATEMENT.

OVERVIEW

     Silicon Investor is a Delaware company which began operations in 1995, under the name VB-Web Partners, Inc. Silicon Investor maintains a site on the World Wide Web which provides information about stock prices and earnings for technology stocks. Silicon Investor charges a membership fee to users of the Web site who request discussion capabilities. In addition, SI earns revenue from those vendors who advertise on SI's Web site.

     Silicon Investor has an extremely limited operating history upon which an evaluation of SI and its prospects can be based. Silicon Investor anticipates that advertising and membership revenue from SI's Web site will constitute substantially all of SI's revenue, if any, during the foreseeable future. Silicon Investor's ability to generate revenue is subject to substantial uncertainty. Silicon Investor's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by early stage companies in general, and specifically with respect to the new and rapidly evolving market for Internet-based products and services. To address these risks, SI must, among other things, effectively establish, develop and maintain relationships with subscribers, advertising customers, advertising agencies and other third parties, provide original and compelling products and services to Internet users, develop and upgrade its technology, respond to competitive developments, attract new qualified personnel and retain existing qualified personnel. There can be no assurance that SI will succeed in addressing such risks and the failure to do so would have a material adverse effect on SI's business, financial condition and operating results. Additionally, SI's lack of an extensive operating history makes prediction of future operating results difficult. Accordingly, there can be no assurance that SI will be able to generate significant revenue or that SI will achieve, or maintain profitability or continue to generate revenues from operations in the future. Silicon Investor currently intends to increase substantially its operating expenses in order to, among other things, expand and improve its Internet operations, fund increased advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, applications and other products and services.

     Silicon Investor's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of SI's control. Factors that may adversely affect SI's operating results include the level of use of the Internet, demand for advertising, seasonal trends in both Internet use and advertising placements, the addition or loss of advertisers, advertising budgeting cycles of individual advertisers, the level of use of SI's Internet sites, the amount and timing of capital expenditures and other costs relating to the development, costs and expenses relating to acquisitions, operation and expansion of SI's Internet operations, the introduction of new sites and services by SI or its competitors, price competition or pricing changes in the industry, technical difficulties or system failures, general economic conditions and economic conditions specific to the Internet and Internet media. In seeking to effectively implement its operating strategy, SI may elect from time to time to make certain advertising and marketing or acquisition decisions that could have a material adverse effect on SI's business, financial condition and operating results. Silicon Investor believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance.

RESULTS OF OPERATIONS

     Revenue. For the three months ended March 31, 1998, SI generated $326,355 in revenue. Silicon Investor did not generate any revenue for the three months ended March 31, 1997. For the years ended December 31, 1997 and 1996, SI generated $558,091 and $8,000 in revenue, respectively. The increase in revenue is the result of the development of SI's Web site over the last year and users subscribing to the site, along with advertisers purchasing banners on the site.

     Cost of Revenue. Cost of revenue consists primarily of expenses associated with the production, enhancement, maintenance and support of Silicon Investor's online properties. These costs consist primarily compensation for technical support staff.

     For the three months ended March 31, 1998, cost of revenue was $140,537. Silicon Investor did not incur any cost of revenue for the three months ended March 31, 1997, as it did not generate any revenue. For the years ended December 31, 1997 and 1996, cost of revenue was $144,343 and $0, respectively. The increase in absolute dollars is due primarily to increased costs in supporting SI's Web site, as a result of the increase in business activity.

     Gross Margin. Gross margin as a percentage of revenue was 57% for the three month period ended March 31, 1998. Silicon Investor did not have a gross margin for the three months ended March 31, 1997. Gross margin as a percentage of revenue for the year ended December 31, 1997 was 74%. SI did not have a gross margin for the year ended December 31, 1996. The decrease in gross margin as a percentage of revenue for the three months ended March 31, 1998 versus the year ended December 31, 1997 is due to increased support costs.

     In the future, the types of memberships and advertisements sold and revenue sharing provisions of content agreements may affect gross margins. Memberships and advertisements that target a specific audience typically have higher gross margins than those that target a broader demographic. A decrease in targeted subscriptions and advertising sold or rates could adversely affect gross margins.

     Product Development. Product development expenses consist of expenses incurred by SI in its development and maintenance of its Web site. Product development expenses include compensation and related expenses, costs of computer hardware and software, and the cost of acquiring, designing and developing Internet technologies, products and services. All of the costs incurred to date in connection with the development of SI's Web site have been expensed. Product development expenses incurred by SI for the three months ended March 31, 1998 have been classified as cost of revenue. Product development expenses for the three months ended March 31, 1997 were $54,557. Product development expenses were $54,557 and $33,983 for the years ended December 31, 1997 and 1996, respectively. Silicon Investor believes that significant investments in enhancing its Web site will be necessary to be competitive. As a result, SI may continue to incur, or increase the level of, product development expenses.

     General and Administrative. General and administrative expenses consist primarily of compensation not otherwise attributable to development expenses, rent expense, fees for professional services and other general corporate purposes. General and administrative expenses for the three months ended March 31, 1998 and 1997 were $49,987 and $17,580, respectively. General and administrative expenses for the years ended December 31, 1997 and 1996 were $143,262 and $101,495, respectively. The increase was primarily attributable to an increase in personnel, professional service fees, relocation to new facilities, provision for doubtful accounts and depreciation on capital equipment. Silicon Investor expects general and administrative expenses to significantly increase in future periods.

     Other Expense. Other expense for the three months ended March 31, 1998 and 1997 was $7,821 and $318, respectively. Other expense for the years ended December 31, 1997 and 1996, were $46,489 and $5,185, respectively. The increase in other expenses is the result of the write off of equipment.

     Income Taxes. Income tax expense for the three months ended March 31, 1998 was $42,115. Silicon Investor did not record an income tax provision for the three months ended March 31, 1997 or the years ended

December 31, 1997 and 1996, as SI was in net loss position. Silicon Investor reduced its valuation allowance against its deferred tax asset, resulting in no income tax for the year.

LIQUIDITY AND CAPITAL RESOURCES

     At March 31, 1998, SI's principal source of liquidity was $127,710 in cash derived primarily from operations, compared to $55,107 as of December 31, 1997. The increase in cash is the result of the generation of income in 1998.

     Capital expenditures for the three months ended March 31, 1998 were approximately $23,869. Capital expenditures for the comparable period in 1997 were $16,144. Silicon Investor has no material commitments for capital expenditures to the purchase of computer hardware and software. Silicon Investor anticipates a substantial increase in its capital expenditures through the remainder of fiscal 1998 consistent with its anticipated growth.

ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS

     Silicon Investor has an extremely limited operating history upon which an evaluation of SI and its prospects can be based. Silicon Investor and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, SI must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that SI will be successful in addressing such risks. The limited operating history of SI makes the prediction of future results of operations difficult or impossible, and therefore there can be no assurance that SI will achieve revenue growth or profitability.

     As a result of SI's extremely limited operating history, SI does not have historical financial data for any significant period of time on which to base planned operating expenses. Silicon Investor's expense levels are based in part on its expectations as to future revenues and to a large extent are fixed. Quarterly sales and operating results generally depend on membership and advertising revenues, which are difficult to forecast. Silicon Investor may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to SI's expectations would have an immediate adverse impact on SI's business, results of operations and financial condition. In addition, SI plans to significantly increase its operating expenses to fund greater levels of research and development, increase its sales and marketing operations, broaden its customer support capabilities and establish brand identity and strategic alliances. To the extent that such expenses precede or are not subsequently followed by increased revenues, SI's business, results of operations and financial condition will be materially adversely affected.

     Silicon Investor's operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of SI's control. These factors include general economic conditions, specific economic conditions in the Internet industry, usage of the Internet, demand for Internet advertising, seasonal trends in advertising sales, the advertising budgeting cycles of individual advertisers, capital expenditures and other costs relating to the expansion of operations, costs and expenses relating to acquisitions, the introduction of new products or services by SI or its competitors, the mix of services sold, the channels through which those services are sold and pricing changes. There are uncertainties with the effectiveness of banner advertising on message boards. As a strategic response to a changing competitive environment, SI may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on SI's business, results of operations and financial condition. Silicon Investor believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance. In particular any changes to SI's subscription fee policies could adversely affect the number of new subscriptions and, therefore SI's results. Silicon Investor also expects that, in the future, it may experience seasonality in its business, with subscription and advertising revenues being somewhat lower during the summer and year-end vacation and holiday periods, when usage of SI's Interest sites and services may be expected to decline.

     Silicon Investor has designed and tested the most current versions of its products to be year 2000 compliant. There can be no assurances that SI's current products do not contain undetected errors or defects with year 2000 date functions that may result in material costs to SI. Although SI is not aware of any material operational issues or costs associated with preparing its internal systems for the year 2000, there can be no assurances that SI will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems, which are comprised predominantly of acquired technology and SI's own software developments.

     Silicon Investor operates in a rapidly changing environment that involves a number of risks and uncertainties, some of which are beyond SI's control.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
go2net, Inc.
  Consolidated Financial Statements:
  Independent Auditors' Report..............................   F-2
  Balance Sheets September 30, 1997 and September 30,
     1996...................................................   F-3
  Statements of Operations Year ended September 30, 1997 and the period from inception (February 12, 1996) to
     September 30, 1996.....................................   F-4
  Statements of Stockholders' Equity........................   F-5
  Statements of Cash Flows Year ended September 30, 1997 and the period from inception (February 12, 1996) to
     September 30, 1996.....................................   F-6
  Notes to Consolidated Financial Statements................   F-7

  Condensed Balance Sheets as of March 31, 1998 (unaudited)
     and September 30, 1997.................................  F-13
  Condensed Statements of Operations for the three and six
     months ended March 31, 1998 and 1997 (unaudited).......  F-14
  Condensed Statements of Cash Flows for the six months
     ended March 31, 1998 and 1997 (unaudited)..............  F-15

  Notes to Financial Statements (unaudited).................  F-16

Silicon Investor, Inc.
  Consolidated Financial Statements:
  Independent Auditors Report...............................  F-18
  Balance Sheets December 31, 1997 and March 31, 1998
     (unaudited) Statements of Operations Year ended
     December 31, 1997, three and six months ended March 31,
     1997 and March 31, 1998 (unaudited)....................  F-19
  Statements of Stockholders Equity.........................  F-21
  Statements of Cash Flows for the years ended December 31,
     1997 and the three months ended March 31, 1998 and
     March 31, 1997 (unaudited).............................  F-22
  Notes to Financial Statements.............................  F-23

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders of go2net, Inc.

     We have audited the accompanying balance sheets of go2net, Inc. as of September 30, 1997 and 1996, and the related statements of operations and cash flows for the year ended September 30, 1997 and for the period from inception (February 12, 1996) through September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of go2net, Inc. at September 30, 1997 and 1996, and the results of its operations and its cash flows for the year ended September 30, 1997 and for the period from inception (February 12, 1996) through September 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Seattle, Washington
October 23, 1997

                                  GO2NET, INC.

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1997             1996
                                                              -------------    -------------
                                           ASSETS
Current assets:
Cash and cash equivalents...................................   $10,891,801      $  865,742
Receivables.................................................        59,462              --
Prepaid expenses and other assets...........................       145,114           8,216
                                                               -----------      ----------
  Total current assets......................................    11,096,377         873,958
Property and equipment, net.................................       509,004         179,328
Intangibles.................................................       688,107              --
Deposits....................................................       307,365              --
Other assets................................................        18,861          12,955
                                                               -----------      ----------
          Total assets......................................   $12,619,714      $1,066,241
                                                               ===========      ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses.......................   $   134,890      $   45,098
Short term debt.............................................        34,580              --
Deferred revenue............................................        15,923              --
                                                               -----------      ----------
  Total current liabilities.................................       185,393          45,098
Stockholders' equity:
9% Cumulative Redeemable Convertible Preferred Stock, $1.00
  par value, authorized 1,000,000 shares; no shares at
  September 30, 1997 and 927,500 shares at September 30,
  1996 outstanding..........................................            --       1,505,000
Common stock, $0.01 par value, authorized 9,000,000 shares;
  4,505,217 shares at September 30, 1997 and 1,619,100
  shares at September 30, 1996 outstanding Less 9%
  Cumulative Redeemable Convertible Preferred Stock.........    14,570,558          13,900
Subscriptions receivable....................................            --         (80,000)
Accumulated deficit.........................................    (2,136,237)       (417,757)
                                                               -----------      ----------
          Total stockholders' equity........................    12,434,321       1,021,143
                                                               -----------      ----------
          Total liabilities and stockholders' equity........   $12,619,714      $1,066,241
                                                               ===========      ==========

                            See accompanying notes.

                                  GO2NET, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 PERIOD FROM INCEPTION
                                                                                  (FEBRUARY 12, 1996)
                                                               YEAR ENDED               THROUGH
                                                           SEPTEMBER 30, 1997     SEPTEMBER 30, 1996
                                                           ------------------    ---------------------
Revenue..................................................     $   254,389             $       --
Cost of revenue..........................................         226,839                     --
                                                              -----------             ----------
  Gross profit...........................................          27,550                     --
Operating expenses:
Advertising and marketing................................     $    88,491             $   10,150
Product development......................................         548,706                137,159
General and administrative...............................       1,379,105                283,832
                                                              -----------             ----------
  Total operating expenses...............................       2,016,302                431,141
                                                              -----------             ----------
Loss from operations.....................................      (1,988,752)              (431,141)
Interest income, net.....................................         270,272                 13,383
                                                              -----------             ----------
Net loss.................................................     $(1,718,480)            $ (417,758)
                                                              ===========             ==========
Net loss per share.......................................     $     (0.52)            $    (0.26)
Shares used in computing net loss per share..............       3,284,995              1,619,100

                            See accompanying notes.

                                  GO2NET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
      PERIOD FROM INCEPTION (FEBRUARY 12, 1996) THROUGH SEPTEMBER 30, 1996
                       AND YEAR ENDED SEPTEMBER 30, 1997

                        CUMULATIVE REDEEMABLE
                        CONVERTIBLE PREFERRED         COMMON STOCK         SUBSCRIPTION                     TOTAL
                        ----------------------   -----------------------      NOTES       ACCUMLATED    STOCKHOLDERS'
                         SHARES      AMOUNT       SHARES       AMOUNT       RECEIVABLE      DEFICIT        EQUITY
                        --------   -----------   ---------   -----------   ------------   -----------   -------------
Cash received for
  common stock sold to
  founders............        --            --   1,390,000   $    13,900           --              --    $    13,900
Issuance of common
  stock at no cost....        --            --     229,100            --           --              --
Sale of preferred
  stock...............  927,500..  $ 1,505,000          --            --     $(80,000)             --      1,425,000
Net Loss for period
  from Inception
  (February 12, 1996)
  through September
  30, 1996............        --            --          --            --           --     $  (417,757)      (417,757)
                        --------   -----------   ---------   -----------     --------     -----------    -----------
Balance at September
  30, 1996............   927,500     1,505,000   1,619,100        13,900      (80,000)       (417,757)     1,021,143
Payment of note
  receivable..........        --            --          --            --       80,000              --         80,000
Issuance of common
  stock at no cost....        --            --      35,500            --           --              --             --
Conversion of
  preferred stock.....  (927,500)   (1,505,000)    927,500     1,505,000           --              --             --
Sale of common
  stock...............        --            --      75,000       150,000                                     150,000
Repurchase of common
  stock...............        --            --     (13,550)         (556)          --              --           (556)
Issuance of common
  stock for services
  rendered............        --            --       5,000        28,000           --              --         28,000
Issuance of common
  stock, net of
  related expenses of
  $1,930,788..........        --            --   1,840,000    12,789,212           --              --     12,789,212
Common stock issued in
  connection with
  acquisition of
  license.............        --            --      16,667        85,002           --              --         85,002
Net Loss for the year
  ended September 30,
  1997................        --            --          --            --           --      (1,718,480)    (1,718,480)
                        --------   -----------   ---------   -----------     --------     -----------    -----------
Balance at September
  30, 1997............        --            --   4,505,217   $14,570,558           --     $(2,136,237)   $12,434,321
                        ========   ===========   =========   ===========     ========     ===========    ===========

                            See accompanying notes.

                                  GO2NET, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                PERIOD FROM
                                                                                 INCEPTION
                                                                               (FEBRUARY 12,
                                                                                   1996)
                                                               YEAR ENDED         THROUGH
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1997             1996
                                                              -------------    -------------
Operating activities:
  Net loss..................................................   $(1,718,480)      $(417,757)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       171,042          19,278
     Stock compensation.....................................        28,000              --
     Loss on sale of equipment..............................         5,080              --
                                                               -----------       ---------
  Changes in assets and liabilities:
     Prepaid expenses and other assets......................      (136,898)         (8,216)
     Receivables............................................       (59,462)             --
     Other assets...........................................       (10,781)        (14,359)
     Deposits...............................................      (307,365)             --
     Deferred revenue.......................................        15,923              --
     Accounts payable and accrued expenses..................        89,792          45,098
                                                               -----------       ---------
Net cash used in operating activities.......................    (1,923,149)       (375,956)
Investing activities:
  Acquisition of property and equipment.....................      (448,318)       (197,202)
  Proceeds from sale of property and equipment..............         5,494              --
  Acquisition of Intangibles................................      (661,204)             --
                                                               -----------       ---------
Net cash used in investing activities.......................    (1,104,028)       (197,202)
Financing activities:
  Proceeds from issuance of common stock, net...............    12,939,212          13,900
  Repurchase of common stock................................          (556)             --
  Borrowing on line of credit...............................       500,000              --
  Payment on line of credit.................................      (500,000)             --
  Short term borrowing......................................        76,354              --
  Payment on short term borrowing...........................       (41,774)             --
  Proceeds from issuance of preferred stock.................            --       1,425,000
  Proceeds from note receivable.............................        80,000              --
                                                               -----------       ---------
Net cash provided by financing activities...................    13,053,236       1,438,900
                                                               -----------       ---------
Net increase in cash and cash equivalents...................    10,026,059         865,742
Net cash and cash equivalents at beginning of period........       865,742              --
                                                               -----------       ---------
Cash and cash equivalents at end of period..................   $10,891,801       $ 865,742
                                                               ===========       =========
Supplemental cashflow disclosure:
  Cash paid for interest:...................................   $    10,957       $      --

                            See accompanying notes.

                                  GO2NET, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     go2net, Inc. (the "Company") was incorporated in the State of Delaware on February 12, 1996 (operations began in March 1996). The Company is an interactive technology company that operates a group of Web sites. MetaCrawler
<URL: http://www.metacrawler.com/> is a search/index guide that combines various existing search/index guides into one guide (a "metasearch engine"); PlaySite
<URL: http://www.playsite.com/> is a Java-based multi-user games network;
StockSite <URL: http://www.stocksite.com/> offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance; and go2vision <URL: http://www.go2net.com/vision/> is a Netcaster/Castanet channel (push technology). The Company focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Intangible Assets

     Intangible assets represent license fees associated with technology sublicenses and acquisitions and are recorded at cost. Amortization of intangibles is recorded using the straight-line method over the useful lives of 5 years. The recoverability of carrying values of intangible assets is evaluated on a recurring basis. For the period ended September 30, 1997, there were no adjustments to the carrying values of intangible assets resulting from these evaluations.

  Concentration of Credit Risk

     Financial instruments potentially subjecting the Company to concentration of credit risk consist primarily of cash equivalents with one financial institution. Management believes the financial risks associated with such deposits are minimal.

  Use of Estimates

     The Company's management has made a number of estimates and assumptions relating to the reporting of assets, liabilities, and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  Revenue Recognition

     The Company derives its revenue from the sale of advertisements on short-term contracts and barter transactions. Advertising revenues are recognized ratably over the period in which the advertisements are displayed. Deferred revenues result from billings in excess of recognized revenue relating to contracts. Barter transactions are recorded at the lower of the estimated fair value of advertisements received or the estimated

                                  GO2NET, INC.

fair value of the advertisements given. Barter revenue and the related advertising is recorded based on impressions delivered and received with the difference recorded as an advance or prepaid. As of September 30, 1997 and 1996, respectively, the Company did not have any advances or prepaids related to barter agreements. For the year ended September 30, 1997, the Company recognized revenues of $163,390 from barter transactions.

  Advertising and Marketing Expense

     The Company expenses costs associated with advertising and marketing as they are incurred.

  Net Loss Per Share

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which has been retroactively adopted for the years ended September 30, 1997 and 1996, respectively. Basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Options have been excluded from the calculation of diluted net loss per share because they are antidilutive.

  Stock-Based Compensation

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company has elected the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation", and accordingly accounts for stock options grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, the Company recognizes no compensation expense for its stock option grants.

  New Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share", which becomes effective for the Company's 1997 financial statements beginning in the first quarter of the fiscal year ending September 30, 1998. SFAS No. 128 will require the reporting of "basic" earnings per share, which will exclude the impact of common stock equivalents. Additionally, SFAS No. 128 changes the methodology for fully diluted earnings per share. The adoption of this new accounting standard is not expected to have a material effect on the reported net loss per share of the Company.

  Reclassifications

     Certain prior years' balances have been reclassified to conform to the current year presentation.

2.  BALANCE SHEET COMPONENTS

  Cash and Cash Equivalents

     The carrying value of cash and cash equivalents consisted of:

                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1997             1996
                                                            -------------    -------------
Cash......................................................   $    85,935       $ 25,354
Money market and time deposit balances....................    10,805,866        840,388
                                                             -----------       --------
Cash and cash equivalents.................................   $10,891,801       $865,742
                                                             ===========       ========

                                  GO2NET, INC.

     The carrying value of the Company's cash equivalents approximate their fair values based on quoted market prices.

  Property and Equipment

     A summary of property and equipment follows:

                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1997             1996
                                                            -------------    -------------
Computer equipment........................................    $ 578,837        $160,756
Office equipment..........................................       22,041          27,425
Leasehold improvements....................................       27,540           7,221
Other.....................................................           --           1,800
                                                              ---------        --------
                                                                628,418         197,202
Less accumulated depreciation and amortization............     (119,414)        (17,874)
                                                              ---------        --------
                                                              $ 509,004        $179,328
                                                              =========        ========

  Intangibles

     Capitalized license fees were $746,206 and $0 at September 30, 1997 and 1996, respectively. Amortization of intangibles amounted to $58,099 and $0 for 1997 and 1996. Accumulated amortization at September 30, 1997 and 1996 was $58,099 and $0, respectively.

  Other Assets

     Trademarks and other intangibles are included with "Other Assets" and are being amortized over a useful life of three years. Trademarks and other intangibles were $25,140 and $12,601 as of September 30, 1997 and 1996, respectively. Amortization of trademarks and other intangibles amounted to $4,875 and $1,404 for 1997 and 1996. Accumulated amortization at September 30, 1997 and 1996 was $6,280 and $1,404, respectively.

3.  INCOME TAXES

     As of September 30, 1997 and September 30, 1996, the Company had approximately $2,130,000 and $394,000, respectively, of net operating loss carryforwards for federal income tax purposes, which expire beginning in 2011. Utilization of the Company's net operating loss carry forwards may be subject to annual limitations if there is deemed to be a change in control (Section 382).

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets are presented below:

                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1997             1996
                                                            -------------    -------------
Depreciation and amortization.............................    $  (1,342)       $  (6,304)
Net operating losses......................................      724,312          133,953
Accruals, reserves and other..............................           --           12,540
                                                                722,970          140,189
Less valuation allowance..................................     (722,970)        (140,189)
                                                              ---------        ---------
                                                              $      --        $      --
                                                              =========        =========

                                  GO2NET, INC.

4.  STOCKHOLDERS' EQUITY

  9% Cumulative Convertible Redeemable Preferred Stock

     In November 1996, the holders of all outstanding shares of Preferred Stock converted into 927,500 shares of common stock.

  Common Stock

     From Inception (February 12, 1996) through September 30, 1996, the Company sold 1,390,000 shares to its founders at par value and during the year ended September 30, 1997, sold 75,000 shares of common stock for $2.00 per share to a member of its Board of Directors. The Company also issued 35,500 and 229,100 shares to employees and independent contractors in 1997 and 1996, respectively. The Company has the right, at any time after termination of such employees' and independent contractors' employment or service, to repurchase certain common shares at the price per share paid by the employee or independent contractor. The Company's right to repurchase lapses with respect to the shares held by the employees and independent contractors over varying periods of time but generally within three years of the purchase or issuance date. There were 108,875 shares of common stock subject to repurchase by the Company at September 30, 1997.

     In 1997, the Company issued 5,000 shares to an employee with a fair market value of $5.60 per share. Compensation expense of $28,000 was recorded during the year ended September 30, 1997 associated with this issuance.

     In April 1997, the Company completed its initial public offering and issued 1,600,000 shares of its common stock to the public at a price of $8.00 per share. In May 1997, pursuant to the exercise of an over-allotment option granted to the underwriters of the Company's initial public offering, the Company issued an additional 240,000 shares of its common stock at a price of $8.00 per share. The Company received approximately $12.8 million of cash, net of underwriting discounts, commissions and other offering costs.

     On July 15, 1997, the Company acquired PlaySite, a Java-based multi-user games site, and certain gaming infrastructure technology from Internet Games Corporation for $500,000 in cash and 16,667 shares of the Company's common stock, with a value of $85,002.

5.  LEASES

     The Company has a noncancelable lease for its facilities. Rental expense from this and a previous lease that expired in July 1997 amounted to approximately $141,346 for the year ended September 30, 1997 and $34,600 for the period from inception (February 12, 1996) through September 30, 1996.

     Future minimum payments under noncancelable operating leases with an initial term of one year or more were as follows at September 30, 1997:

1998........................................................  $  275,714
1999........................................................     283,101
2000........................................................     283,101
2001........................................................     283,101
2002........................................................     283,101
Thereafter..................................................     259,509
                                                              ----------
Total Minimum Lease Payments................................  $1,667,627
                                                              ==========

                                  GO2NET, INC.

6.  STOCK OPTION PLAN

     In 1996, the Board of Directors adopted a Stock Option Plan under which an aggregate of 750,000 shares of common stock were reserved for grants to employees and members of the Board of Directors and independent contractors. Options granted under this plan may be designated as incentive or nonqualified at the discretion of the Plan Administrator.

     The Compensation Committee of the Board of Directors determines the option price for stock options granted under the Stock Option Plan. Incentive stock options may be granted at not less than 100% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for incentive options granted to a person owning greater than 10% of the total combined voting power of all classes of the Company's stock, for which the exercise price of the options must be not less than 110% of the fair market value. Stock options exercised, granted and canceled during periods ended September 30, 1997 and 1996, are as follows:

                                                                SHARES       WEIGHTED
                                                                 UNDER       AVERAGE
                                                              OUTSTANDING    EXERCISE
                                                                OPTIONS       PRICE
                                                              -----------    --------
Options Granted.............................................     79,500       $8.00
Options Exercised...........................................         --          --
Options Cancelled...........................................         --          --
                                                                -------       -----
Balance at September 30,1996................................     79,500       $8.00
Options Granted.............................................    568,500       $7.97
Options Exercised...........................................         --          --
Options Cancelled...........................................    (53,334)      $8.00
                                                                -------       -----
Balance at September 30,1997................................    594,666       $7.97
                                                                =======       =====

     Options considered exercisable as of September 30, 1997 and 1996 were 409,834 and 10,000 at weighted average exercise prices of $8.00 per share. The weighted average remaining contractual life of the outstanding options at September 30, 1997 and 1996 was 5.756 years and 5.133 years, respectively. At September 30, 1997 and 1996, options for 155,334 and 670,500, respectively, remain available for grant.

     Pro forma information regarding net loss and loss per share required by Statement 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions on the option grant date: risk-free interest rates of 4.92% to 6.39%, expected volatility of .548, expected option life of 1 to 5 years, and a dividend yield of 0.0%.

     Under 123, if the Company had elected to recognize the compensation cost based upon the fair value of the options granted at the grant date, net loss would have been increased as follows (the estimated fair value of the options is amortized to expense over the options' vesting period.)

                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1997             1996
                                                            -------------    -------------
Net loss:
  As reported.............................................   $(1,718,480)      $(417,758)
  Pro forma...............................................   $(2,103,405)      $(445,202)
  Net loss per share:
  As reported.............................................   $      (.50)      $    (.16)
  Pro forma...............................................   $      (.61)      $    (.17)

                                  GO2NET, INC.

     The Statement 123 pro forma disclosures above are not necessarily indicative of future pro forma disclosures because of the manner in which Statement 123 calculations are phased in over time.

7.  REVOLVING CREDIT AGREEMENT

     On November 20, 1996, the Company entered into a revolving credit agreement with a bank that provides for the Company to borrow up to $750,000 at the bank's prime lending rate (8.5% per annum as of September 30, 1997) plus 1% and all amounts outstanding under the agreement are due by November 15, 1997. No amounts were outstanding under the line of credit at September 30, 1997.

8.  SUBSEQUENT EVENTS

     Subsequent to September 30, 1997, the Board of Directors approved an amendment to the Company's 1996 Stock Option Plan to increase the number of shares available for the grant of options thereunder from 750,000 to 1,500,000, which is subject to stockholder approval, and the Company granted options to acquire an additional 218,000 shares of the Company's common stock. Those options generally vest over periods ranging from one to four years. The weighted average exercise price for all such option grants was $7.90 per share.

                                  GO2NET, INC.

                            CONDENSED BALANCE SHEETS

                                                               MARCH 31,     SEPTEMBER 30,
                                                                 1998            1997
                                                              -----------    -------------
                                                              (UNAUDITED)
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,225,664     $10,891,801
  Short-term investments....................................    7,400,000              --
  Receivables...............................................      433,762          59,462
  Prepaid expenses..........................................       97,991         145,114
                                                              -----------     -----------
     Total current assets...................................   10,157,417      11,096,377
Property and equipment, net.................................      835,518         509,004
Intangibles, net............................................      546,210         688,107
Deposits....................................................      300,000         307,365
Other assets................................................       18,118          18,861
                                                              -----------     -----------
     Total assets...........................................  $11,857,263     $12,619,714
                                                              ===========     ===========

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   307,196     $   134,890
  Short term debt...........................................          587          34,580
  Deferred revenue..........................................       38,320          15,923
                                                              -----------     -----------
     Total current liabilities..............................      346,103         185,393
Shareholders' equity:
  Preferred stock, authorized 1,000,000 shares; no shares
     outstanding............................................           --
  Common stock, $0.01 par value, authorized 9,000,000
     shares; outstanding 4,510,217 at March 31, 1998 and
     4,505,217 shares at September 30, 1997.................   14,658,573      14,570,558
  Accumulated deficit.......................................   (3,147,413)     (2,136,237)
                                                              -----------     -----------
          Total shareholders' equity........................   11,511,160      12,434,321
                                                              -----------     -----------
          Total liabilities and shareholders' equity........  $11,857,263     $12,619,714
                                                              ===========     ===========

                  See notes to condensed financial statements.

                                  GO2NET, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                     THREE MONTHS      THREE MONTHS       SIX MONTHS        SIX MONTHS
                                        ENDED             ENDED             ENDED             ENDED
                                    MARCH 31, 1998    MARCH 31, 1997    MARCH 31, 1998    MARCH 31, 1997
                                    --------------    --------------    --------------    --------------
Revenue...........................    $  609,143                --       $   934,536                --
  Cost of revenue.................       329,290                --           626,908                --
                                      ----------        ----------       -----------        ----------
  Gross profit....................       279,853                --           307,628                --
Operating expenses:
  Sales and marketing.............       235,291            10,735           364,228            26,088
  Product development.............       205,371           272,034           406,351           484,467
  General and administrative......       475,420           131,359           827,260           273,524
                                      ----------        ----------       -----------        ----------
Total operating expenses..........       916,082           414,128         1,597,839           784,079
Loss from operations..............      (636,229)         (414,128)       (1,290,211)         (784,079)
                                      ----------        ----------       -----------        ----------
Interest income, net..............       130,593               921           279,035             8,200
                                      ----------        ----------       -----------        ----------
Net loss..........................    $ (505,636)       $ (413,207)      $(1,011,176)       $ (775,879)
                                      ==========        ==========       ===========        ==========
Basic and diluted net loss per
  share (Note 2)..................          $(.11)            $(.16)            $(.23)             $(.32)
                                      ==========        ==========       ===========        ==========
Number of shares used in computing
  basic and diluted net loss per
  share...........................     4,505,924         2,658,119         4,493,477         2,393,274

                  See notes to condensed financial statements.

                                  GO2NET, INC.

                       CONDENSED STATEMENT OF CASH FLOWS

                                                                SIX MONTHS        SIX MONTHS
                                                                  ENDED             ENDED
                                                              MARCH 31, 1998    MARCH 31, 1997
                                                              --------------    --------------
                                                                        (UNAUDITED)
Operating activities:
  Net loss..................................................   $(1,011,176)      $  (775,879)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       297,055            37,647
     Loss on sale of equipment..............................           328                --
     Changes in working capital:
       Receivables..........................................      (374,300)               --
       Prepaid expenses and other assets....................        47,866           (17,506)
       Deposits.............................................         7,365                --
       Deferred revenue.....................................        22,397                --
       Accounts payable and accrued expenses................       172,306            29,491
                                                               -----------       -----------
Net cash used in operating activities.......................      (838,159)         (726,247)
                                                               -----------       -----------
Investing activities:
  Purchases of investments..................................    (7,400,000)               --
  Acquisition of property and equipment.....................      (483,100)         (100,765)
  Proceeds from sale of equipment...........................         1,100                --
  Acquisition of licenses...................................            --          (121,204)
                                                               -----------       -----------
Net cash used in investing activities.......................    (7,882,000)         (221,969)
                                                               -----------       -----------
Financing activities:
  Proceeds from Issuance of Common Stock, net...............        88,015         1,517,564
  Retirement of Preferred Stock, net........................            --        (1,505,000)
  Borrowing on Line of Credit...............................       200,000           125,000
  Payment on Line of Credit.................................      (200,000)               --
  Payment on short term borrowing...........................       (33,993)               --
  Proceeds from Stock Subscription Receivable...............            --            80,000
                                                               -----------       -----------
Net cash provided by financing activities...................        54,022           217,564
                                                               -----------       -----------
Net decrease in cash and cash equivalents...................    (8,666,137)         (730,652)
Cash and cash equivalents at beginning of period............    10,891,801           865,742
                                                               -----------       -----------
Cash and cash equivalents at end of period..................   $ 2,225,664       $   135,090
                                                               ===========       ===========

                  See notes to condensed financial statements.

                                  GO2NET, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  THE COMPANY AND BASIS OF PRESENTATION

     go2net, Inc. (the "Company") <URL: http://www.go2net.com/> is an interactive technology company that operates a group of Web sites and develops software. MetaCrawler <URL: http://www.metacrawler.com/> is a search/index guide that combines various existing search/index guides into one guide (a "metasearch engine"); PlaySite <URL: http://www.playsite.com/> is a Java-based multi-user games network; and StockSite <URL: http://www.stocksite.com/> offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance. The Company focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings.

     The unaudited condensed financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to fairly state the Company's financial position, result of operations and cash flows for the periods presented.

     These financial statements should be read in conjunction with the Company's audited financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended September 30, 1997. The results of operations for the period ended March 31, 1998 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending September 30, 1998.

2.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     The Company's revenue is derived principally from the sale of advertisements on short-term contracts. Advertising revenue is recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. To the extent that minimum guarantees are not met, the Company defers recognition of the corresponding revenue until the remaining guaranteed levels are achieved. Deferred revenue is comprised of billings in excess of recognized revenue relating to contracts.

  Short-term Investments

     Short-term investments are composed substantially of government and corporate fixed income securities. The Company purchases such securities with the general intention of having them available-for-sale. The amortized cost of investments available-for-sale approximated fair market value.

  Restricted Investments

     The Company has restricted investments at March 31, 1998 of approximately $300,000. This amount consists of a restricted certificate of deposit of $300,000 held as collateral by a financial institution as a security deposit on the lease of the Company's corporate headquarters.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable at March 31, 1998. Generally, the Company does not require collateral or other security to support customer receivables. The Company performs periodic credit evaluations of its customers and maintains an allowance for potential credit losses based on historical experience and other information available to management. Actual credit losses may differ significantly from estimated amounts

                                  GO2NET, INC.

included in the allowance for doubtful accounts and such difference could be material to the financial statements.

  Reclassifications

     Certain prior years' balances have been reclassified to conform to the current year presentation.

  Subsequent Event

     On April 22, 1998, the Company entered into an Agreement and Plan of Merger by and among the Company, Silicon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("SAC"), Silicon Investor, Inc., a Delaware corporation ("SI"), and Brad Dryer and Jeff Dryer (the "Merger Agreement"), pursuant to which SAC will be merged with and into SI (the "Merger"). In the Merger, all outstanding shares of common stock of Silicon Investor and options to purchase common stock will be converted into an aggregate of 1,250,000 shares and options to purchase shares of the Company's common stock. SI operates a site on the World Wide Web through ,URL: http://www.techstocks.com/. and is based in Overland Park, Kansas.

     It is intended that the Merger be accounted for as a pooling of interests and qualify as a tax-free reorganization. The Merger is subject to a number of conditions, including accuracy of representations and warranties, absence of adverse changes and obtaining necessary corporate approvals, including approval of the Company's stockholders, and other customary conditions. This transaction is expected to close in the quarter ended June 30, 1998. In the event of the termination of the Merger Agreement, under circumstances, the Company or SI, as the case may be, will be required to pay the other party a termination fee of $500,000. In connection with the execution of the Merger Agreement, certain directors, executive officers, and other affiliates of the Company, owning approximately 44% of the Company's outstanding common stock, agreed to vote in favor of the Merger. Under the terms of the Merger Agreement, the Company has agreed to file, within approximately 75 days of the anticipated closing date of the Merger, a Registration Statement on Form S-3 with respect to the resale of the shares of the Company's common stock issued to SI's stockholders in the Merger.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Silicon Investor, Inc.

     We have audited the accompanying balance sheet of Silicon Investor, Inc. (the Company) as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silicon Investor, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Kansas City, Missouri
April 28, 1998

                             SILICON INVESTOR, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
                                         ASSETS
Current assets:
  Cash......................................................    $ 55,107       $127,710
  Accounts receivable.......................................      61,558        147,452
  Prepaid expenses and other current assets.................         455            285
                                                                --------       --------
Total current assets........................................     117,120        275,447
Property and equipment (Note 2).............................     170,401        184,262
Other assets................................................       3,820          3,350
                                                                --------       --------
Total assets................................................    $291,341       $463,059
                                                                ========       ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to stockholders (Note 4)....................    $ 86,998       $ 31,577
  Accounts payable..........................................       7,518         12,726
  Accrued payroll...........................................          --         50,000
  Income taxes payable......................................          --         20,908
  Deferred revenue..........................................      18,424         62,345
  Deferred income taxes.....................................          --         21,207
                                                                --------       --------
Total current liabilities...................................     112,940        198,763
Stockholders' equity:
  Common stock, $.00001 par value:
     Authorized shares -- 20,000,000
     Issued and outstanding shares -- 10,353,992............     173,164        173,164
  Retained earnings.........................................       5,237         91,132
                                                                --------       --------
          Total stockholders' equity........................     178,401        264,296
                                                                --------       --------
          Total liabilities and stockholders' equity........    $291,341       $463,059
                                                                ========       ========

                            See accompanying notes.

                             SILICON INVESTOR, INC.

                            STATEMENTS OF OPERATIONS

                                                           YEAR ENDED    THREE MONTHS ENDED MARCH 31,
                                                          DECEMBER 31,   -----------------------------
                                                              1997           1998            1997
                                                          ------------   -------------   -------------
                                                                                  (UNAUDITED)
Revenue:
  Membership fees.......................................  $   479,410     $   230,806     $        --
  Advertising...........................................       78,681          95,549              --
                                                          -----------     -----------     -----------
                                                              558,091         326,355              --
Cost of revenue.........................................      144,343         140,537              --
                                                          -----------     -----------     -----------
Gross profit............................................      413,748         185,818              --
Operating expenses:
  Research and development..............................       54,557              --          54,557
  General and administrative............................      113,223          39,979          11,080
  Depreciation..........................................       30,039          10,008           6,500
                                                          -----------     -----------     -----------
                                                              197,819          49,987          72,137
                                                          -----------     -----------     -----------
Operating income (loss).................................      215,929         135,831         (72,137)
Other (expense):
  Interest expense......................................       (7,000)             --              --
  Other, net............................................      (39,489)         (7,821)           (318)
                                                          -----------     -----------     -----------
                                                              (46,489)         (7,821)           (318)
Income (loss) before income taxes.......................      169,440         128,010         (72,455)
Income tax expense (Note 3).............................           --          42,115              --
                                                          -----------     -----------     -----------
Net income (loss).......................................  $   169,440     $    85,895     $   (72,455)
                                                          ===========     ===========     ===========
Net income (loss) per share -- basic and diluted (Note
  8)....................................................  $       .02     $       .01     $      (.01)
                                                          ===========     ===========     ===========
Weighted average common shares outstanding -- basic.....   10,326,291      10,353,992      10,312,613
Weighted average common shares outstanding -- assuming
  dilution..............................................   10,385,804      10,422,992      10,343,663

                            See accompanying notes.

                             SILICON INVESTOR, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  COMMON STOCK                          TOTAL
                                             ----------------------    RETAINED     STOCKHOLDERS'
                                               SHARES       AMOUNT     EARNINGS        EQUITY
                                             ----------    --------    ---------    -------------
Balance at December 31, 1996...............  10,309,280    $170,928    $(164,203)     $  6,725
  Issuance of common stock upon exercise of
     stock options.........................      44,712       2,236           --         2,236
  Net income...............................          --          --      169,440       169,440
                                             ----------    --------    ---------      --------
Balance at December 31, 1997...............  10,353,992     173,164        5,237       178,401
  Net income (unaudited)...................          --          --       85,895        85,895
                                             ----------    --------    ---------      --------
Balance at March 31, 1998 (unaudited)......  10,353,992    $173,164    $  91,132      $264,296
                                             ==========    ========    =========      ========

                            See accompanying notes.

                             SILICON INVESTOR, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            THREE MONTHS ENDED
                                                            YEAR ENDED          MARCH 31,
                                                           DECEMBER 31,    --------------------
                                                               1997          1998        1997
                                                           ------------    --------    --------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)......................................     $ 169,440      $ 85,895    $(72,455)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
     Depreciation......................................        30,039        10,008       6,500
     Loss on sale of property and equipment............        31,338            --          --
     Deferred income tax provision.....................            --        21,207          --
     Provision for bad debts...........................            --         5,027          --
     Changes in operating assets and liabilities:
       Accounts receivable.............................       (61,558)      (90,921)         --
       Prepaid expenses and other current assets.......        37,397           640          --
       Accounts payable................................       (39,077)        5,208      (7,479)
       Accrued payroll.................................            --        50,000          --
       Income taxes payable............................            --        20,908          --
       Deferred revenue................................        18,424        43,921          --
                                                            ---------      --------    --------
Net cash provided by (used in) operating activities....       186,003       151,893     (73,434)
INVESTING ACTIVITIES
Purchases of property and equipment....................      (140,791)      (23,869)    (16,144)
Proceeds from sale of property and equipment...........         1,000            --          --
                                                            ---------      --------    --------
Net cash used in investing activities..................      (139,791)      (23,869)    (16,144)
FINANCING ACTIVITIES
Proceeds from borrowings from stockholders.............        19,813            --      65,104
Principal payments on notes payable to stockholders....       (50,000)      (55,421)         --
Proceeds from exercise of stock options................         2,236            --         500
                                                            ---------      --------    --------
Net cash provided by (used in) financing activities....       (27,951)      (55,421)     65,604
Net increase (decrease) in cash........................        18,261        72,603     (23,974)
Cash at beginning of period............................        36,846        55,107      36,846
                                                            ---------      --------    --------
Cash at end of period..................................     $  55,107      $127,710    $ 12,872
                                                            =========      ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Cash paid during the year:
  Interest.............................................     $   7,000      $     --    $     --
                                                            =========      ========    ========
  Income taxes.........................................     $      --      $     --    $     --
                                                            =========      ========    ========

                            See accompanying notes.

                             SILICON INVESTOR, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Silicon Investor, Inc. (the Company) is a Delaware company which began operations in 1995, under the name VB-Web Partners, Inc. The Company maintains a site on the World Wide Web that provides information about technology stocks. The Company charges a membership fee to users of the web site who request discussion capabilities. In addition, the Company earns revenue from those vendors who advertise on the Company's Web site.

  Unaudited Financial Information

     The Company has included data for the three months ended March 31, 1998 and 1997 in the statements of operations and cash flows and in the footnotes for information purposes. This information and the balance sheet as of March 31, 1998 is unaudited. The Company believes that such information includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company. Operating results for the three-months ended March 31, 1998 are not indicative of the results that would be expected for the entire fiscal year.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation for financial reporting purposes is calculated using the straight-line method, over the useful lives of the assets, ranging from five to seven years. Repair and maintenance costs are charged to expense as incurred.

  Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  Stock Options

     The Company has elected to follow Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its employee stock options and have adopted the pro forma disclosure requirements under SFAS No. 123 "Accounting for Stock-Based Compensation." Under APB No. 25, because the exercise price of the Company's employee stock options is equal to or greater than the estimated fair value of the underlying stock on the date of grant, no compensation expense is recognized.

  Net Income (Loss) Per Share

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which the Company adopted for the year ended December 31, 1997. Basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes the dilutive effect of stock options granted. (See
Note 8).

                             SILICON INVESTOR, INC.

  Revenue Recognition

     During the normal course of business, the Company enters into contracts with companies who wish to advertise on the Company's Web site. The Company recognizes advertising revenues based on contracted rates over the course of the contract term. Deferred revenue represents billings for advertising services to be rendered subsequent to the end of the period. The Company recognizes revenue for membership subscriptions when fees are received as consummation of a revenue transaction is uncertain until cash is received.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Office furniture and equipment..............................    $ 17,771       $ 41,640
Computer hardware...........................................     181,352        181,352
Computer software...........................................       6,593          6,593
                                                                --------       --------
                                                                 205,716        229,585
Accumulated depreciation....................................      35,315         45,323
                                                                --------       --------
                                                                $170,401       $184,262
                                                                ========       ========

3.  INCOME TAXES

     The Company files a cash-basis income tax return. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Deferred tax assets:
  Net operating loss carryforwards..........................    $ 22,824       $     --
  Accounts payable..........................................       4,722         21,090
                                                                --------       --------
                                                                  27,546         21,090
Deferred tax liabilities:
  Accounts receivable.......................................     (17,254)       (34,043)
  Property and equipment....................................      (6,897)        (7,308)
  Other.....................................................      (1,202)          (946)
                                                                --------       --------
                                                                 (25,353)       (42,297)
Valuation reserves..........................................      (2,193)            --
                                                                --------       --------
Net deferred tax liability..................................    $     --       $(21,207)
                                                                ========       ========

                             SILICON INVESTOR, INC.

     The net deferred tax assets otherwise recorded in 1997 are offset by valuation reserves of a similar amount due to uncertainty of future realization.

     The income tax provision consists of the following:

                                                         YEAR ENDED     THREE MONTHS ENDED
                                                        DECEMBER 31,        MARCH 31,
                                                            1997               1998
                                                        ------------    ------------------
                                                                           (UNAUDITED)
Current:
  Federal.............................................    $     --           $17,771
  State...............................................          --             3,137
                                                          --------           -------
                                                                --            20,908
Deferred:
  Federal.............................................          --            16,664
  State...............................................          --             4,543
                                                          --------           -------
                                                                --            21,207
                                                          --------           -------
                                                          $     --           $42,115
                                                          ========           =======

     A reconciliation of the income tax provision to the amounts computed at the federal statutory rate is as follows:

                                                         YEAR ENDED     THREE MONTHS ENDED
                                                        DECEMBER 31,        MARCH 31,
                                                            1997               1998
                                                        ------------    ------------------
                                                                           (UNAUDITED)
Federal income tax provision at statutory rate........    $ 57,610           $43,523
State income taxes, net of federal tax benefit........       6,710             5,069
Change in valuation reserve...........................     (64,320)           (2,193)
Other.................................................          --            (4,284)
                                                          --------           -------
                                                          $     --           $42,115
                                                          ========           =======

     At December 31, 1997, net operating loss carryforwards of $46,341 are available to reduce future federal income taxes and will begin to expire in 2010, if unused.

4.  NOTES PAYABLE TO STOCKHOLDERS

     The Company has unsecured notes payable with three different stockholders totaling $86,998 and $31,577 (unaudited) at December 31, 1997 and March 31, 1998, respectively. These notes are primarily a result of cash advances to the Company, are noninterest bearing and do not have stated repayment terms. The holder of each note can demand full or partial repayment at any time. Accordingly, the amount outstanding under each note is classified as a current liability in the accompanying balance sheets.

5.  RELATED-PARTY TRANSACTIONS

     The Company's primary legal counsel is also a stockholder. During the year ended December 31, 1997, the Company paid this stockholder $15,905 in legal fees.

                             SILICON INVESTOR, INC.

6.  LEASE COMMITMENTS

     The Company leases office space under a noncancelable operating lease agreement expiring in 1998. The minimum annual rental commitments for the year ended December 31, 1998, under this noncancelable operating lease is $30,600. Rental expense under all leases was $15,235 for the year ended December 31, 1997.

7.  STOCK OPTION PLAN

     In 1996, the Company adopted the 1996 Stock Plan under which an aggregate of 1,500,000 shares of common stock were reserved for grants to employees, members of the Board of Directors and independent contractors. Options granted under this plan may be designated as incentive or nonqualified at the discretion of the Plan Administrator and expire 10 years from the date of grant.

     A committee appointed by the Board of Directors determines the option price for stock options granted under the Stock Plan. Incentive stock options may be granted at not less than 100% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for incentive options granted to a person owning greater than 10% of the total combined voting power of the Company's stock, for which the exercise price of the options must be not less than 110% of the fair market value. Stock option activity during the year ended December 31, 1997 is as follows:

                                                        SHARES UNDER        WEIGHTED AVERAGE
                                                     OUTSTANDING OPTIONS     EXERCISE PRICE
                                                     -------------------    ----------------
Balance at December 31, 1996.......................         45,000               $0.05
  Granted..........................................        223,848                0.05
  Exercised........................................        (44,712)               0.05
  Canceled.........................................       (124,136)               0.05
                                                          --------
Balance at December 31, 1997 and March 31, 1998....        100,000               $0.05
                                                          ========

     Options considered exercisable as of December 31, 1997 were 31,250 at a weighted average exercise price of $0.05 per share. The weighted average remaining contractual life of the outstanding options at December 31, 1997 was
9.08 years. At December 31, 1997, options for 1,355,288 remain available for grant.

     SFAS No. 123 requires the disclosure of pro forma net income and earnings per share for stock-based awards as if the Company had used the fair value method of accounting for such awards. Under SFAS No. 123, the fair value is calculated through the use of option pricing models. These models require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method with the following weighted-average assumptions: expected life, 18 months following vesting; risk free interest rate of 6% and no dividends during the expected term. Stock price volatility is not considered under the minimum value method. Based on these calculations and assumptions, the effect of applying SFAS No. 123's fair value method to the Company's stock-based awards results in pro forma net income which is not materially different from amounts reported in the accompanying statement of income.

                             SILICON INVESTOR, INC.

8.  NET INCOME (LOSS) PER SHARE

     The following table sets forth the computation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

                                                                    THREE MONTHS ENDED
                                                    YEAR ENDED           MARCH 31,
                                                   DECEMBER 31,   -----------------------
                                                       1997          1998         1997
                                                   ------------   ----------   ----------
                                                                        (UNAUDITED)
Numerator for basic and diluted earnings per
  share..........................................   $  169,440    $   85,895   $  (72,455)
                                                    ==========    ==========   ==========
Denominator:
  Denominator for basic earnings per
     share -- weighted average shares............   10,326,291    10,353,992   10,312,613
Effect of dilutive securities:
  Stock options..................................       59,513        69,000       31,050
                                                    ----------    ----------   ----------
Denominator for diluted earnings per
  share -- adjusted weighted average shares......   10,385,804    10,422,992   10,343,663
                                                    ==========    ==========   ==========

9.  SUBSEQUENT EVENT

     In April 1998, the stockholders' of the Company signed an agreement to exchange all of the common stock of the Company for 1,250,000 shares of go2net, Inc. in a transaction to be accounted for as a pooling of interests.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  GO2NET, INC.
                           SILICON ACQUISITION CORP.
                             SILICON INVESTOR, INC.
                                      AND
                            CERTAIN SHAREHOLDERS OF
                             SILICON INVESTOR, INC.
                                     DATED
                                 APRIL 22, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I
  THE MERGER..............................................................................................        A-6
  1.1      The Merger.....................................................................................        A-6
  1.2      Effective Time.................................................................................        A-6
  1.3      Effect of the Merger...........................................................................        A-7
  1.4      Certificate of Incorporation; By-Laws..........................................................        A-7
  1.5      Directors and Officers.........................................................................        A-7
  1.6      Additional Actions.............................................................................        A-7

ARTICLE II
  CONSIDERATION; CONVERSION OF SHARES.....................................................................        A-7
  2.1      Merger Consideration...........................................................................        A-7
  2.2      Conversion of Shares...........................................................................        A-7
  2.3      Exchange of Certificates.......................................................................        A-9
  2.4      No Fractional Securities.......................................................................        A-9
  2.5      Stock Transfer Books...........................................................................        A-9
  2.6      No Further Ownership Rights in Company Stock...................................................        A-9
  2.7      Adjustment Event...............................................................................       A-10
  2.8      Escrow.........................................................................................       A-10
  2.9      Tax Consequences...............................................................................       A-10

ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS............................
                                                                                                                 A-10
  3.1      Corporate Organization.........................................................................       A-10
  3.2      Authorization..................................................................................       A-11
  3.3      Consents and Approvals; No Violations..........................................................       A-11
  3.4      Capitalization.................................................................................       A-11
  3.5      Financial Statements...........................................................................       A-12
  3.6      Absence of Undisclosed Liabilities.............................................................       A-12
  3.7      Absence of Certain Changes or Events...........................................................       A-12
  3.8      Legal Proceedings, etc. .......................................................................       A-12
  3.9      Taxes..........................................................................................       A-12
  3.10     Title to Properties and Related Matters........................................................       A-13
  3.11     Intellectual Property; Proprietary Rights; Employee Restrictions...............................       A-14
  3.12     Contracts......................................................................................       A-15
  3.13     Employees; Employee Benefits...................................................................       A-16
  3.14     Compliance with Applicable Law.................................................................       A-18
  3.15     Ability to Conduct the Business................................................................       A-18
  3.16     Major Customers................................................................................       A-18
  3.17     Consultants, Sales Representatives and Other Agents............................................       A-18
  3.18     Accounts Receivable............................................................................       A-18
  3.19     Insurance......................................................................................       A-19
  3.20     Bank Accounts; Powers of Attorney..............................................................       A-19
  3.21     Minute Books, etc. ............................................................................       A-19
  3.22     Related Person Indebtedness and Contracts......................................................       A-19
  3.23     Brokers; Payments..............................................................................       A-19
  3.24     Company Action.................................................................................       A-19

  3.25   Information in Proxy Statement..............................  A-19
  3.26   Pooling of Interests........................................  A-20
  3.27   Disclosure..................................................  A-20

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS.......  A-20
  4.1    Authorization etc. .........................................  A-20
  4.2    Parent Common Stock.........................................  A-21

ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION.......  A-22
  5.1    Corporate Organization......................................  A-22
  5.2    Authorization...............................................  A-22
  5.3    Consents and Approvals; No Violations.......................  A-23
  5.4    Capitalization..............................................  A-23
  5.5    SEC Reports and Financial Statements........................  A-24
  5.6    Absence of Certain Changes..................................  A-24
  5.7    Litigation..................................................  A-25
  5.8    Compliance with Applicable Law..............................  A-25
  5.9    Information in Proxy Statement..............................  A-25
  5.10   Disclosure..................................................  A-25
  5.11   Tax Treatment of Merger.....................................  A-25
  5.12   Pooling of Interests........................................  A-25
  5.13   Intellectual Property; Proprietary Rights; Employee
         Restrictions................................................  A-26
  5.14   Contracts...................................................  A-26
  5.15   Related Person Indebtedness and Contracts...................  A-27
  5.16   Brokers Fees................................................  A-27
  5.17   Parent Action...............................................  A-27
  5.18   Trading By Affiliates.......................................  A-27

ARTICLE VI
  CONDUCT OF BUSINESS OF THE COMPANY AND THE PARENT PRIOR TO THE
  EFFECTIVE TIME.....................................................  A-27
  6.1    Conduct of Business of the Company..........................  A-27
  6.2    Conduct of Business of the Parent...........................  A-28
  6.3    Conduct of Business of Acquisition..........................  A-29
  6.4    Other Negotiations..........................................  A-29

ARTICLE VII
  ADDITIONAL AGREEMENTS..............................................  A-29
  7.1    Access to Properties and Records............................  A-29
  7.2    Stockholder Approval........................................  A-29
  7.3    Affiliates' Letters.........................................  A-30
  7.4    Reasonable Efforts; etc. ...................................  A-30
  7.5    Material Events.............................................  A-30
  7.6    Pooling of Interests........................................  A-30
  7.7    Fees and Expenses; Accounts Payable.........................  A-30
  7.8    Employees...................................................  A-31
  7.9    Nasdaq National Market Listing..............................  A-31
  7.10   Tax Treatment...............................................  A-31

ARTICLE VIII
  CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND ACQUISITION........  A-31
  8.1    Representations and Warranties True.........................  A-31
  8.2    Performance.................................................  A-31
  8.3    Authorization of Merger.....................................  A-32
  8.4    Affiliates Letters..........................................  A-32
  8.5    Pooling of Interests........................................  A-32
  8.6    Absence of Litigation.......................................  A-32
  8.7    Consents....................................................  A-32
  8.8    Additional Agreements.......................................  A-32
  8.9    Opinion of Company Counsel..................................  A-32
  8.10   Delivery of Certificates for Cancellation...................  A-33
  8.11   Appraisal Rights............................................  A-33
  8.12   Certificate of Merger.......................................  A-33
  8.13   Payment of Indebtedness.....................................  A-33

ARTICLE IX
  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL
  SHAREHOLDERS.......................................................  A-33
  9.1    Representations and Warranties True.........................  A-33
  9.2    Performance.................................................  A-33
  9.3    Absence of Litigation.......................................  A-33
  9.4    Consents....................................................  A-33
  9.5    Additional Agreements.......................................  A-34
  9.6    Opinion of Hutchins, Wheeler & Dittmar......................  A-34
  9.7    Tax Opinion.................................................  A-34
  9.8    Certificate of Merger.......................................  A-34
  9.9    Shares of Parent Common Stock...............................  A-34

ARTICLE X
  TERMINATION........................................................  A-34
  10.1   Termination.................................................  A-34
  10.2   Effect of Termination.......................................  A-34

ARTICLE XI
  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES........  A-35
  11.1   Indemnity Obligations of the Holders........................  A-35
  11.2   Appointment of Representative...............................  A-35
  11.3   Notification of Claims......................................  A-35
  11.4   Duration....................................................  A-36
  11.5   Escrow......................................................  A-36
  11.6   No Contribution.............................................  A-36

ARTICLE XII
  REGISTRATION RIGHTS................................................  A-37
  12.1   Registrable Shares..........................................  A-37
  12.2   Required Registration.......................................  A-37
  12.3   Effectiveness; Suspension Right.............................  A-37
  12.4   Piggyback Registration......................................  A-38
  12.5   Expenses....................................................  A-38

  12.6   Indemnification.............................................  A-38
  12.7   Procedures for Sale of Shares Under Registration
         Statement...................................................  A-40
  12.8   Transferability of Registration Rights......................  A-40

ARTICLE XIII
  MISCELLANEOUS PROVISIONS...........................................  A-40
  13.1   Amendment...................................................  A-40
  13.2   Waiver of Compliance........................................  A-41
  13.3   Notices.....................................................  A-41
  13.4   Assignment..................................................  A-41
  13.5   No Third Party Beneficiaries................................  A-42
  13.6   Public Announcements........................................  A-42
  13.7   Counterparts................................................  A-42
  13.8   Headings....................................................  A-42
  13.9   Entire Agreement............................................  A-42
  13.11  Governing Law...............................................  A-42

EXHIBITS
Exhibit A      Silicon Investor Voting Agreement
Exhibit B      go2net Voting Agreement
Exhibit C      Certificate of Merger
Exhibit D      Form of Letter of Transmittal
Exhibit E      Escrow Agreement
Exhibit F      Form of Affiliate Letter
Exhibit G      Form of Employment and Non-Competition Agreement
Exhibit H      Form of Stock Option Agreement
Exhibit I      Opinion of Venture Law Group
Exhibit J      Opinion of Hutchins, Wheeler & Dittmar
Exhibit K      Tax Opinion of Venture Law Group

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated April 22, 1998 by and among go2net, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), Silicon Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), Silicon Investor, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and certain shareholders of the Company, each of whom is listed on the signature page hereto (each a "Principal Shareholder" and, collectively, the "Principal Shareholders").

     WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of Acquisition with and into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation and the shareholders of the Company and all holders of options to purchase capital stock of the Company (collectively, the "Holders") will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a pooling of interests under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, the Principal Shareholders and certain other shareholders of the Company have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in the form attached hereto as Exhibit A, pursuant to which the Principal Shareholders and such other shareholders have agreed to vote their shares of the Company's capital stock in favor of the Merger and to grant Parent irrevocable proxies to vote such shares; and

     WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, certain affiliates of Parent have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in the form attached hereto as Exhibit B, pursuant to which such affiliates have agreed to vote their shares of Parent's Common Stock in favor of the Merger and to grant the Company irrevocable proxies to vote such shares.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date".

     1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL in the form of Exhibit C hereto (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; By-Laws.

     (a) Certificate of Incorporation. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

     (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     1.5 Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                      CONSIDERATION; CONVERSION OF SHARES

     2.1 Merger Consideration. Except as set forth in Section 2.2(e) hereof, the consideration payable in the Merger to holders of shares of the Company's Common Stock, par value $.00001 per share ("Company Common Stock"), shall consist solely of shares of the Common Stock, par value $.01 per share, of the Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement.

     2.2 Conversion of Shares.

     (a) Conversion of Shares. Each share of Company Common Stock issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Section 262 of the DGCL ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of Parent Common Stock as shall be obtained by dividing (A) 1,250,000 (the "Merger Consideration") by

(B) the number of Fully Diluted Shares (as hereinafter defined), with the resulting quotient (carried to two decimal places) being referred to herein as the "Exchange Ratio." "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested) and warrants had been converted or exercised. The Exchange Ratio shall not change as a result of fluctuations in the market price of Parent Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares."

     (b) Treasury Shares. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

     (c) Stock Options. At the Effective Time, the outstanding options to purchase an aggregate of 100,000 shares of Company Common Stock (each a "Stock Option") granted under the Company's 1996 Stock Plan (the "Company Stock Option Plan"), whether vested or unvested, shall be deemed assumed by the Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time (including terms and conditions relating to such Stock Option's term, exercisability, vesting schedule and status as an "incentive stock option" under Section 422 of the Code), the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the aggregate of that number of shares of Parent Common Stock (based on the Exchange Ratio) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable). The exercise price for such Stock Options shall be the price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (the exercise price per share, so determined, being rounded up to the nearest full cent). No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Options assumed by Parent pursuant to this Section 2.2(c) shall be referred to in this Agreement as the "Option Shares." Any adjustment to an incentive stock option made under this
Section 2.2(c) shall comply with Section 424(a) of the Code.

     (d) Acquisition Shares. Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

     (e) Dissenting Shares. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to
Section 262 of the DGCL; provided, however, Shares that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Section 262 of the DGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Shares in accordance with the procedures specified in Section
2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Section 262 of the DGCL shall be exclusively that of the Surviving Corporation and that Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

     2.3 Exchange of Certificates.

     (a) At the Closing, certificates (the "Certificates") representing all of the issued and outstanding shares of Company Common Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be cancelled in exchange for a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares, as defined below) into which the Company Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form of Exhibit D attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted but shall, subject to applicable appraisal rights under the DGCL and Section 2.2(e), have no other rights. Subject to appraisal rights under the DGCL and
Section 2.2(e), from and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Parent Common Stock into which such shares of Company Common Stock have been converted.

     (b) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers,
(ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a holder of shares of Company Common Stock for shares of Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     2.4 No Fractional Securities. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price. For purposes of this Agreement, the term "Closing Market Price" shall mean the average of the last quoted sale price for shares of Parent Common Stock on The Nasdaq SmallCap Market for each of the ten trading days preceding the Effective Time.

     2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

     2.6 No Further Ownership Rights in Company Stock. The Merger Shares delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.7 Adjustment Event. If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably acceptable to the Parent and the Company.

     2.8 Escrow. At the Effective Time, Parent will deposit in escrow certificates representing seven and one-half percent (7 1/2%) of the Merger Shares (which shall reduce on a pro rata basis the Merger Shares otherwise issuable to the Holders of Company Common Stock under Section 2.2(a)) registered in the name of U.S. Trust National Association, as Escrow Agent, and instruments or other documentation representing Stock Options to purchase seven and one-half percent (7 1/2%) of the Option Shares issuable to each Holder under Section 2.2(c) (collectively, the "Escrow Shares"). The Escrow Shares shall be held as security for the indemnification obligations under Article XI pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement") in the form of Exhibit E attached hereto.

     2.9 Tax Consequences. For Federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

     The Company and each of the Principal Shareholders jointly and severally represent and warrant to the Parent and Acquisition as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one section of the Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed in all sections of the Disclosure Schedules, but only to the extent that the relevance of such information to such other section is reasonably apparent in the section of the Disclosure Schedules on which such information is disclosed. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality

     3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries (as that term is hereinafter defined). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a SI Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Certificate of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Certificate of Incorporation nor the By-Laws of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "SI Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company.

     3.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors and shareholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificate of Merger pursuant to the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

     3.3 Consents and Approvals; No Violations. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a SI Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, except for such violations and conflicts which would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. Without limiting the generality of clause (ii) above neither the Company nor any of the Holders is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

     3.4 Capitalization.

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which 10,353,992 shares are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

     (b) The Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

     3.5 Financial Statements. Attached hereto as Schedule 3.5 are the balance sheets of the Company as of March 31, 1998, December 31, 1997, December 31, 1996, and December 31, 1995 and the statements of revenues collected and expenses paid for the fiscal years or periods then ended (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company,
(ii) have been prepared on a cash basis during the periods covered thereby and
(iii) present fairly in all material respects the financial condition and results of operations of the Company as at the dates, and for the periods, stated therein, except that the Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

     3.6 Absence of Undisclosed Liabilities. Except (i) for liabilities and expenses arising under the agreements set forth in Schedule 3.6, and (ii) for obligations incurred since March 31, 1998 in the ordinary course of business, which are not individually or in the aggregate, material in amount, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

     3.7 Absence of Certain Changes or Events. Except as set forth in Schedule 3.7, since March 31, 1998, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth on
Schedule 3.7 hereto, since March 31, 1998, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any SI Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature;
(vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than shares of Company Common Stock issued upon exercise of employee stock options; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or
(xi) entered into any agreement to do any of the foregoing.

     3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8 hereto, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company or its properties, assets or business or, to the best knowledge of the Company or any Principal Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company or any Principal Shareholder, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

     3.9 Taxes.

     (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, or will duly and in a timely manner file, all material Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it or which are required to be filed by it on or prior to the Effective Time, and have in a timely manner paid (or will in a timely manner pay) all material Taxes which are (or will be) due for all periods ending on or before the Effective Time, whether or not shown on such returns. All such Tax returns have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

     (b) Except as set forth in Schedule 3.9 hereto, there are no actions or proceedings currently pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable that are being contested in good faith in appropriate proceedings.

     (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

     (d) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

     (e) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and none of them has any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

     (f) The Company has withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

     3.10 Title to Properties and Related Matters.  (a) Except as set forth on
Schedule 3.10(a), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the balance sheet at March 31, 1998 (the "Balance Sheet") or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since March 31, 1998), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $5,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

     (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the lease referred to in
Schedule 3.10(d).

     (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value as of March 31, 1998, in each case of $5,000 or more. All such personal property is in satisfactory operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property has been in material conformance with all applicable laws and regulations. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined).

     (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding and in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such lease; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

     3.11 Intellectual Property; Proprietary Rights; Employee Restrictions. (a) The Company has disclosed in Schedule 3.11 all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by the Company in the Company's business as presently conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Company's World Wide Web sites (including techstocks.com, siliconinvestor.com, www.techstocks.com and www.siliconinvestor.com) and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. All Intellectual Property Rights purported to be owned by the Company held by any employee, officer or consultant are owned by the Company by operation of law or have been validly assigned to the Company. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 3.11 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others. The Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

     The Company has the right to use all trade secrets, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted in any material respect. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Company's trade secrets and other confidential information and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the knowledge of the Company and the Principal Shareholders, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the best knowledge of the Company and the Principal Shareholders, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company and the Principal Shareholders, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

     The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's and the Principal Shareholders' knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Principal Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

     Neither the Company nor, to the knowledge of the Company and the Principal Shareholders, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate in any material respects any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. For the purposes of this Section 3.11, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by the Company, inventions, trade dress, logos and designs.

     (b) The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted other than any franchises, permits, licenses and other rights and privileges which if not held by the Company would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate.

     (c) The management information systems (including all computer hardware and software) owned, licensed or otherwise used by the Company will not perform differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000.

     3.12 Contracts.  (a) Except as set forth in Schedule 3.12(a) (or in
Schedule 3.4, Schedule 3.10(d) or Schedule 3.13(a)), the Company is not a party to, or subject to:

          (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000;

          (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

          (iii) any guaranty issued by the Company;

          (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

          (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

          (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

          (vii) any contract, arrangement or understanding restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

          (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $10,000 per year;

          (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

          (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through
     (vi) of this subsection 3.12(a).

     (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such contract; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

     (c) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

     3.13 Employees; Employee Benefits.

     (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1996 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents.
Schedule 3.13(a) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth an Schedule 3.13(a). None of the Employees has, to the knowledge of the Company or any Principal Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since March 31, 1998, the Company has not (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

     (b) Except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the best knowledge of the Company or any Principal Shareholder, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in Schedule 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or any Principal Shareholder, threatened between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company or the Principal Shareholders, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

     (c) Schedule 3.13(c) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

     (d) Except as set forth on Schedule 3.13(d), each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements of Section 401(a) of the Code meets such requirements; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan; no Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents,

(iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

     (e) There has been and will be no "excess parachute payment" (as that term is defined in Section 28OG(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

     3.14 Compliance with Applicable Law. Except as set forth in Schedules 3.13 and 3.14, the Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation which would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company or any Principal Shareholder, is there any inquiry, investigation or proceedings relating thereto.

     3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company or any Principal Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

     3.16 Major Customers. Schedule 3.16 sets forth a complete and correct list of the five largest advertising customers of the Company, in terms of revenue recognized in respect of such customers during the fiscal year ended December 31, 1997 and the three months ended March 31, 1998, showing the amount of revenue recognized for each such customer during such periods. Except as set forth and described in Schedule 3.16, to the knowledge of the Company or any Principal Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in Schedule
3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

     3.17 Consultants, Sales Representatives and Other Agents. Schedule 3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has received compensation in excess of $25,000 in respect of the fiscal year beginning January 1, 1997, and ending December 31, 1997, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the fiscal period ended December 31, 1997. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

     3.18 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, and (ii) except as set forth on
Schedule 3.18, are owned by the Company free and clear of any claim, security interest, lien or other encumbrance.

     3.19 Insurance. Schedule 3.19 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

     3.20 Bank Accounts; Powers of Attorney. Schedule 3.21 sets forth a complete and correct list showing:

          (i) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

          (ii) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

     3.21 Minute Books, etc. The minute books, stock certificate book and stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

     3.22 Related Person Indebtedness and Contracts. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Holders; (ii) the spouses and children of any of the Holders (collectively, "near relatives");
(iii) any trust for the benefit of any of the Holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Holders or by any of their respective near relatives.

     3.23 Brokers; Payments. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Principal Shareholder. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.4) with parties other than Parent. No valid claim exists against the Company or the Surviving Corporation or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

     3.24 Company Action. The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for their approval and resolved to recommend that the Company's shareholders vote favor of the approval of this Agreement and the Merger. The shareholders of the Company have approved the Merger and this Agreement in accordance with the provisions of the DGCL.

     3.25 Information in Proxy Statement. None of the information relating to the Company or its business or relating to the Holders supplied by the Company for inclusion in the proxy statement to be distributed in connection with the meeting of the shareholders of the Parent referred to in Section 7.2 (the "Proxy Statement") will at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings referred to in Section 7.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.26 Pooling of Interests. To the knowledge of the Company and the Principal Shareholders, neither the Company nor any of its affiliates has taken or agreed to take any action which would prevent the Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

     3.27 Disclosure. No representation or warranty by the Company or the Principal Shareholders contained in this Agreement and no statement contained in any of the Disclosure Schedules, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement by the Company or its representatives contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PRINCIPAL SHAREHOLDERS

     4.1 Authorization etc. Each of the Principal Shareholders represents and warrants, severally, to the Parent and Acquisition as follows:

          (i) such Shareholder is the sole and exclusive record and beneficial owner of the shares of the Company's capital stock set forth opposite such Shareholder's name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on
     Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder; (ii) such Shareholder shall (A) concurrently with such Shareholder's execution and delivery of this Agreement, execute and deliver to Parent the Voting Agreement in the form of Exhibit A hereto pursuant to which Shareholder agrees to vote all shares of capital stock owned by such Shareholder in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver to the Parent certificates representing all shares of Company Common Stock owned by such Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws); (iii) such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and (iv) the execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or the shares of Company Stock held by such Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on such Shareholder's ability to perform such Shareholder's obligations hereunder, or (C) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Shareholder or by which such the shares of Company Stock held by such Shareholder may be bound.

     4.2 Parent Common Stock.

     Each Principal Shareholder severally acknowledges, represents and warrants to the Parent and Acquisition as follows:

          (i) The Shareholder understands that the shares of Parent Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. The Shareholder understands that the Parent is relying upon the Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions. The information contained in the Investor Questionnaire executed by such Shareholder and delivered to Parent in connection with this Agreement is accurate, complete and correct.

          (ii) The Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

          (iii) The Shareholder has made, either alone or together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

          (iv) The Shareholder has reviewed the Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Shareholder's entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

          (v) The Shareholder understands that the shares of the Parent Common Stock to be received by the Principal Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Shareholder further understands that, except as provided in Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XII, the Shareholder understands that the Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Shareholder. The Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

          (vi) The Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

          (vii) The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND ACQUISITION

     The Parent and Acquisition jointly and severally represent and warrant to the Company and the Principal Shareholders that:

     5.1 Corporate Organization. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a go2net Material Adverse Effect (as defined below). The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "go2net Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

     5.2 Authorization. Each of the Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and, subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Parent, no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

     5.3 Consents and Approvals; No Violations. Subject to (a) the filing of the Proxy Statement with the SEC, (b) the filing of Certificate of Merger with the Secretary of State of the State of Delaware and (c) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not:
(i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a go2net Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a go2net Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a go2net Material Adverse Effect.

     5.4 Capitalization. (a) The authorized capital stock of the Parent consists of 9,000,000 shares of Parent Common Stock, of which 4,510,217 shares are issued and outstanding as of March 31, 1998 and 1,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's 1996 Stock Option Plan and warrants to purchase 50,000 shares of Common Stock (collectively, the "Stock Option Plan"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plan) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock. As of March 31, 1998, there were options to purchase an aggregate of 938,249 shares of Parent Common Stock outstanding. In connection with the meeting of the Parent's stockholders to be convened for purposes of voting upon the transactions contemplated by this Agreement, the Parent will seek approval from its stockholders for an amendment to the Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock to 50,000,000 and for an amendment to the 1996 Stock Option Plan to increase the number of shares of Parent Common Stock reserved for the grant of options thereunder to 2,500,000.

     (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

     5.5 SEC Reports and Financial Statements.

     (a) The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Acts") since and including the filing date of the Registration Statement with respect to the Company's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings"). The SEC Filings constitute all of the documents required to be filed by the Parent under the SEC Acts with the SEC since such date. All documents required to be filed as exhibits to the SEC Filings have been so filed, and all contracts so filed as exhibits are in full force and effect, except those which are expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Parent included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited consolidated financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial position, for the fiscal year ended September 30, 1997 and earlier years) for the periods then ended. The unaudited financial statements included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties in this
Section 5.5(a) shall also be deemed to be made with respect to all filings made with the SEC on or before the Effective Time.

     (b) The Parent has heretofore delivered or made available to the Company copies of the Parent's preliminary unaudited balance sheet as of March 31, 1998 and its preliminary unaudited statement of income and cash flows for the three and six month periods then ended (the "March 31 Financial Statements"). The March 31 Financial Statements (i) have been prepared from the books and records of the Parent, (ii) have been prepared in accordance with generally accepted accounting principles during the periods covered thereby, except that the March 31 Financial Statements do not contain footnotes, and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of Parent as of the dates, and for the periods, stated therein, except that the March 31 Financial Statements are subject to normal year-ended adjustments which will not individually or in the aggregate be material in amount or effect and do not include footnotes. No agreements will be required to be filed as exhibits to the Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 as material agreements, as defined in Regulation S-K promulgated in the Securities Act.

     5.6 Absence of Certain Changes. Except as set forth in Schedule 5.6, since March 31, 1998, the Parent has carried on its business in the ordinary course and consistent with past practice. Except as set forth on Schedule 5.6 hereto, since March 31, 1998, the Parent has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any go2net Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than options to purchase shares of Parent Common Stock granted under its employee stock plans, shares of Parent Common Stock issued upon exercise of employee stock options and shares of Parent Common Stock issued upon the exercise of outstanding warrants; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock;
(ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its executive officers or any bonus or service award or other like benefit such persons; or (xi) entered into any agreement to do any of the foregoing.

     5.7 Litigation. Except as set forth in Schedule 5.7 hereto, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Parent, threatened against the Parent or its properties, assets or business or, to the knowledge of the Parent, pending or threatened against any of the officers, directors, employees, agents or consultants of the Parent in connection with the business of the Parent. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Parent, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Parent is a party, or involving the Parent's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Parent.

     5.8 Compliance with Applicable Law.  (a) Except as set forth in Schedule
5.8 the Parent is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a go2net Material Adverse Effect. The Parent has not received any notice alleging any such violation, nor to the knowledge of the Parent, is there any inquiry, investigation or proceedings relating thereto.

     5.9 Information in Proxy Statement. None of the information included in the Proxy Statement (other than information supplied by the Company for inclusion in the Proxy Statement) will at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of the stockholders of the Parent referred to in Section 7.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form with the provisions of the Securities Act and the Exchange Act and will contain all disclosures required thereby.

     5.10 Disclosure. No representation or warranty by the Parent or Acquisition contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

     5.11 Tax Treatment of Merger. Neither the Parent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

     5.12 Pooling of Interests. To the knowledge of the Parent, neither the Parent nor any of its affiliates has taken or agreed to take any action which would prevent the Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

     5.13 Intellectual Property; Proprietary Rights; Employee Restrictions. (a) The Parent has disclosed in Schedule 5.13 all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by the Parent in the Parent's business as presently conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Parent's World Wide Web sites (including www.go2net.com, www.metacrawler.com, www.playsite.com and www.stocksite.com) and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. All Intellectual Property Rights purported to be owned by the Parent held by any employee, officer or consultant are owned by the Parent by operation of law or have been validly assigned to the Parent. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Parent as presently conducted. The Parent has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 5.13 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. To the knowledge of the Parent, the present business activities or products of the Parent do not infringe any Intellectual Property Rights of others. The Parent has not received any notice or other claim from any person asserting that any of the Parent's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

     The Parent has the right to use all trade secrets, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted in any material respect. The Parent has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of the Parent involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Parent's trade secrets and other confidential information and to vest in the Parent exclusive ownership of such Intellectual Property Rights. To the knowledge of the Parent, all trade secrets and other confidential information of the Parent are not part of the public domain or knowledge, nor, to the best knowledge of the Parent, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Parent. To the knowledge of the Parent, no employee or consultant of the Parent has used any trade secrets or other confidential information of any other person in the course of their work for the Parent.

     (b) The management information systems (including all computer hardware and software) owned, licensed or otherwise used by the Parent will not perform differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000.

     5.14 Contracts. (a) Except as set forth in Schedule 5.14(a) or in the SEC Filings, the Parent is not a party to, or subject to:

          (i) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

          (ii) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

          (iii) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Parent other than licenses granted in the ordinary course of business with a term of less than one year; or

          (iv) any contract, arrangement or understanding with a go2net Related Person (as that term is hereinafter defined).

     (b) The Parent has previously made available for inspection and copying to the Company complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 5.14(a). Except as set forth in Schedule 5.14(b), (i) each contract listed in Schedule 5.14(a) is in full force and effect; (ii) neither the Parent nor (to the best knowledge of the Parent) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Parent) a default by any other party under such contract;
(iii) to the knowledge of the Parent, there are no disputes or disagreements between the Parent and any other party with respect to any such contract; and
(iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Parent thereunder.

     5.15 Related Person Indebtedness and Contracts. Schedule 5.14 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement or in Parent's Proxy Statement for its 1998 Annual Meeting of Stockholders between the Parent and any of the following (collectively, "go2net Related Persons"): (i) any holders of in excess of 5% of the outstanding shares of Parent Common Stock; (ii) the spouses and children of any of such holders (collectively, "near relatives"); (iii) any trust for the benefit of any of such holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of such holders or by any of their respective near relatives.

     5.16 Brokers Fees. Except for Tucker Anthony, Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

     5.17 Parent Action. The Board of Directors of the Parent, by unanimous written consent or at a meeting duly called and held, has (i) approved the Merger and this Agreement in accordance with the provisions of the DGCL, and
(ii) directed that this Agreement and the Merger be submitted to the Parent shareholders for their approval and resolved to recommend that the Parent's shareholders vote favor of the approval of this Agreement and the Merger.

     5.18 Trading By Affiliates. Except as set forth on Schedule 5.18, no affiliate (as defined in the Exchange Act) of Parent has purchased or sold shares of Parent Common Stock since Parent's initial public offering of securities.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS OF THE COMPANY AND
                     THE PARENT PRIOR TO THE EFFECTIVE TIME

     6.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Time, the Company and each of the Principal Shareholders agree that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

          (a) will carry on its business only in the ordinary course and consistent with past practice;

          (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

          (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

          (d) will not amend its Certificate of incorporation or By-Laws;

          (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise of currently outstanding warrants or options), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

          (f) will not combine, split or otherwise reclassify any shares of its capital stock;

          (g) will not form a Subsidiary;

          (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

          (i) will not (i) make any capital expenditures individually in excess of $5,000 or in the aggregate in excess of $15,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement, (iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $5,000 annually or in the aggregate in excess of $15,000 annually, (v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

          (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

          (k) will not accelerate receivables or delay payables;

          (l) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company, any Subsidiary or any of the Principal Shareholders), any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its Subsidiaries or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a SI Material Adverse Effect;

          (m) will use its commercially reasonable best efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof; and

          (n) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company or any of the Subsidiaries, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $15,000 in the aggregate.

     6.2 Conduct of Business of the Parent. During the period commencing on the date hereof and continuing until the Effective Time, the Parent agrees that, except as expressly contemplated by this Agreement or agreed to in writing by the Company, the Parent:

          (a) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will carry on its business only in the ordinary course consistent with past practice;

          (b) will promptly advise the Company of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Parent or any Parent Subsidiary), any claim, action, suit, proceeding or investigation against, relating to or involving the Parent or any Parent Subsidiary or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby;

          (c) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Parent or any of the Parent Subsidiaries;

          (d) will not take any action or cause its Subsidiaries to take any action which could cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code;

          (e) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

          (f) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock, except for the repurchase of shares from terminated employees;

          (g) will not amend its Certificate of incorporation or By-Laws; except to increase the authorized shares of Parent Common Stock as described in
     Section 5.4; and

          (h) will not combine, split or otherwise reclassify any shares of its capital stock unless there is a proportionate equitable adjustment to the Merger Shares.

     6.3 Conduct of Business of Acquisition. During the period commencing on the date hereof and continuing until the Effective Time, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

     6.4 Other Negotiations. Neither the Company nor any Principal Shareholder will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall
(i) notify Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Access to Properties and Records. Between the date of this Agreement and the Effective Time, the Company and the Parent will provide each other and their respective accountants, counsel and other authorized advisors, with reasonable access, during business hours, to their premises and properties and their books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to each other and their respective authorized advisors such additional financial, tax and operating data and other information pertaining to their respective businesses as the Company or the Parent, as the case may be, shall from time to time reasonably request. All of such data and information shall be kept confidential by Parent and the Company until the consummation of the Merger.

     7.2 Stockholder Approval. (a) As soon as reasonably practicable after the execution and delivery of this Agreement, the Parent shall prepare and file with the SEC by May 8, 1998 the Proxy Statement, and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing as promptly as practicable. The Company shall cooperate fully with the Parent and shall furnish the Parent with all information concerning the Company and the Holders and shall take all such other action as the Parent may reasonably request in connection with any such actions.

     (b) Promptly after the clearance of the Proxy Statement by the SEC and compliance with all state securities and blue sky laws, the Parent shall take all action necessary to convene meetings of its stockholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings, and in connection therewith shall in a timely manner mail to its stockholders the Proxy Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and (if necessary) resolicit proxies. Subject, in the case of the Parent, to any fiduciary duties under applicable law as advised in writing by counsel, the Parent will, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement. Parent shall use commercially reasonable efforts to cause the stockholders' meeting to be held no later than June 30, 1998.

     (c) The Principal Shareholders each severally agree to vote their shares of the capital stock of the Company for the approval and adoption of this Agreement and the Merger. The Principal Shareholders each severally agree that they (i) shall not dispose of or in any way encumber said shares prior to the consummation of the transactions contemplated hereby, (ii) shall take no action inconsistent with the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

     7.3 Affiliates' Letters. Concurrently with the execution of this Agreement, all persons who are "affiliates" of the Company or Parent for purposes of Rule 145 under the Securities Act, which shall include each of the Principal Shareholders, shall deliver, and each of the Principal Shareholders severally agrees to deliver to the Company, a signed, written agreement, in the form attached as Exhibit F hereto, to the effect that such person will not sell, or in any other way reduce such person's risk relative to (within the meaning of the SEC's rules relating to pooling of interests accounting), any shares of Parent Common Stock issued to such person pursuant to the Merger until such time as financial statements (including combined revenues and net income) covering at least 30 days of post-Merger operations have been published.

     7.4 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

     7.5 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in
Article VIII or Article IX hereof.

     7.6 Pooling of Interests. The Company, the Parent, Acquisition and the Principal Shareholders will not take any actions that would prevent the Merger from being accounted for as a pooling of interests.

     7.7 Fees and Expenses; Accounts Payable. (a) The parties hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, provided that the Company shall have no unpaid expenses (including liabilities for taxes accrued through the Closing in accordance with generally accepted accounting principles) and accounts payable at Closing that exceed the Company's cash balances after giving effect to the Closing. To the extent such fees, expenses and accounts payable exceed the Company's cash balances, the excess shall be paid by the Principal Shareholders. The Company has submitted a budget to Parent for the fees and expenses to be incurred by the Company in connection with the Merger. The Company shall use its best efforts to complete the Merger within such budget.

     (b) In the event the Effective Time does not occur on or before July 31, 1998, primarily as a result of the breach of this Agreement by any Principal Shareholder or the Company (despite satisfaction of all conditions contained in Article IX) or as a result of the failure of the Company's stockholders to approve the Merger, and either the Company or Parent elects to terminate this Agreement under Article X, the Company and the Principal Shareholders shall, jointly and severally, pay to the Parent a break-up fee of $500,000, without limiting any other rights of the Parent under this Agreement or otherwise.

     (c) In the event that the Effective Time does not occur on or before July 31, 1998, primarily as a result of the Parent's breach of this Agreement (despite satisfaction of all conditions contained in Article VIII) or as a result of the failure of Parent's stockholders to approve the Merger or as a result of the failure of the letter described in Section 8.5 to be delivered primarily as a result of any action by the Parent or any affiliate of the Parent taken after the date of this Agreement in violation of Section 7.6 hereof, and either the Company or Parent elects to terminate this Agreement under Article X, the Parent will pay to the Company a break-up fee of $500,000, without limiting any other rights of the Company or the Principal Shareholders under this Agreement or otherwise.

     7.8 Employees. Parent shall offer employment with the Parent or the Company to Brad Dryer, Jeffrey Dryer and Jill McKinney (the "Employees"), subject to each employee signing the Employment and Non-Competition Agreement referred to in Section 8.8 (i). Such Employees will be provided with benefit plans by the Surviving Corporation or Parent which in the aggregate are no less favorable to such employees than those provided from time to time by Parent and its Subsidiaries to similarly situated employees.

     7.9 Nasdaq National Market Listing. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq SmallCap Market. Parent agrees to use reasonable efforts to apply for the listing of Parent Common Stock on the Nasdaq National Market prior to December 31, 1998, assuming all qualification requirements are met.

     7.10 Tax Treatment. Each of the Parent, Acquisition, the Company and the Principal Shareholders shall use their reasonable commercial efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Parent and its Subsidiaries will not take, or cause the Company to take, any action after the Effective Time which will cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE PARENT AND ACQUISITION

     The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition in their sole discretion):

     8.1 Representations and Warranties True. The representations and warranties of the Company and of each of the Principal Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the President of the Company) to that effect with respect to all such representations and warranties made by the Company, and each Principal Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made, jointly and severally or severally, by such Shareholder.

     8.2 Performance. The Company and each of the Principal Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and each of the Principal Shareholders shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by such Shareholders on or before the Closing Date.

     8.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of the stockholders of the Parent, in accordance with applicable law and the rules and regulations of the National Association of Securities Dealers, Inc.

     8.4 Affiliates Letters. The Company shall have obtained from each of the Principal Shareholders and each other person who is an "affiliate" (as such term is defined in Rule 145 of the Securities Act) of the Company an executed letter agreement in the form annexed as Exhibit F hereto and shall have delivered such letter agreements to the Parent.

     8.5 Pooling of Interests. Ernst & Young LLP, independent accountants to the Parent, shall have delivered a letter addressed to the Parent, dated the Closing Date, regarding that firm's concurrence with Parent's management and the Company's management conclusion that the business combination to be effected in the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles if consummated in accordance with this Agreement.

     8.6 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company and the Subsidiaries taken as a whole.

     8.7 Consents. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Principal Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

     8.8 Additional Agreements.  Parent shall have the following agreements:

          (i) the Employment and Non-Competition Agreement in the form of Exhibit G hereto, duly executed by each of Brad Dryer, Jeff Dryer and Jill McKinney;

          (ii) the Stock Option Agreements in the form of Exhibit H hereto, duly executed by each of Brad Dryer, Jeffrey Dryer and Jill McKinney;

          (iii) the Escrow Agreement annexed as Exhibit E hereto, duly executed by Brad Dryer, as Representative of the Holders under such Escrow Agreement (and countersigned by holders of all of the outstanding Company Common Stock and holders of all of the outstanding Stock Options where required on the addendum thereto), together with counterparts signed by the escrow agent named therein and blank stock powers executed by each of the holders with respect to such holder's portion of the Escrow Shares;

          (iv) Resignations of all officers and directors of the Company, effective as of the Effective Time; and

          (v) the Letter of Transmittal in the form of Exhibit D duly executed by holders of at least 95% of the outstanding shares of Company Stock and holders of all of the outstanding Stock Options (the "Letter of Transmittal"), and

     8.9 Opinion of Company Counsel. The Company shall have delivered to the Parent an opinion of Venture Law Group, counsel to the Company and the Principal Shareholders, in substantially the form attached as Exhibit I hereto.

     8.10 Delivery of Certificates for Cancellation. The share certificates representing all of the issued and outstanding shares of Company Common Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

     8.11 Appraisal Rights. The holders of at least 95% of the issued and outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and holders of no more than 5% of the issued and outstanding shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

     8.12 Certificate of Merger. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger.

     8.13 Payment of Indebtedness. At or prior to the Effective Time, the Company shall have paid in full all outstanding indebtedness and accounts payable such that at the Closing the Company shall not have any outstanding indebtedness or accounts payable.

                                   ARTICLE IX

                      CONDITIONS TO THE OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

     The obligation of the Company and the Principal Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company and the Shareholders in their sole discretion):

     9.1 Representations and Warranties True. The representations and warranties of each of the Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

     9.2 Performance. Each of the Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

     9.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or the Parent Subsidiaries which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and the Parent Subsidiaries taken as a whole.

     9.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

     9.5 Additional Agreements. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

          (i) the Employment and Non-Competition Agreements referred to in
     Section 8.8(i) hereof;

          (ii) the Stock Option Agreements referred to in Section 8.8(ii) hereof; and

          (iii) the Escrow Agreement referred to in Section 8.8(iii) hereof, together with counterparts signed by the escrow agent named therein;

     9.6 Opinion of Hutchins, Wheeler & Dittmar. The Parent shall have delivered to the Company an opinion of Hutchins, Wheeler & Dittmar in substantially the form annexed as Exhibit J hereto.

     9.7 Tax Opinion. Venture Law Group shall have rendered its tax opinion, dated the Closing Date in substantially the form annexed as Exhibit K hereto.

     9.8 Certificate of Merger. The Parent and Acquisition shall have executed and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of the State of the State of Delaware in connection with the Merger.

     9.9 Shares of Parent Common Stock. Subject to the deposit into escrow of shares of Parent Common Stock contemplated under Section 2.8, at the Closing the Parent shall deliver to the Principal Shareholders the shares of Parent Common Stock issuable to the Principal Shareholders pursuant to Section 2.2(a) hereof.

                                   ARTICLE X

                                  TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by the mutual written consent of the Company and the Parent;

          (b) by either the Company or the Parent

             (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

             (ii) if the Effective Time shall not have occurred on or before July 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement or the Voting Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

             (iii) if the stockholders of the Parent shall have failed to approve the Merger at the meeting referred to in Section 7.2 (unless the failure to obtain such approval results from any breach of this Agreement by Parent or the breach of the go2net Voting Agreement).

          (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

          (d) by the Parent, if any of the conditions specified in Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

     10.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Sections 7.7 and 13.6 and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XI

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

     11.1 Indemnity Obligations of the Holders. Each of the Holders hereby jointly and severally agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized or to be realized by Parent (collectively, "Losses") arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of the Company or the Holders which is contained in this Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to the terms and conditions of this Agreement or the Letter of Transmittal.

     11.2 Appointment of Representative. Each of the Holders hereby appoints Brad Dryer as such Holder's exclusive agent to act on such Holder's behalf with respect to any and all Indemnity Claims arising under this Agreement. In such representative capacity, Brad Dryer or any person who shall succeed in such representative capacity pursuant to the terms of the Escrow Agreement referred to in Sections 8.8 and 9.5 hereof, is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Holders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Holders, as fully as if the Holders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with the Parent and its representatives regarding such claims, dealing with the Parent and the Escrow Agent under the Escrow Agreement referred to in Sections 8.8 and 9.5 hereof with respect to all matters arising under such Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Parent and such Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon each of the Holders. The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment; and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Holders shall severally and pro rata, indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

     11.3 Notification of Claims. Subject to the provisions of Section 11.4 below, in the event of the occurrence of an event which the Parent asserts constitutes an Indemnity Claim, Parent shall provide the Representative (on behalf of the indemnifying parties) with prompt written notice of such event and shall otherwise promptly make available to the Representative all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Representative as the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and, if he so elects to control such defense, settlement, adjustment or compromise, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, to be paid from amounts held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. Unless the Representative elects to assume such defense, settlement, adjustment or compromise, Parent shall have the right to settle any such Third-Party Claim; provided, however, that Parent may not effect the settlement, adjustment or compromise of any such Third-Party Claim without the written consent of the Representative, which consent shall not be unreasonably withheld. In the event that the Representative has consented in writing to any such settlement, adjustment or compromise, the Representative shall have no power or authority to object to the amount of any claim by Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise. The Representative shall have the right to settle, adjust, or compromise any Third-Party Claim, the defense of which is controlled by the Representative, using amounts held in escrow; provided, however, that, unless the settlement, adjustment or compromise involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow and provides for the unconditional release of Parent, the Company and their respective affiliates, the Representative may not effect the settlement, adjustment, compromise or satisfaction of any such Third-Party Claim without the consent of the Parent, which consent shall not be unreasonably withheld. Parent's failure to give timely notice or to promptly furnish the Representative with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party. In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

     11.4 Duration. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the Escrow Release Date (as defined below), the representations and warranties of the Company and the Holders contained in this Agreement and the Letter of Transmittal shall expire on the earlier of (i) the date Parent has received a signed opinion from its independent auditors certifying the financial statements for Parent and its subsidiaries for the fiscal year ending September 30, 1998 in connection with their completion of the audit of such financial statements and (ii) December 31, 1998 (the "Escrow Release Date"). To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement or the Letter of Transmittal pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim ("Claim Notice").

     11.5 Escrow. At the Effective Time, seven and one-half percent (7 1/2%) of the Merger Shares and instruments or other documentation representing Stock Options to purchase seven and one-half percent (7 1/2%) of the Option Shares (collectively, the "Escrow Shares") shall be delivered to U.S. Bank, as escrow agent (the "Escrow Agent") to be held for a period ending on the Escrow Release Date, except Escrow Shares may be withheld after the Escrow Release Date to satisfy claims for indemnification which are the subject to a Claims Notice delivered prior to the Escrow Release Date. Parent may make a claim for any Losses indemnified hereunder until the Escrow Release Date. The Escrow Shares shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as Exhibit E. For the purpose of any claim against the Escrow Shares hereunder, the value per share of the Escrow Shares shall be deemed to be the Closing Market Price (as defined in Section 2.4). Except with respect to claims based on fraud committed by the Company or any Holder which are not limited, if the Closing occurs, Parent agrees that Parent's sole and exclusive remedy and recourse against each of the Holders under this Agreement for Losses attributable to any inaccuracy or breach of any representation or warranty of the Company or the Holders which is contained in this Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto or any breach or nonfulfillment of, or any failure to perform, any of the covenants or undertakings of the Company or the Holders which are contained in or made pursuant to this Agreement or the Letter of Transmittal shall be against such Holder's pro rata share of the Merger Shares and Option Shares held in escrow pursuant to the Escrow Agreement. Notwithstanding anything herein to the contrary, the Holders shall have no liability for indemnification pursuant to this Article XI until the aggregate Losses to the Parent and the Company exceed $75,000, at which point each Holder shall be liable only for his or its pro rata share of the amount of such Losses in excess of $75,000.

     11.6 No Contribution. Each Holder hereby waives, and acknowledges and agrees that such Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent or the Company in connection with any indemnification obligation or any other liability which such Holder may become subject under or in connection with this Agreement or the Escrow Agreement.

                                  ARTICLE XII

                              REGISTRATION RIGHTS

     12.1 Registrable Shares. For purposes of this Agreement, "Registrable Shares" shall mean the shares of Parent Common Stock issued in the Merger; and any shares of Parent Common Stock issued upon the exercise of Stock Options which are exercised prior to the filing of the Registration Statement (as defined below) provided, however, that a distribution of shares of Parent Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders of trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Article XII and such underlying beneficial owners shall be entitled to the same rights under this Article XII as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Article XII.

     12.2 Required Registration. Parent shall use its best efforts to prepare and file with the SEC, at least forty-five (45) days prior to the date that Parent is scheduled to publicly issue its initial press release of Parent's financial results for the fiscal year ending September 30, 1998 and reflecting at least thirty days of combined operations of Parent and the Company (the "Pooling Release Date"), a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "Registration Statement") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "Blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction).

     12.3 Effectiveness; Suspension Right.

     (a) Parent will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the earlier to occur of three (3) years from the Closing Date and the date on which the Registrable Shares may be sold in accordance with Rule 144(k) (the "Registration Effective Period"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

     (b) Following the later to occur of the Pooling Release Date and such date as the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to Section 12.6 below) to offer and sell the Registrable Shares registered therein during the Registration Effective Period in the manner described in the Registration Statement provided that the Second Registration Statement remains effective and has not been suspended.

     (c) Notwithstanding any other provision of this Article XII but subject to
Section 12.6, Parent shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Parent after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Parent (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Parent and its shareholders or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel. Parent will promptly give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

     12.4 Piggyback Registration. The Parent agrees that if at any time prior to the third anniversary of the Effective Time one or more of its officers, directors or holders of its outstanding Parent Common Stock intend to offer equity securities to the public for cash pursuant to any type of registration under the Securities Act, the Parent will notify the Holders in writing at least twenty days (20) days prior to the initial filing of a registration statement relating to such offering with the SEC (the "Piggyback Registration Statement"). Thereafter, the Parent will use its best efforts to include in such registration statement, in accordance with the Securities Act, such Registrable Shares as any Holder of such Registrable Shares shall request within ten (10) days of receipt of notification from the Parent of its intention to file such registration statement; provided, that the inclusion thereof will not preclude the Parent's use of the registration form intended to be utilized by the Parent and further provided, that the selling shareholders will agree, if requested by the underwriter, not to sell those of their Registrable Shares not included in such registration statement for 180 days following the effective date of the registration statement; and further provided that the foregoing requirements shall not apply in the event that the Parent proposes to file a registration statement in connection with (i) any issuance of securities pursuant to any stock option, stock purchase or other employee benefit plan; or (ii) any issuance of securities in connection with any business combination, whether by way of merger, consolidation, purchase of stock or assets or otherwise. If the Registration Statement under which the Parent gives notice under this Section
12.4 is for an underwritten offering, the Parent shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 12.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 12.4, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Parent; and second, to the Holders and any other shareholder of the Parent electing to include shares therein on a pro rata basis based upon the total number of shares of Parent Common Stock held by such persons. No such reduction shall reduce the securities being offered by the Parent for its own account to be included in the registration and underwriting.

     12.5 Expenses. The costs and expenses to be borne by Parent for purposes of this Article XII shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Parent, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders.

     12.6 Indemnification.

     (a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Piggyback Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay to each such Holder (and its officers, directors, shareholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent; nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement or the Piggyback Registration Statement by any such Holder, or (ii) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Parent to the Holder as of the date of such sale.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement or the Piggyback Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement or the Piggyback Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Parent prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Parent; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 12.6(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Holder under this aggregate indemnification and contribution liability of each Holder under this Section 12.6(b) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement or the Piggyback Registration Statement.

     (c) Each person entitled to indemnification under this Section 12.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12.6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) To the extent that the indemnification provided for in this Section
12.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     12.7 Procedures for Sale of Shares Under Registration Statement.

     (a) Notice and Approval. If any Holder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify Parent of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to Parent shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such two (2) trading-day period, Parent may refuse to permit the Holder to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Parent must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Parent, could constitute a violation of the federal securities laws. Notwithstanding the foregoing, Parent will ensure that in any event the Holders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) from the Pooling Release Date until the expiration of the applicable Registration Effective Period.

     (b) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Parent covering the Registrable Shares in the form furnished to the Holder by Parent to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

     (c) Copies of Prospectuses. Subject to the provisions of this Section 12.7, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Parent shall, within two (2) trading days following the request, furnish to such Holder a reasonable number of copies of a supplement to or in amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.

     12.8 Transferability of Registration Rights. The rights under this Article XII are not transferable except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Holder that is a partnership as part of a pro rata distribution of the shares of Parent Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article XII, or (d) with the written consent of Parent.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     13.1 Amendment. This Agreement may be amended by written agreement among the Company and the Parent prior to the Effective Time.

     13.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

     13.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

     (a) If to the Company or the Principal Shareholders, to:

         Silicon Investor, Inc.
         7223 W. 95th Street
         Overland Park, KS 66212
         Attention: Brad Dryer

         with copies to:

         Venture Law Group
         A Professional Corporation
         2775 Sand Hill Road
         Menlo Park, CA 94025
         Attention: James Lee Brock, Esq.

     (b) If to the Parent or Acquisition, to:

         go2net, Inc.
         999 Third Avenue
         Seattle, WA 98104
         Attention: Russell C. Horowitz

         with copies to:

         Hutchins, Wheeler & Dittmar
         A Professional Corporation
         101 Federal Street
         Boston, MA 02110
         Attention: Michael J. Riccio, Jr., Esq.

     (c) If to the Representative:

         Brad Dryer
         go2net, Inc.
         999 Third Avenue
         Seattle, WA 98104

     All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

     13.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

     13.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.

     13.6 Public Announcements. Promptly upon execution and delivery of this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq SmallCap Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

     13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

     13.9 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

     13.11 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Denver, Colorado (prior to the Effective Time) and in Seattle, Washington (after the Effective
Time) and any court to which an appeal may be taken in any such litigation, and
(ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

                                    *  *  *

     IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Principal Shareholders named below have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          GO2NET, INC.

                                          By:    /s/ RUSSELL C. HOROWITZ
                                            ------------------------------------
                                            Name: Russell C. Horowitz
                                            Title:  President and Chief
                                              Executive Officer

                                          SILICON ACQUISITION CORP.

                                          By:    /s/ RUSSELL C. HOROWITZ
                                            ------------------------------------
                                            Name: Russell C. Horowitz
                                            Title:  President

                                          SILICON INVESTOR, INC.

                                          By:        /s/ BRAD DRYER
                                            ------------------------------------
                                            Name: Brad Dryer
                                            Title:

                                          PRINCIPAL SHAREHOLDERS:

                                                    /s/ BRAD DRYER
                                          --------------------------------------
                                                        Brad Dryer

                                                   /s/ JEFFREY DRYER
                                          --------------------------------------
                                                      Jeffrey Dryer

                                                                      APPENDIX B

                                 April 22, 1998

Board of Directors
go2net, Inc.
999 Third Avenue, Suite 4700
Seattle, Washington 98104

Members of the Board:

     You have requested the opinion of Tucker Anthony Incorporated ("Tucker Anthony") as to the fairness, from a financial point of view, to the holders of go2net, Inc. (the "Company") common stock, par value $0.01 per share, ("Buyer Common Stock") of the consideration to be paid by the Company to the holders of Silicon Investor, Inc. ("SI") common stock, par value $0.00001 per share, ("Seller Common Stock") and options to purchase Seller Common Stock pursuant to the Agreement and Plan of Merger (the "Agreement") by and among the Company, SI, a wholly owned subsidiary of the Company and certain shareholders of SI. On the Closing Date (as defined in the Agreement) each share of Seller Common Stock (other than shares held by dissenting shareholders, if any) shall be converted into the number of shares of Buyer Common Stock (the "Exchange Ratio") as shall be obtained by dividing (a) 1,250,000 by (b) the number of SI's Fully Diluted Shares (as defined in the Agreement), with cash paid in lieu of fractional shares. Options to purchase Seller Common Stock will be assumed by the Company based on the Exchange Ratio.

     Tucker Anthony as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     In arriving at our opinion, we have among other things:

          (i) Reviewed the most recent draft of the Agreement;

          (ii) Reviewed certain historical financial and other information concerning the Company for the period from inception through September 30, 1996, for the fiscal year ended September 30, 1997, for the quarter ended December 31, 1997 and preliminary results for the quarter ended March 31, 1998, including the Company's reports on Forms 10-K and 10-Q;

          (iii) Reviewed certain historical financial and other information concerning SI for the three fiscal years ended December 31, 1997 and for the quarter ended March 31, 1998, including SI's unaudited financial statements for these periods;

          (iv) Held discussions with the senior management of the Company with respect to the Company's and SI's past and current financial performance, financial condition and future prospects;

          (v) Reviewed certain internal financial data, projections and other information of the Company and SI, including financial projections prepared by their respective managements; we did not discuss with SI's management the assumptions underlying the SI financial projections furnished to us;

Board of Directors
go2net, Inc.
April 22, 1998
Page 2 of 2
          (vi) Analyzed certain publicly available information of other companies that we deemed comparable or otherwise relevant to our inquiry, and compared the Company and SI from a financial point of view with certain of these companies;

          (vii) Reviewed the consideration paid by acquirors in other acquisitions of companies that we deemed comparable or otherwise relevant to our inquiry;

          (viii) Reviewed historical trading activity of the Buyer Common Stock and considered the prospects for dividends and price movement; and

          (ix) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

     In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and SI and have not attempted to verify any of such information. We have assumed that (i) the financial projections of the Company and SI provided to us with respect to the results of operations likely to be achieved by each company have been prepared on a basis reflecting the best currently available estimates and judgments of the Company's and SI's management as to future financial performance and results and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods estimated. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company or SI, nor did we verify any of the Company's or SI's books or records. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date hereof and upon the information made available to us through the date hereof. This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to shareholders. Tucker Anthony has advised the Board of Directors that it does not believe any person other than the Board of Directors has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

     Based upon and subject to the foregoing, it is our opinion that the consideration to be paid by the Company pursuant to the Agreement is fair to the Company's stockholders, from a financial point of view, as of the date hereof.

                                          Very truly yours,

                                                                      APPENDIX C

                 FORM OF AMENDED ARTICLE FOURTH OF THE RESTATED

                          CERTIFICATE OF INCORPORATION

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is:

        51,000,000 shares, consisting of 50,000,000 shares of common stock with $.01 par value per share (herein called the "Common Stock"); and 1,000,000 shares of Preferred Stock with $.01 par value per share (herein called the "Preferred Stock").

VOTING PROXIES

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                    By order of the Board of Directors

                                    ETHAN CALDWELL
                                    Secretary

May 26, 1998

                                  GO2NET, INC.

DEAR STOCKHOLDER:

PLEASE TAKE NOTE OF THE IMPORTANT INFORMATION ENCLOSED with this Proxy ballot. There are some issues related to the management and operation of your Company that require your attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, June 22, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

go2net, Inc.

PROXY                                                                      PROXY


                                  GO2NET, INC.
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 12, 1998


The undersigned hereby appoints Russell C. Horowitz and John Keister, and each of them, with full power and substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of go2net, Inc. to be held on June 22, 1998, at 11:00 a.m., at First Interstate Center, 999 3rd Avenue, 40th Floor Conference Room, Seattle, Washington, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of go2net, Inc. standing in the name of the undersigned upon such business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

        PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                                ENCLOSED ENVELOPE

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

HAS YOUR ADDRESS CHANGED?                                 DO YOU HAVE COMMENTS?

[ ]   PLEASE MARK VOTES AS IN THIS EXAMPLE



1. To consider and act upon a proposal to approve the merger of Silicon Acquisition Corp., a Delaware corporation and wholly owned subsidiary of go2net, Inc. with and into Silicon Investor, Inc., a Delaware corporation, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated April 22, 1998.

                      For                  Against               Abstain
                      [ ]                    [ ]                    [ ]


2. To consider and act upon a proposal to amend the Restated Certificate of Incorporation of go2net, Inc. to increase the number of authorized shares of Common Stock from 9,000,000 shares of Common Stock to 50,000,000 shares of Common Stock.

                      For                  Against               Abstain
                      [ ]                    [ ]                    [ ]

3. To consider and act upon a proposal to amend the go2net, Inc. 1996 Stock Option Plan pursuant to which the number of shares reserved for issuance under such plan will be increased from 1,500,000 shares of Common Stock to 2,500,000 shares of Common Stock.

                      For                  Against               Abstain
                      [ ]                    [ ]                    [ ]

4. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

                      For                  Against               Abstain
                      [ ]                    [ ]                    [ ]

RECORD DATE SHARES:




Please be sure to sign and date this Proxy.

                  I plan to attend in person
                  [ ]

                  I do not plan to attend in person
                  [ ]

  Date:_______    Mark box at right if comments or address change

                  have been noted on the reverse side of this card
                  [ ]



Stockholder sign here______________Co-owner sign here_________
DETACH CARD